Exhibit 10.4

CREDIT AGREEMENT

DATED AS OF JANUARY 8, 2014,

AMONG

COMMERCIAL CREDIT GROUP INC.,

THE GUARANTORS FROM TIME TO TIME PARTY HERETO,

THE LENDERS FROM TIME TO TIME PARTY HERETO,

AND

BMO HARRIS BANK N.A.,

AS ADMINISTRATIVE AGENT

BMO CAPITAL MARKETS, AS SOLE LEAD ARRANGER AND SOLE BOOK RUNNER

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-ii-

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EXHIBIT A	—	Notice of Borrowing
EXHIBIT B-1	—	Revolving Note
EXHIBIT B-2	—	Swing Note
EXHIBIT C	—	Borrowing Base Certificate
EXHIBIT D	—	Compliance Certificate
EXHIBIT E	—	Additional Guarantor Supplement
EXHIBIT F	—	Assignment and Assumption
EXHIBIT G-1	—	Form of U.S. Tax Compliance Certificate
EXHIBIT G-2	—	Form of U.S. Tax Compliance Certificate

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EXHIBIT G-3	—	Form of U.S. Tax Compliance Certificate
EXHIBIT G-4	—	Form of U.S. Tax Compliance Certificate
EXHIBIT H	—	Increase Request
SCHEDULE 2.1	—	Commitments
SCHEDULE 6.2	—	Subsidiaries

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CREDIT AGREEMENT

This Credit Agreement is entered into as of January 8, 2014, by and among Commercial Credit Group Inc., a Delaware corporation (the “Borrower”), the direct and indirect Subsidiaries of the Borrower from time to time party to this Agreement, as Guarantors, the several financial institutions from time to time party to this Agreement, as Lenders, and BMO Harris Bank N.A., as Administrative Agent as provided herein.

PRELIMINARY STATEMENT

The Borrower has requested, and the Lenders have agreed to extend, certain credit facilities on the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.	DEFINITIONS; INTERPRETATION.

Section 1.1. Definitions. The following terms when used herein shall have the following meanings:

“Administrative Agent” means BMO Harris Bank N.A., in its capacity as Administrative Agent hereunder, and any successor in such capacity pursuant to Section 10.6.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Advance Rate” initially means 88.50% and thereafter the Advance Rate shall be adjusted based on the most recent Cumulative Net Loss Percentage in accordance with the following schedule:

CUMULATIVE NET LOSS PERCENTAGE	ADVANCE RATE

Less than 1.750%	88.50%

Equal to or greater than 1.750%, but less than 2.250%	86.0%

Equal to or greater than 2.250%, but less than 2.750%	84.0%

Greater than 2.750%	82.0%

The Cumulative Net Loss Percentage shall be computed quarterly by the Borrower (subject to the review and approval of the Administrative Agent) and be included in its Borrowing Base Certificate delivered pursuant to Section 8.5(a) hereof, at which time any adjustment to the Advance Rate based on such computation shall become effective and thereafter remain in effect until delivery of a Borrowing Base Certificate following the end of the next calendar quarter. If the Borrower fails to deliver its Borrowing Base Certificate or provide its Cumulative Net Loss Percentage computation as so required, the Advance Rate shall be deemed to be equal to 82.0% until such Borrowing Base Certificate and Cumulative Net Loss Percentage computation are delivered.

“Adverse Claim” means a Lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person’s assets or properties in favor of any other Person (including any UCC financing statement or any similar instrument filed against such Person’s assets or properties).

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided that, in any event for purposes of this definition, any Person that owns, directly or indirectly, 20% or more of the securities having the ordinary voting power for the election of directors or governing body of a corporation or 20% or more of the partnership or other ownership interest of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

“Agreement” means this Credit Agreement, as the same may be amended, modified, restated or supplemented from time to time pursuant to the terms hereof.

“Applicable Margin” means 2.25% per annum.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Securitization Debt” means, as of any time the same is to be determined, the aggregate amount of obligations that consist of Indebtedness owing by one or more Financing Subsidiaries or that is otherwise secured by Property of any Financing Subsidiary.

“Assigned Accounts” is defined in Section 12.2.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 13.2(b)(iii)), and accepted by the Administrative Agent, in substantially the form of Exhibit F or any other form approved by the Administrative Agent.

“Authorized Representative” means those persons shown on the list of officers provided by the Borrower pursuant to Section 7.2(i) or on any update of any such list provided by the Borrower to the Administrative Agent, or any further or different officers of the Borrower so named by any Authorized Representative of the Borrower in a written notice to the Administrative Agent.

“Bank Products” means each and any of the following bank products and services provided to any Loan Party by any Lender or any of its Affiliates: (a) credit cards for commercial customers (including, without limitation, “commercial credit cards” and purchasing cards), (b) stored value cards, and (c) depository, cash management, and treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Bank Product Obligations” of the Loan Parties means any and all of their obligations, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Bank Products.

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. § 101, et seq.), as amended, modified or replaced from time to time.

“Borrower” is defined in the introductory paragraph of this Agreement.

“Borrowing” means the total of Loans of a single type advanced on a single date. Borrowings of Revolving Loans are made and maintained ratably from each of the Lenders under the Revolving Facility according to their Percentages. Borrowings of Swingline Loans are made by the Swingline Lender in accordance with the procedures set forth in Section 2.1(b).

“Borrowing Base” means, as of any time it is to be determined, the difference between:

(a) the Advance Rate then in effect, multiplied by the then Outstanding Balances of Eligible Receivables, minus

(b) the sum of (i) Concentration Limit Excess at such time plus (ii) Reserves established during the existence of any Event of Default by the Administrative Agent in its Permitted Discretion;

provided that (i) Eligible Receivables included in the Borrowing Base denominated in Canadian Dollars shall be included herein at the U.S. Dollar equivalent thereof as reasonably determined by the Borrower to the satisfaction of the Administrative Agent and (ii) the Borrowing Base shall be computed only as against and on so much of such Collateral as is included on the Borrowing Base Certificates furnished from time to time by the Borrower pursuant to this Agreement and, if required by the Administrative Agent pursuant to any of the terms hereof or any Collateral Document, as verified by such other evidence reasonably required to be furnished to the Administrative Agent pursuant hereto or pursuant to any such Collateral Document.

“Borrowing Base Certificate” means a certificate to be delivered to the Administrative Agent and the Lenders pursuant to Sections 7.2 and 8.5 substantially in the form of Exhibit C attached hereto, with Borrowing Base calculations to be substantially in the form of the worksheet attached thereto or in such other form acceptable to the Administrative Agent.

“Borrowing Base Deficiency” means the amount, if any, by which the aggregate outstanding principal amount of Revolving Loans and Swingline Loans exceeds the Borrowing Base.

“Business Day” means any day excluding Saturday, Sunday and any day on which regional commercial banks in New York, New York, Charlotte, North Carolina, or Chicago, Illinois are authorized or required by law to close, and, if the applicable Business Day relates to the advance or continuation of, or conversion into, or payment of a Eurodollar Loan, on which banks are dealing in U.S. Dollar deposits in the interbank eurodollar market in London, England.

“Canadian Dollars” and “Cdn$” each means the lawful currency of the Canada.

“Canadian Receivable” means a Receivable payable in Canadian Dollars.

“Capital Lease” means any lease of Property which in accordance with GAAP is required to be capitalized on the balance sheet of the lessee.

“Capitalized Lease Obligation” means, for any Person, the amount of the liability shown on the balance sheet of such Person in respect of a Capital Lease determined in accordance with GAAP.

“Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year from the date of acquisition thereof, (b) marketable direct obligations issued or fully guaranteed by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one (1) year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s, (c) commercial paper maturing within one (1) year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s, (d) certificates of deposit, time deposits, overnight bank deposits or bankers’ acceptances maturing within one (1) year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof or the District of Columbia having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000, (e) deposit accounts maintained with (i) any bank that satisfies the criteria described in clause (d) above, or (ii) any other bank organized under the laws of the United States or any state thereof so long as the full amount maintained with any such other bank is fully insured by the Federal Deposit Insurance Corporation, (f) repurchase obligations of any commercial bank satisfying the requirements of clause (d) of this definition or recognized securities dealer having combined capital and surplus of not less than $250,000,000, having a term of not more than seven (7) days, with respect to securities satisfying the criteria in clauses (a) or (d) above, provided all such agreements require physical delivery of the securities securing such repurchase agreement, except those delivered through the Federal Reserve Book Entry System, and (g) investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (f) above.

“Casualty Payment” means, with respect to any Equipment, any payment pursuant to a Contract on account an Event of Loss.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means, at any time, any of the following:

(a) prior to a Qualifying IPO or Qualifying Private Offering of the Borrower, the Majority Shareholder shall (i) cease to directly own and control at least that percentage of the outstanding voting equity interests of the Borrower necessary at all times to elect a majority of the Board of Directors of the Borrower and to direct the management policies and decisions of the Borrower or (ii) cease to directly own and control more than fifty percent (50%) of all voting classes, taken as a whole, of outstanding equity interests of the Borrower or more than fifty percent (50%) of any other class or series of voting equity securities of the Borrower (other than the Existing Preferred Stock) where such class or series of equity securities has a separate class voting right and the vote of such class or series of equity securities is required for consummation of the sale or other disposition of all or substantially all of the assets of the Borrower and its Subsidiaries on a consolidated basis;

(b) following the consummation of a Qualifying IPO or Qualifying Private Offering of the Borrower, the acquisition by any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than the Majority Shareholder, at any time of 35% or more of the Voting Stock of the Borrower on a fully-diluted basis; or

(c) whether before or after any Qualifying IPO or Qualifying Private Offering, any “Mandatory Prepayment Event” (as such term is defined in the Subordinated Investment Agreement referred to in the Subordination Agreement) or any other “Change of Control” (or words of like import), as defined in any agreement or indenture relating to any issue of Subordinated Debt of any Loan Party or any Subsidiary of a Loan Party, shall occur that results in such Subordinated Debt becoming due prior to its scheduled due date (whether by acceleration or otherwise) or notice of election to require the mandatory redemption or repayment of any such Subordinated Debt is given in connection with any such “Mandatory Prepayment Event” or “Change of Control” (or words of like import); provided, however, in no event shall this clause (c) result in a “Change of Control” hereunder if such “Mandatory Prepayment Event” or “Change of Control” (or words of like import) is waived or amended by the requisite holders of the

Subordinated Debt so as to no longer require the relevant Subordinated Debt to be mandatorily redeemed or repaid prior to its scheduled due date under the circumstances giving rise thereto, or if compliance with any related “Mandatory Prepayment Event” would not cause a default under any financial covenant set forth in this Agreement.

“Closing Date” means the date of this Agreement or such later Business Day upon which each condition described in Section 7.2 shall be satisfied or waived in a manner acceptable to the Administrative Agent in its discretion.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute thereto.

“Collateral” means all properties, rights, interests, and privileges from time to time subject to the Liens granted to the Administrative Agent, or any security trustee therefor, by the Collateral Documents.

“Collateral Access Agreement” means any landlord waiver, warehouse, processor or other bailee letter or other agreement, in form and substance satisfactory to the Administrative Agent, between the Administrative Agent and any third party (including any bailee, consignee, customs broker, or other similar Person) in possession of any Collateral or any landlord of the Borrower or any Subsidiary for any real property where any Collateral is located, as such landlord waiver, bailee letter or other agreement may be amended, restated, or otherwise modified from time to time.

“Collateral Documents” means the Security Agreement, the Lockbox Intercreditor Agreement, the Collateral Intercreditor Agreement (Cross Collateralization), the Collateral Intercreditor Agreement (Lien Priorities), and all other mortgages, deeds of trust, security agreements, pledge agreements, assignments, financing statements, control agreements, and other documents as shall from time to time secure or relate to the Secured Obligations or any part thereof.

“Collateral Intercreditor Agreement (Cross Collateralization)” means that certain Second Amended and Restated Acknowledgment and Intercreditor Agreement dated as of January 8, 2014, by and among the Borrower, SunTrust Robinson Humphrey, Inc., JPMorgan Chase Bank, N.A., BMO Capital Markets Corp., BMO Harris Bank N.A., as Facility Lenders (as defined in such agreement), U.S. Bank National Association, as Trustee (as defined in such agreement), and each other person that from time to time executes a joinder agreement in connection therewith, including, without limitation, special purpose entities owned by the Borrower or owed by such special purpose entities, and each of the secured creditors thereof, as the same may be amended, modified, supplemented or restated from time to time in accordance with the terms thereof.

“Collateral Intercreditor Agreement (Lien Priorities)” means an intercreditor agreement to be entered into by and among the Borrower, the special purpose entities owned by the Borrower or owed by such special purpose entities existing on the execution date thereof, and each of the secured creditors thereof, and each other person that from time to time executes a joinder agreement in connection therewith, as the same may be amended, modified, supplemented or restated from time to time in accordance with the terms thereof.

“Commitment” means, as to any Lender, the obligation of such Lender to make Revolving Loans and to participate in Swingline Loans in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.1 attached hereto and made a part hereof, as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof (including, without limitation, Section 2.12 hereof). The Borrower and the Lenders acknowledge and agree that the Commitments of the Lenders aggregate $50,000,000 on the Closing Date.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D attached hereto, with covenant calculations to be substantially in the form attached thereto as Schedule I or in such other form acceptable to the Administrative Agent.

“Concentration Limit Excess” means at any date of determination and without duplication, the sum of:

(a) the amount by which the aggregate Outstanding Balance of Eligible Receivables relating to any one Obligor and its Affiliates exceeds the greater of (i) 4.0% of the aggregate Outstanding Balance of all Eligible Receivables (“Single Obligor Percentage”) and (ii) $2,000,000;

(b) the amount by which the aggregate Outstanding Balance of Eligible Receivables owing by Obligors with the seven (7) highest aggregate Outstanding Balances of Eligible Receivables exceeds 15.0% of the aggregate Outstanding Balance of all Eligible Receivables;

(c) the amount by which the aggregate Outstanding Balance of Eligible Receivables relating to Obligors whose principal places of business or chief executive offices are located in any single state exceeds the limit of 15.0% of the aggregate Outstanding Balance of all Eligible Receivables; provided that the limit for each of the States of Georgia, Illinois, North Carolina, Pennsylvania, South Carolina, Texas or Virginia shall be 20.0%;

(d) the amount by which the aggregate Outstanding Balance of Eligible Receivables owing by Obligors (i) in the transportation industry exceeds 50.0% of the aggregate Outstanding Balance of all Eligible Receivables, (ii) in the waste industry exceeds 50.0% of the aggregate Outstanding Balance of all Eligible Receivables, and (iii) in the construction industry exceeds 40.0% of the aggregate Outstanding Balance of all Eligible Receivables;

(e) the amount by which the aggregate Outstanding Balance of Eligible Receivables with respect to which the stated final payment is more than sixty (60) months but not more than eighty four (84) months from the origination date under the related Contract exceeds 25.0% of the aggregate Outstanding Balance of all Eligible Receivables; provided the amount by which the aggregate Outstanding Balance of Eligible Receivables with respect to which the stated final payment is more than seventy two (72) months but not more than eighty four (84) months from the origination date under the related Contract exceeds 5.0% of the aggregate Outstanding Balance of all Eligible Receivables shall, without duplication, be added to the foregoing amount;

(f) the amount by which the aggregate Outstanding Balance of Eligible Receivables with respect to which are Lease Receivables exceeds the greater of (i) 15.0% of the aggregate Outstanding Balance of all Eligible Receivables and (ii) $5,000,000;

(g) the amount by which the aggregate Outstanding Balance of Eligible Receivables which allow for Permitted Skip payments exceeds the greater of (i) 5.0% of the aggregate Outstanding Balance of all Eligible Receivables and (ii) $4,000,000;

(h) the amount by which the aggregate Outstanding Balance of Eligible Receivables which have been subject to a Permitted Servicer Adjustment exceeds 5.0% of the aggregate Outstanding Balance of all Eligible Receivables; provided, however, that a Receivable shall cease being excluded by this clause (h) if it has remained a non Delinquent Receivable for nine (9) consecutive calendar months;

(i) the amount by which aggregate Outstanding Balance of Eligible Receivables that are Delinquent 61 to 91 Day Receivables exceeds 6.50% of the aggregate of Outstanding Balance of all Eligible Receivables;

(j) the amount by which the aggregate Outstanding Balance of Lease Receivables that are Eligible Receivables with a Residual that is greater than 20.0% of the initial financed amount exceeds the greater of (i) 5.0% of the aggregate Outstanding Balance of all Eligible Receivables and (ii) $3,000,000; and

(k) the amount by which the aggregate Outstanding Balance of Canadian Receivables that are Eligible Receivables is greater than the U.S. Dollar equivalent of $3,000,000 at any time (“Canadian Receivables Sublimit”); provided that during the existence of any Event of Default the Canadian Receivables Sublimit may, in the Administrative Agent’s Permitted Discretion with not less than thirty (30) Business Days notice to the Borrower, be reduced to $0.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profit Taxes.

“Consolidated Net Income” means, with reference to any period, the net income (or net loss) of the Borrower and its Subsidiaries for such period computed on a consolidated basis in accordance with GAAP.

“Consolidated Tangible Net Worth” means, as of any time the same is to be determined, the difference between the following (all computed on a consolidated basis for the Borrower and its Subsidiaries in accordance with GAAP):

(a) the sum of (without duplication) (i) the Borrower’s consolidated common stock, preferred stock, capital surplus, and retained earnings plus (ii) the principal balance of Qualifying Subordinated Debt of the Borrower then outstanding, minus

(b) the sum of (i) receivables (whether an account receivable, loan receivable, note receivable or otherwise) from shareholders, officers and Affiliates of Borrower and its Subsidiaries, (ii) treasury stock, (iii) goodwill and other intangible assets, and (iv) if the average Cumulative Net Loss Percentage for the most recently ended two (2) calendar quarters is greater than 1.50%, the amount which is the aggregate outstanding Net Book Value of all Receivables greater than 120 days past due which are not pledged as collateral under and securing Asset Securitization Debt for which the Borrower has not established specific reserves.

“Contract” means, in relation to any Receivable, any and all of the contracts, instruments, agreements, leases, notes, or other writings pursuant to which such Receivable arises or which evidence such Receivable or under which an Obligor becomes or is obligated to make payment in respect of such Receivable.

“Contractual Delinquency Ratio” means, at the end of any fiscal quarter of the Borrower for the three (3) consecutive months then ended, the percentage equivalent of a fraction, (a) the numerator of which is equal to the aggregate Outstanding Balances of all Receivables owned or serviced by the Loan Parties delinquent more than ninety-one days as of the end of the each month during the relevant three (3) month period then ended divided by 3, and (b) the denominator of which is the aggregate Outstanding Balances of all Receivables owned or serviced by the Loan Parties as of the end of the each month during the relevant three (3) month period then ended divided by 3.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any Loan Party, are treated as a single employer under Section 414 of the Code.

“Credit and Collection Policy” means the Borrower’s credit and collection policy or policies and practices relating to Contracts and Receivables as in effect on the Closing Date, as modified from time to time in compliance with Section 8.23.

“Credit Event” means the advancing of any Loan.

“Cumulative Net Loss Percentage” means a number expressed as a percentage calculated as follows: (a) the numerator of which is the sum of all write-downs recorded by the Borrower and its Subsidiaries on all Defaulted Receivables since the Borrower’s inception less any recoveries related thereto and, with respect to the sale of repossessed Equipment, less the sum of all gains and plus the sum of all losses relating thereto, and (b) the denominator of which is the sum of the Net Book Value of all Contracts originated by the Borrower since its inception, with the foregoing percentage to be determined as of the last day of each calendar quarter and with the Cumulative Net Loss Percentage as of such date to be expressed based on a quarterly average of such percentages over the period of four calendar quarters then ended.

“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Declining Lender” is defined in Section 2.13.

“Declining Lender Maturity Date” is defined in Section 2.13.

“Default” means any event or condition which constitutes an Event of Default or any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

“Defaulted Receivable” means a Receivable: (a) as to which any payment, or part thereof, remains unpaid for 121 days or more from its original scheduled due date; (b) as to which an Event of Bankruptcy has occurred and is continuing with respect to the Obligor thereof; (c) which has been identified by a Loan Party as uncollectible; (d) which, consistent with the Credit and Collection Policy, would be written down as uncollectible, or (e) with respect to which the Servicer has instituted or commenced any legal action to compel payment of any amounts due in respect of such Receivable, or to foreclose on or recover any collateral securing such Receivable; provided, however, that (i) any Receivable that becomes a Defaulted Receivable solely under clause (a) above shall cease to be considered a Defaulted Receivable hereunder if (1) all installments then due and owing on the applicable Receivable are paid in full and, (2) after the payment of such amounts, the applicable Receivable satisfies all of the eligibility criteria set forth in the definition of Eligible Receivable, and provided, further, that (ii) any Receivable that becomes a Defaulted Receivable solely under clause (b) above shall cease to be considered a Defaulted Receivable hereunder if (1) the Event of Bankruptcy with respect to the Obligor of such Receivable is no longer continuing, (2) all installments then due and owing on the applicable Receivable are paid in full, and (3) after the payment of such amounts, the applicable Receivable satisfies all of the eligibility criteria set forth in the definition of Eligible Receivable.

“Defaulting Lender” means, subject to Section 2.11(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Swingline Loans) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, at any time after the Closing Date (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.11(b)) upon delivery of written notice of such determination to the Borrower, the Swingline Lender and each Lender.

“Delinquent 61 to 91 Day Receivable” means a Receivable as to which any payment, or part thereof, remains unpaid for more than 61 days but less than or equal to 91 days past the scheduled due date for such payment, as measured as of the end of any month.

“Delinquent Receivable” means a Receivable as to which any payment, or part thereof, remains unpaid for more than 91 days past the scheduled due date for such payment, as measured as of the end of any month.

“Designated Disbursement Account” means an account of the Borrower designated in writing to the Administrative Agent on or before the Closing Date as the Borrower’s Designated Disbursement Account (or such other account as the Borrower and the Administrative Agent may otherwise agree).

“Disposition” means the sale, lease, conveyance or other disposition of Property, other than (a) the sale or lease of inventory in the ordinary course of business, and (b) the sale, transfer, lease or other disposition of Property of a Loan Party to another Loan Party in the ordinary course of its business.

“EBITDA” means, with respect to any period, the Consolidated Net Income (or loss) of the Borrower and its Subsidiaries (without giving effect to any adjustments related to valuation of any interest rate swaps or similar derivative instruments pursuant to FAS 133 issued by FASB), minus (a) the sum of (i) extraordinary gains, (ii) interest income on investments other than loans, leases and conditional sale contracts entered into or acquired by the Borrower or its Subsidiaries in its ordinary course of business, plus (b) the sum of (i) Interest Expense for such period, (ii) income taxes for such period, (iii) depreciation and amortization for such period, in each case as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 13.2(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 13.2(b)(iii)).

“Eligible Receivables” means any Receivable of any Loan Party:

(a) which was originated in the ordinary course of business of such Loan Party (and not through a broker channel);

(b) which has, under the related Contract, not more than 84 Scheduled Payments;

(c) which was originated by such Loan Party in accordance with its Credit and Collection Policy, or if the Receivable was acquired by such Loan Party, the Receivable was originated in the majority of material respects in a manner similar to and in accordance with its Credit and Collection Policy;

(d) which is secured by a perfected security interest in Equipment (for transactions greater than $25,000) that was financed with the extension of credit described in such Contract and the proceeds thereof;

(e) the Obligor of which: (i) is a United States or Canadian resident, (ii) is not an affiliate or employee of a Loan Party, and (iii) is not an official body, municipality or governmental entity;

(f) the Obligor of which has been directed to make all payments to (i) in the case of all Receivables other than Canadian Receivables, the Lockbox Master Account or such other lock-box account approved by the Administrative Agent and (ii) in the case of Canadian Receivables, an account established by the relevant Canadian Subsidiary of the Borrower that is free and clear of all Liens;

(g) which, under the related Contract and applicable law, is assignable without the consent of, or notice to, the Obligor thereunder unless such consent has been obtained and is in effect or such notice has been given;

(h) with respect to which the related Contract is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms and is not subject to any litigation, dispute, offset, counterclaim or other defense;

(i) which is denominated and payable only in U.S. Dollars or Canadian Dollars;

(j) which is not a Defaulted Receivable;

(k) which has not been amended or modified other than (a) if less than or equal to 61 days past due, has only been adjusted or modified (including by the extension of time for payment or the granting of any discounts, allowances or credits) in accordance with the Borrower’s Credit and Collection Policy and (b) if greater than 61 days past due, has only been adjusted or modified in accordance with a Permitted Servicer Adjustment;

(l) if such Receivable is a Lease Receivable, which is “chattel paper” within the meaning of the UCC of all applicable jurisdictions; and if such Receivable is not a Lease Receivable, which is an “account,” “general intangible,” “chattel paper” or “instrument” within the meaning of Article 9 of the UCC of all applicable jurisdictions;

(m) which, together with the Contract related thereto, does not contravene in any material respect any laws applicable thereto (including laws relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no part of the Contract related thereto is in violation of any such law in any material respect;

(n) which under the applicable Contract is payable in consecutive monthly Scheduled Payments, other than pursuant to a Permitted Skip;

(o) if such Receivable is a Lease Receivable, it also satisfies each of the Lease Receivable Criteria;

(p) which is not pre-payable unless the terms of such Contract require all remaining Scheduled Payments of principal plus prepayment penalty to be paid in full at the time of such pre-payment, or, if prepayable in part, requires the payment of the related Scheduled Payments of principal plus prepayment penalty to be paid in full at the time of such partial prepayment;

(q) which is not participated, in whole or in part, to any Person;

(r) which the Obligor is not an employee, insider, Affiliate or shareholder of a Loan Party;

(s) which is fully serviced and collected by the Borrower;

(t) which the underlying Equipment securing the Receivable is insured against an Event of Loss in accordance with the Borrower’s Credit and Collection Policy;

(u) (i) with respect to all Receivables other than Canadian Receivables, which is subject to a first priority perfected security interest in favor of the Administrative Agent and is not subject to any other Lien and (ii) with respect to Canadian Receivables, is not subject to any Liens;

(v) which is not a Delinquent Receivable; provided, however, that (i) any Receivable that becomes a Delinquent Receivable shall cease to be considered a Delinquent Receivable hereunder if (1) all installments then due and owing on the applicable Receivable are paid in full and (2) after the payment of such amounts, the applicable Receivable satisfies all of the eligibility criteria set forth in the definition of Eligible Receivable;

(w) unless sooner delivered to the Administrative Agent or a third-party custodian pursuant to the Security Agreement, all original Contracts are at all times in the possession of the Borrower on its premises in segregated fire proof, water resistant storage containers disclosing the security interest of the Administrative Agent therein; and

(x) which was selected for inclusion in the Borrowing Base by the Borrower and which was not subject to any adverse selection which could reasonably be expected to be unfavorable to the Lenders.

For purposes of this definition, a wholly-owned Canadian Subsidiary of the Borrower shall be deemed a Loan Party notwithstanding that such Subsidiary is not a Guarantor and its Receivables are not Collateral for the Obligations.

“Environmental Claim” means any investigation, notice, violation, demand, allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding or claim (whether administrative, judicial or private in nature) arising (a) pursuant to, or in connection with an actual or alleged violation of, any Environmental Law, (b) in connection with any Hazardous Material, (c) from any abatement, removal, remedial, investigative, corrective or response action in connection with a Hazardous Material, Environmental Law or order of a Governmental Authority or (d) from any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

“Environmental Law” means any current or future Legal Requirement pertaining to (a) the protection of health, safety and the indoor or outdoor environment, (b) the conservation, management, protection or use of natural resources and wildlife, (c) the protection or use of surface water or groundwater, (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, investigation remediation or handling of, or exposure to, any Hazardous Material or (e) pollution (including any Release to air, land, surface water or groundwater), and any amendment, rule, regulation, order or directive issued thereunder.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, costs of compliance, penalties or indemnities), of any Loan Party or any Subsidiary of a Loan Party directly or indirectly resulting from or based upon (a) any actual or alleged violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other legally enforceable consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equipment” means any equipment or other tangible personal property financed or leased by an Obligor pursuant to a Contract which consists of equipment or other tangible personal property.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute thereto.

“Event of Bankruptcy” means, with respect to any Person, (a) that such Person or any subsidiary of such Person (i) shall generally not pay its debts as such debts become due or (ii) shall admit in writing its inability to pay its debts generally or (iii) shall make a general assignment for the benefit of creditors; (b) any proceeding shall be instituted by or against such Person or any subsidiary of such Person seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property and, in the case of any such proceeding instituted against such Person or any subsidiary of such Person, such proceeding has continued undismissed or unstayed for at least 60 days since its commencement; or (c) such Person or any subsidiary of such Person shall take any corporate, limited liability company, partnership or other similar appropriate action to authorize any of the actions set forth in the preceding clauses (a) or (b).

“Event of Default” means any event or condition identified as such in Section 9.1.

“Event of Loss” means, with respect to any Property, any of the following: (a) any loss, destruction or damage of such Property or (b) any condemnation, seizure, or taking, by exercise of the power of eminent domain or otherwise, of such Property, or confiscation or theft of such Property or the requisition of the use of such Property.

“Excess Availability” means, as of any time the same is to be determined, the amount (if any) by which (a) the lesser of (i) the Borrowing Base as then determined and computed and (ii) the Commitments as then in effect exceeds (b) the aggregate principal amount of Revolving Loans and Swingline Loans then outstanding.

“Excluded Amounts” means: (a) any payments received from an Obligor in connection with any late charges, prepayment penalties, application fees, tax processing fees, wire transfer fees, express mail fees, filing fees, delivery fees or document preparation fees, (b) any indemnity payments made by an Obligor for the benefit of the obligee under the related Contract, and (c) any non-rental charges reimbursable to the Servicer in accordance with the Borrower’s Credit and Collection Policy. For the avoidance of doubt, no principal payments on a Receivable shall constitute Excluded Amounts.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason not to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such related Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.10) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 4.1 amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 4.1(g), and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Preferred Stock” means the (x) 579,620 shares of Series 2 Preferred Stock with an original issue price of $100 per share and (y) the 81,590 shares of Series 1 Preferred Stock with an original issue price of $100 per share, in each case, issued by the Borrower.

“Existing Termination Date” is defined in Section 2.13.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, and any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any applicable intergovernmental agreements entered into pursuant thereto.

“Federal Funds Rate” means the fluctuating interest rate per annum determined by the Administrative Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the rates per annum quoted to the Administrative Agent at approximately 10:00 a.m. (Chicago time) (or as soon thereafter as is practicable) on such day (or, if such day is not a Business Day, on the immediately preceding Business Day) by two or more Federal funds brokers selected by the Administrative Agent for sale to the Administrative Agent at face value of Federal funds in the secondary market in an amount equal or comparable to the principal amount for which such rate is being determined.

“Financial Officer” of any Person means the chief financial officer, principal accounting officer, treasurer or controller of such Person.

“Financing Subsidiary” means any wholly-owned special purpose direct or indirect Subsidiary of the Borrower used to finance Receivables pursuant to an asset securitization or other structured finance arrangement.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Foreign Subsidiary” means each Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any state thereof or the District of Columbia.

“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to the Swingline Lender, such Defaulting Lender’s Percentage of outstanding Swingline Loans made by the Swingline Lender other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Gross Receivable” means, for any Receivable, the sum of all remaining unpaid Scheduled Payments due or to become due under the terms of the related Contract which remain unpaid as of the relevant date of determination plus, in the case of a Lease Receivable, the booked Residual for such Contract.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guaranty Agreements” means and includes the Guarantee of the Loan Parties provided for in Section 11, and any other guaranty agreement executed and delivered in order to guarantee the Secured Obligations or any part thereof in form and substance acceptable to the Administrative Agent.

“Guarantors” means and includes each direct and indirect Subsidiary of the Borrower, and Borrower, in its capacity as a guarantor of the Secured Obligations of another Loan Party; provided that no Financing Subsidiary or Foreign Subsidiary shall be a Guarantor hereunder

“Hazardous Material” means any substance, chemical, compound, product, solid, gas, liquid, waste, byproduct, pollutant, contaminant or material which is hazardous, toxic, or a pollutant and includes, without limitation, (a) asbestos, polychlorinated biphenyls and petroleum (including crude oil or any fraction thereof) and (b) any material classified or regulated as “hazardous,” “toxic,” or a “pollutant” or words of like import pursuant to an Environmental Law.

“Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of any Loan Party or its Subsidiaries shall be a Hedging Agreement.

“Hedging Liability” means the liability of any Loan Party to any of the Lenders, or any Affiliates of such Lenders in respect of any Hedging Agreement of the type permitted under Section 8.7(c) as such Loan Party may from time to time enter into with any one or more of the Lenders party to this Agreement or their Affiliates, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor); provided, however, that, with respect to any Guarantor, Hedging Liability Guaranteed by such Guarantor shall exclude all Excluded Swap Obligations.

“Indebtedness” means for any Person (without duplication) (a) all indebtedness created, assumed or incurred in any manner by such Person representing money borrowed (including by the issuance of debt securities), (b) all indebtedness for the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of business which are not more than ninety (90) days past due), (c) all indebtedness secured by any Lien upon Property of such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness, (d) all Capitalized Lease Obligations of such Person, (e) all obligations of such Person on or with respect to letters of credit, bankers’ acceptances and other extensions of credit whether or not representing obligations for borrowed money, (f) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any equity interest in such Person or any other Person or any warrant, right or option to acquire such equity interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (g) all net obligations (determined as of any time based on the termination value thereof) of such Person under any interest rate, foreign currency, and/or commodity swap, exchange, cap, collar, floor, forward, future or option agreement, or any other similar interest rate, currency or commodity hedging arrangement; and (h) all Guarantees of such Person in respect of any of the foregoing. For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.

“Indemnified Taxes” means (a) all Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Interest Coverage Ratio” means, at any time the same is to be determined, the ratio of (a) EBITDA for the fiscal quarter of the Borrower then most recently completed to (b) Interest Expense for the same fiscal quarter of the Borrower then ended.

“Interest Expense” means, with reference to any period, the sum of all cash interest charges (including imputed interest charges with respect to Capitalized Lease Obligations) of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

“Interest Payment Date” means the last day of every calendar quarter and on the maturity date.

“IRS” means the United States Internal Revenue Service.

“Lease Receivable” means any Receivable arising under a lease agreement, under which the related Obligor is the lessee and the relevant Loan Party is the lessor.

“Lease Receivable Criteria” means with respect to any Lease Receivable, each of the following:

(a) there is only one manually executed original lease (other than those manually executed originals that have been marked “COPY” or otherwise legended that they are copies);

(b) the related Contract contains customary and enforceable provisions such that the rights and remedies of the holder or assignee thereof shall be adequate for realization against the related Equipment;

(c) the obligations of the Obligor to make Scheduled Payments throughout the term of the related Contract is absolute and unconditional, without any right of setoff by such Obligor, and without regard to any event affecting the Equipment subject thereto (including, without limitation, the obsolescence of such Equipment), any Loan Party or any other Person, or any change in circumstances except to the extent that, in the event of an Event of Loss with respect to any item of Equipment or early termination of the related Contract, the Obligor is obligated to pay, in lieu of all future Scheduled Payments with respect to such item, an amount which is not less than the Outstanding Balance of such Lease Receivables;

(d) the related Contract provides that the Obligor shall, at the Obligor’s sole cost and expense and in addition to the Scheduled Payments due for such Receivable, promptly pay all taxes, assessments, license fees, permit fees, registration fees, fines, interest, penalties and all other governmental charges (including, without limitation, gross receipts, sales, use, excise, personal property, ad valorem, stamp, documentary and other taxes), whether levied, assessed or imposed on the Obligor, any Loan Party or otherwise, relating to the Equipment or the delivery, leasing, operations, ownership, possession, purchase, registration, rental, sales or use of the Equipment during the term of the related Contract;

(e) the related Contract requires its Obligor to maintain the Equipment in good working order and bear all costs of maintenance, insuring and operating the Equipment;

(f) the related Contract requires its Obligor to maintain an insurance policy covering physical damage to the related Equipment, and such Obligor has in fact obtained such insurance policy and has caused such insurance policy to name the relevant Loan Party (and its assignee) as a loss payee, provided that with respect to any Lease Receivable existing on or prior to the Closing Date, if the related insurance policy does not name the assignee of the relevant Loan Party as a loss payee, the Borrower shall have agreed to forward any payment received under such insurance policy as Collections;

(g) the related Contract is not an “operating lease” under GAAP, unless the related Equipment is not Equipment the sale of or perfection of a security interest in which requires a notation on the equipment’s certificate of title;

(h) the related Contract does not permit the subleasing of the related Equipment, and such Equipment in fact is not subject to any sub-lease agreement;

(i) under the related Contract, no Loan Party has any performance obligations; it being understood that covenants of quiet enjoyment, purchase options, obligations to accept return of the Equipment at end of lease term, and like obligations of a lessor typical of a “triple net” lease shall not be deemed “performance obligations” for purposes of this clause (i);

(j) the related Equipment is not subject to any Adverse Claim (other than a Permitted Adverse Claim); and

(k) where the Residual constitutes the amount due at the end of the Scheduled Payments and the Obligor has the option to make the full payment.

“Legal Requirement” means any treaty, convention, statute, law, common law, rule, regulation, ordinance, license, permit, governmental approval, injunction, judgment, order, consent decree or other requirement of any Governmental Authority, whether federal, state, or local.

“Lenders” means and includes BMO Harris Bank N.A. and the other Persons listed on Schedule 2.1 and any other Person that shall have become party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context requires otherwise, the term “Lenders” includes the Swingline Lender.

“Lending Office” is defined in Section 4.7.

“Leverage Ratio” means, as of the last day of any fiscal quarter, the ratio of Total Senior Indebtedness of the Borrower and its Subsidiaries to Consolidated Tangible Net Worth of the Borrower and its Subsidiaries as of the last day of the relevant fiscal quarter, as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

“LIBOR Rate” shall initially be equal to 0.167700% per annum, and thereafter the LIBOR Rate means the 1-month London Interbank Offered Rate (LIBOR) as published or otherwise reported in The Wall Street Journal on the relevant Change Date (or, if such Change Date is not a Business Day, on the immediately prior Business Day), unless such rate is no longer available or published, in which case such rate shall be at a comparable index rate selected by the Administrative Agent with notice to the Borrower. The LIBOR Rate shall be reset on the first day of every month occurring after the date hereof (herein, a “Change Date”) and remain in effect until the next Change Date.

“Lien” means any mortgage, lien, security interest, pledge, charge or encumbrance of any kind in respect of any Property, including the interests of a vendor or lessor under any conditional sale, Capital Lease or other title retention arrangement.

“Loan” means any Revolving Loan or Swingline Loan, each of which is a “type” of Loan hereunder.

“Loan Documents” means this Agreement, the Notes (if any), the Collateral Documents, the Guaranty Agreements, and each other instrument or document to be delivered hereunder or thereunder or otherwise in connection therewith.

“Loan Party” means the Borrower and each of the Guarantors.

“Loan Rate” means the LIBOR Rate as in effect from time to time plus the Applicable Margin.

“Lockbox Master Account” mean the Lockbox Master Account as defined in the Lockbox Intercreditor Agreement.

“Lockbox Intercreditor Agreement” means that certain Third Amended and Restated Lockbox Control and Intercreditor Agreement dated as of March 31, 2010, as modified by the Substitution of Master Agent Agreement dated as of January 8, 2014, by and among the Borrower, BMO Harris Bank N.A., in its capacity as the CCG Lending Group Agent and as the successor Master Agent, CCG Receivables III, LLC, U.S. Bank National Association, in its capacity as 2012-1 Indenture Trustee and 2013-1 Indenture Trustee, SunTrust Robinson Humphrey, Inc., in its capacity as the CCG Receivables III Lending Group Agent, Portfolio Financial Servicing Company, Inc., as Backup Servicer, CCG Receivables V, LLC, CCG Receivables VI, LLC, BMO Capital Markets Corp., as CCG Receivables V Lending Group Agent, JPMorgan Chase Bank, N.A., as CCG Receivables VI Lending Group Agent, as the same may be amended, modified, supplemented or restated from time to time in accordance with the terms thereof.

“Maintenance Charges” means, with respect to any Receivable, any amount owing by the Obligor under the related Contract in respect of supplies and/or maintenance services being provided to such Obligor.

“Majority Shareholder” means Lovell Minnick Partners and immediate related Affiliates.

“Material Adverse Effect” means (a) a material adverse change in, or material adverse effect upon, the operations, business, Property, condition (financial or otherwise) or prospects of the Borrower or of the Loan Parties and their Subsidiaries taken as a whole, (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document or (c) a material adverse effect upon (i) the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document or the rights and remedies of the Administrative Agent and the Lenders thereunder or (ii) the perfection or priority of any Lien granted under any Collateral Document.

“Material Indebtedness” means Indebtedness (other than the Loans), or obligations in respect of one or more Hedging Agreements, of any one or more of the Loan Parties and its Subsidiaries in an aggregate principal amount exceeding $5,000,000. For purposes of determining Material Indebtedness, the “obligations” of any Loan Party or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Loan Party or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

“Maximum Rate” is defined in Section 13.14.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Book Value” means, as of any date of determination, with respect to any Receivable, an amount equal to (a) the Gross Receivable as of the relevant date of determination, minus (b) the sum of (i) Unearned Income with respect to the Receivable as of such date and (ii) the amount of any security deposit related to such Receivable.

“Net Cash Proceeds” means, as applicable, (a) with respect to any Disposition by a Person, cash and cash equivalent proceeds, received by or for such Person’s account, net of (i) reasonable direct costs relating to such Disposition, (ii) sale, use or other transactional taxes paid or payable by such Person as a direct result of such Disposition, and (iii) the principal amount of any Indebtedness permitted hereby which is secured by a prior perfected Lien on the asset subject to such Disposition and is required to be repaid in connection with such Disposition, (b) with respect to any Event of Loss of a Person, cash and cash equivalent proceeds received by or for such Person’s account (whether as a result of payments made under any applicable insurance policy therefor or in connection with condemnation proceedings or otherwise), net of reasonable direct costs incurred in connection with the collection of such proceeds, awards or other payments, and (c) with respect to any offering of equity securities of a Person or the issuance of any Indebtedness by a Person, cash and cash equivalent proceeds received by or for such Person’s account, net of reasonable legal, underwriting, and other fees and expenses incurred as a direct result thereof.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all affected Lenders in accordance with the terms of Section 13.3 and (b) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Note” and “Notes” each is defined in Section 2.8.

“Obligations” means all obligations of the Borrower to pay principal and interest on the Loans, all fees and charges payable hereunder, and all other payment obligations of the Borrower or any other Loan Party arising under or in relation to any Loan Document, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired.

“Obligor” means, as to any Receivable, the Person obligated to make payments pursuant to the related Contract.

“OFAC” means the United States Department of Treasury Office of Foreign Assets Control.

“OFAC Event” means the event specified in Section 8.15.

“OFAC Sanctions Programs” means all laws, regulations, and Executive Orders administered by OFAC, including without limitation, the Bank Secrecy Act, anti-money laundering laws (including, without limitation, the Patriot Act), and all economic and trade sanction programs administered by OFAC, any and all similar United States federal laws, regulations or Executive Orders, and any similar laws, regulations or orders adopted by any State within the United States.

“OFAC SDN List” means the list of the Specially Designated Nationals and Blocked Persons maintained by OFAC.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.10).

“Outstanding Balance” means, as of any date of determination, with respect to any Receivable, an amount equal to the Net Book Value of such Receivable.

“Participant” has the meaning assigned to such term in clause (d) of Section 13.2.

“Participant Register” has the meaning specified in clause (d) of Section 13.2.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56 (a/k/a the USA Patriot Act), as amended from time to time.

“PBGC” means the Pension Benefit Guaranty Corporation or any Person succeeding to any or all of its functions under ERISA.

“Percentage” means, for each Lender, the percentage of the total Commitments represented by such Lender’s Commitment or, if the Commitments have been terminated or expired, the percentage of the total Revolving Credit Exposure then outstanding held by such Lender; provided to the extent there is any Declining Lender such Declining Lender’s Commitment after its Existing Termination Date shall, for purposes of this definition, be equal to its total Revolving Credit Exposure then outstanding.

“Perfection Certificate” means that certain Perfection Certificate dated as of the Closing Date from the Borrower to the Administrative Agent.

“Permitted Adverse Claims” means (a) the Adverse Claims created hereunder and under any other Loan Documents, (b) Adverse Claims for taxes not yet delinquent or being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to such Adverse Claim is not yet subject to a material risk of imminent foreclosure, sale or loss on account thereof), (c) only with respect to Equipment, Adverse Claims imposed by law arising in the ordinary course of business such as materialmen’s, mechanics’, warehousemen’s and other and other similar Liens arising in the ordinary course of business that secure payment of obligations not more than 60 days past due or that are being contested in good faith and as to which adequate reserves have been provided in accordance with GAAP (and as to which the Property subject to such Adverse Claim is not yet subject to a material risk of imminent foreclosure, sale or loss on account thereof); and (d) the right of use and quiet enjoyment by the Obligor as lessee under any Contract in respect of the related Equipment.

“Permitted Discretion” means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

“Permitted Servicer Adjustment” means, with respect to any Receivable to which any Scheduled Payment, or part thereof, remains unpaid for more than 61 days from its original scheduled due date, any amendment, adjustment, modification or extension made by the Servicer with respect to the date of any Scheduled Payment of such Receivable or any reduction of the interest rate or reduction of the amount of any Scheduled Payment of such Receivable, if each of the following conditions is satisfied: (a) no payment date for any Scheduled Payment in respect of such Receivable has been extended by more than four (4) calendar months beyond the originally Scheduled Payment date in respect of such Scheduled Payment; (b) Scheduled Payments in respect of such Receivable have not been extended on more than two occasions; (c) any such amendment, adjustment, modification or extension shall be performed in accordance with the Credit and Collection Policy, and (d) such amendment, adjustment, modification or extension shall not result in a reduction of the aggregate amount of principal to be paid on such Receivable or a reduction of the Net Book Value of such Receivable.

“Permitted Skip” means, with respect to any Receivable, a period not to exceed four (4) calendar months during any twelve (12) consecutive month period in which no Scheduled Payments due in respect of such Receivable under the terms of the applicable Contract; provided, that the sum of Scheduled Payments made throughout the twelve (12) month period shall at least equal the same total amount of Scheduled Payments over the same period had no Permitted Skips been made with respect to such Receivable.

“Person” means any natural Person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that either (a) is maintained by a member of the Controlled Group for employees of a member of the Controlled Group or (b) is maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

“Platform” is defined in Section 13.1.

“Property” means, as to any Person, all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent balance sheet of such Person and its subsidiaries under GAAP.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section la(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualifying IPO” means the issuance by the Borrower of its common equity interests in an underwritten primary public offering pursuant to an effective registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act of 1933 (whether alone or in connection with a secondary public offering), provided that the Borrower has provided not less than fifteen (15) Business Days prior written notice to the Administrative Agent that such public offering may be executed and certifying that prior to and immediately after giving effect to such offering no Default exists accompanied by (i) a Compliance Certificate showing the Borrower being in compliance with all financial performance covenants set forth in Section 8.25 on a pro forma basis after giving effect to such offering, (ii) a Borrowing Base Certificate showing the Borrower being in compliance with the Borrowing Base limitations set forth in Sections 2.1 and 2.6(b) on a pro forma basis after giving effect to such offering, and

(iii) pro-forma financial statements (including balance sheet and income statement) and financial forecasts after giving effect to such offering that are reasonably satisfactory to the Administrative Agent demonstrating satisfaction with the conditions described above.

“Qualifying Private Offering” means the private placement of the equity interests of the Borrower to one or more “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act of 1933, provided that the Borrower has provided not less than fifteen (15) Business Days prior written notice to the Administrative Agent that such private offering may be executed and certifying that prior to and immediately after giving effect to such offering no Default exists accompanied by (i) a Compliance Certificate showing the Borrower being in compliance with all financial performance covenants set forth in Section 8.25 on a pro forma basis after giving effect to such offering, (ii) a Borrowing Base Certificate showing the Borrower being in compliance with the Borrowing Base limitations set forth in Sections 2.1 and 2.6(b) on a pro forma basis after giving effect to such offering, and (iii) pro-forma financial statements (including balance sheet and income statement) and financial forecasts after giving effect to such offering that are reasonably satisfactory to the Administrative Agent demonstrating satisfaction with the conditions described above.

“Qualifying Subordinated Debt” means unsecured Subordinated Debt of the Borrower that is subject to a written subordination agreement in form and substance acceptable to the Administrative Agent that has, as of any date the same is to be determined, a maturity date not less than twelve (12) months after the Termination Date and no principal amortization occurring prior to the Termination Date.

“Receivable” means any and all indebtedness and other obligations which is owed by any Obligor to a Loan Party under a Contract or any right of such Loan Party to payment from or on behalf of an Obligor arising in connection with the making of loans or the sale or lease of goods or the rendering of services by such Loan Party, and includes the obligation to pay any finance charges, fees and other charges with respect thereto. The term “Receivable” shall not include any Excluded Amounts.

“Recipient” means (a) the Administrative Agent and (b) any Lender, as applicable.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping, or disposing into the indoor or outdoor environment, including, without limitation, the abandonment or discarding of barrels, drums, containers, tanks or other receptacles containing or previously containing any Hazardous Material.

“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders. To the extent provided in the last paragraph of Section 13.3, the Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Reserves” means any and all reserves which the Administrative Agent deems necessary, in its Permitted Discretion, to maintain (including, without limitation, an availability reserve, reserves for accrued and unpaid interest on the Secured Obligations, reserves for rent at locations leased by any Loan Party and for consignee’s, warehousemen’s and bailee’s charges, reserves for Hedging Liabilities and Bank Product Obligations, reserves for uninsured losses of any Loan Party, reserves for uninsured, underinsured, un-indemnified or under-indemnified liabilities or potential liabilities with respect to any litigation and reserves for taxes, fees, assessments, and other governmental charges) with respect to the Collateral or any part thereof or any Loan Party and, so long as the BMO Harris Bank N.A. or one of its Affiliates is both the Administrative Agent hereunder and the “Master Agent” under the Lockbox Intercreditor Agreement, reserves for amounts that are or may from time to time be owing to the Master Agent under the Lockbox Intercreditor Agreement.

“Residual” means, with respect to any Receivable, the residual value set forth in the related Contract and set forth in relevant Loan Party’s books and records; provided, however, that upon the sale or disposition of the Equipment related such Receivable, the “Residual” with respect to such Receivable shall mean the proceeds of any sale or disposition of the Equipment related such Receivable.

“Responsible Officer” of any person means any executive officer or Financial Officer of such Person and any other officer, general partner or managing member or similar official thereof with responsibility for the administration of the obligations of such person in respect of this Agreement whose signature and incumbency shall have been certified to the Administrative Agent on or after the Closing Date pursuant to an incumbency certificate of the type contemplated by Section 7.2.

“Restricted Payments” is defined in Section 8.12.

“Revolving Facility” means the credit facility for making Revolving Loans and Swingline Loans described in Section 2.1.

“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Loans and such Lender’s participation in Swingline Loans at such time.

“Revolving Loan” is defined in Section 2.1(a).

“Revolving Note” is defined in Section 2.8.

“S&P” means Standard & Poor’s Ratings Services Group, a Standard & Poor’s Financial Services LLC business.

“Scheduled Payment” means, with respect to any Receivable, each periodic installment of rent or principal and interest payable (calculated using a fixed interest rate) by an Obligor to a Loan Party (or its assigns) pursuant to the related Contract; excluding, however, Casualty Payments, Maintenance Charges, payments in respect of the Residuals, the prepayments of rent required or otherwise made pursuant to the terms of the related Contract, and the supplemental or additional payments required by the terms of the related Contract or otherwise made with respect to taxes, license fees, insurance and other specific charges.

“Secured Obligations” means the Obligations, Hedging Liability, and Bank Product Obligations, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired (including all interest, costs, fees, and charges after the entry of an order for relief against any Loan Party in a case under Debtor Relief Laws or any similar proceeding, whether or not such interest, costs, fees and charges would be an allowed claim against such Loan Party in any such proceeding); provided, however, that, with respect to any Guarantor, Secured Obligations Guaranteed by such Guarantor shall exclude all Excluded Swap Obligations.

“Security Agreement” means that certain Security Agreement dated the date of this Agreement among the Loan Parties and the Administrative Agent, as the same may be amended, modified, supplemented or restated from time to time.

“Servicer” means the Borrower or, following an Event of Default, such other Person as may be designated by the Administrative Agent in its discretion to service the Receivables and related Collateral.

“Standard Securitization Undertakings” means, collectively, (a) customary arms-length servicing obligations (together with any related performance guarantees), (b) obligations (together with any related performance guarantees) to refund the purchase price or grant purchase price credits for misrepresentations (unrelated to the collectability of the assets sold or the creditworthiness of the associated Obligors) and (c) representations, warranties, covenants and indemnities (together with any related performance guarantees) of a type that are reasonably customary in equipment finance securitizations.

“Subordinated Debt” means Indebtedness which is subordinated in right of payment to the prior payment of the Secured Obligations pursuant to subordination provisions approved in writing by the Administrative Agent and is otherwise pursuant to documentation that is, which is in an amount that is, and which contains interest rates, payment terms, maturities, amortization schedules, covenants, defaults, remedies and other material terms that are in form and substance, in each case reasonably satisfactory to the Administrative Agent.

“Subordination Agreement” means Subordination and Intercreditor Agreement (Senior Subordinated Notes) dated as of January 8, 2014, among Ares Capital Corporation and A/B Partners V, L.P., the Borrower and the Administrative Agent, as the same may be amended, modified, supplemented or restated from time to time.

“Subsidiary” means, as to any particular parent corporation or organization, any other corporation or organization more than 50% of the outstanding capital stock or other equity interests of any class or classes (however designated) having ordinary power for the election of directors or other similar governing body of such Person (other than stock or other equity interests having such power only by reason of the happening of a contingency) is at the time directly or indirectly owned by such parent corporation or organization or by any one or more other entities which are themselves subsidiaries of such parent corporation or organization. Unless otherwise expressly noted herein, the term “Subsidiary” means a Subsidiary of the Borrower or of any of its direct or indirect Subsidiaries.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swingline” means the credit facility for making one or more Swingline Loans described in Section 2.1(b).

“Swingline Lender.” means BMO Harris Bank N.A., in its capacity as the Lender of Swingline Loans hereunder, or any successor Lender acting in such capacity appointed pursuant to Section 13.2.

“Swingline Sublimit” means (a) $0 if there is one Lender and (b) at such time there shall be two or more Lenders, $5,000,000, as reduced pursuant to the terms hereof.

“Swingline Loan” and “Swingline Loans” each is defined in Section 2.1(b).

“Swing Note” is defined in Section 2.8.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” means January 8, 2017, or such later day to which the Commitments (or portions thereof) may be extended pursuant to Section 2.13 (provided that the Termination Date of any Declining Lender shall be its Existing Termination Date), or such earlier date on which the Commitments are terminated in whole pursuant to Section 2.9, 9.2 or 9.3.

“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments and Revolving Credit Exposure of such Lender at such time.

“Total Senior Indebtedness” means the sum of all Indebtedness of the Borrower and its Subsidiaries (including all Asset Securitization Debt of Financing Subsidiaries) minus the principal balance of Qualifying Subordinated Debt of the Borrower then outstanding.

“UCC” means the Uniform Commercial Code as in effect in the applicable jurisdiction or jurisdictions.

“Unearned Income” means, with respect to any Receivable as of any date of determination, the total amount of the deferred financing costs for the relevant Contract net of any amortization related thereto.

“Unfunded Vested Liabilities” means, for any Plan at any time, the amount (if any) by which the present value of all vested nonforfeitable accrued benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

“Unused Commitments” means, at any time, the difference between the Commitments then in effect and the aggregate outstanding principal amount of Revolving Loans.

“U.S. Dollars” and “$” each means the lawful currency of the United States of America.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in subsection (f) of Section 4.1.

“Voting Stock” of any Person means capital stock or other equity interests of any class or classes (however designated) having ordinary power for the election of directors or other similar governing body of such Person, other than stock or other equity interests having such power only by reason of the happening of a contingency.

“Welfare Plan” means a “welfare plan” as defined in Section 3(1) of ERISA.

“Withholding Agent” means any Loan Party and the Administrative Agent.

Section 1.2. Interpretation. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof’ and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (f) the words “asset”

and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. All references to time of day herein are references to Chicago, Illinois, time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP except where such principles are inconsistent with the specific provisions of this Agreement.

Section 1.3. Change in Accounting Principles. If, after the date of this Agreement, there shall occur any change in GAAP from those used in the preparation of the financial statements referred to in Section 6.5 and such change shall result in a change in the method of calculation of any financial covenant, standard or term found in this Agreement, either the Borrower or the Required Lenders may by notice to the Lenders and the Borrower, respectively, require that the Lenders and the Borrower negotiate in good faith to amend such covenants, standards, and terms so as equitably to reflect such change in accounting principles, with the desired result being that the criteria for evaluating the financial condition of the Borrower and its Subsidiaries shall be the same as if such change had not been made. No delay by the Borrower or the Required Lenders in requiring such negotiation shall limit their right to so require such a negotiation at any time after such a change in accounting principles. Until any such covenant, standard, or term is amended in accordance with this Section, financial covenants shall be computed and determined in accordance with GAAP in effect prior to such change in accounting principles. Without limiting the generality of the foregoing, the Borrower shall neither be deemed to be in compliance with any financial covenant hereunder nor out of compliance with any financial covenant hereunder if such state of compliance or noncompliance, as the case may be, would not exist but for the occurrence of a change in accounting principles after the date hereof.

SECTION 2.	THE FACILITIES.

Section 2.1. Revolving Facility.

(a) Commitments. Subject to the terms and conditions hereof, each Lender, by its acceptance hereof, severally agrees to make a loan or loans (individually a “Revolving Loan” and collectively for all the Lenders the “Revolving Loans”) in U.S. Dollars to the Borrower from time to time on a revolving basis up to the amount of such Lender’s Commitment, subject to any reductions thereof pursuant to the terms hereof, before the Termination Date. The sum of the aggregate principal amount of Revolving Loans and Swingline Loans at any time outstanding shall not exceed the lesser of (i) the Commitments in effect at such time and (ii) the Borrowing Base as determined based on the most recent Borrowing Base Certificate. Each Borrowing of Revolving Loans shall be made ratably by the Lenders in proportion to their respective Percentages. Revolving Loans may be repaid and the principal amount thereof reborrowed before the Termination Date, subject to the terms and conditions hereof.

(b) Swingline Loans. (i) Generally. Subject to the terms and conditions hereof, as part of the Revolving Facility, the Swingline Lender may, in its sole discretion, make loans in U.S. Dollars to the Borrower under the Swingline (individually a “Swingline Loan” and collectively the “Swingline Loans”) which shall not in the aggregate at any time outstanding exceed the Swingline Sublimit. Swingline Loans may be availed of from time to time and Borrowings thereunder may be repaid and used again during the period ending on the Termination Date.

(ii) Requests for Swingline Loans. The Borrower shall give the Administrative Agent prior notice (which may be written or oral) no later than 2:00 p.m. (Chicago time) on the date upon which the Borrower requests that any Swingline Loan be made of the amount and date of such Swingline Loan. The Administrative Agent shall promptly advise the Swingline Lender of any such notice received from the Borrower. Thereafter, the Swingline Lender shall notify the Administrative Agent (who shall thereafter promptly notify the Borrower) whether or not it has elected to make such Swingline Loan. Subject to the terms and conditions hereof, the proceeds of each Swingline Loan extended to the Borrower shall be deposited or otherwise wire transferred to the Borrower’s Designated Disbursement Account or as the Borrower, the Administrative Agent, and the Swingline Lender may otherwise agree. Anything contained in the foregoing to the contrary notwithstanding, the undertaking of the Swingline Lender to make Swingline Loans shall be subject to all of the terms and conditions of this Agreement (provided that the Swingline Lender shall be entitled to assume that the conditions precedent to an advance of any Swingline Loan have been satisfied unless notified to the contrary by the Administrative Agent or the Required Lenders).

(iii) Refunding Swingline Loans. In its sole and absolute discretion, the Swingline Lender may at any time, on behalf of the Borrower (which hereby irrevocably authorizes the Swingline Lender to act on its behalf for such purpose) and with notice to the Borrower and the Administrative Agent, request each Lender to make a Revolving Loan in an amount equal to such Lender’s Percentage of the amount of the Swingline Loans outstanding on the date such notice is given. Unless an Event of Default described in Section 9.1(j) or 9.1(k) exists with respect to the Borrower, regardless of the existence of any other Event of Default, each Lender shall make the proceeds of its requested Revolving Loan available to the Administrative Agent for the account of the Swingline Lender), in immediately available funds, at the Administrative Agent’s office in Chicago, Illinois (or such other location designated by the Administrative Agent), before 12:00 Noon (Chicago time) on the Business Day following the day such notice is given. The Administrative Agent shall promptly remit the proceeds of such Borrowing to the Swingline Lender to repay the outstanding Swingline Loans.

(iii) Participation in Swingline Loans. If any Lender refuses or otherwise fails to make a Revolving Loan when requested by the Swingline Lender pursuant to Section 2.1(b)(ii) above (because an Event of Default described in Section 9.1(j) or 9.1(k) exists with respect to the Borrower or otherwise), such Lender will, by the time and in the manner such Revolving Loan was to have been funded to the Swingline Lender, purchase from the Swingline Lender an undivided participating interest in the outstanding Swingline Loans in an amount equal to its Percentage of the aggregate principal amount of Swingline Loans that were to have been repaid with such Revolving Loans. Each Lender that so purchases a participation in a Swingline Loan shall thereafter be entitled to receive its Percentage of each payment of principal received on the Swingline Loan and of interest received thereon accruing from the date such Lender funded to the Swingline Lender its participation in such Loan. The several obligations of the Lenders under this Section shall be absolute, irrevocable, and unconditional under any and all circumstances whatsoever and shall not be subject to any set-off, counterclaim or defense to payment which any Lender may have or have had against the Borrower, any other Lender, or any other Person whatsoever. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or by any reduction or termination of the Commitments of any Lender, and each payment made by a Lender under this Section shall be made without any offset, abatement, withholding, or reduction whatsoever.

Section 2.2. Applicable Interest Rates.

(a) Revolving Loans. Each Revolving Loan made or maintained by a Lender shall bear interest (computed on the basis of a year of 360 days and the actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced until repaid at a rate per annum equal to the Loan Rate as in effect from time to time, payable by the Borrower on each Interest Payment Date and at maturity (whether by acceleration or otherwise) and interest after maturity shall be due and payable on demand.

(b) Swingline Loans. Each Swingline Loan made or maintained by a Lender shall bear interest (computed on the basis of a year of 360 days and the actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced until repaid at a rate per annum equal to the Loan Rate as in effect from time to time, payable by the Borrower on each Interest Payment Date and at maturity (whether by acceleration or otherwise) and interest after maturity shall be due and payable on demand.

(c) Rate Determinations. The Administrative Agent shall determine each interest rate applicable to the Loans hereunder, and its determination thereof shall be conclusive and binding except in the case of manifest error.

Section 2.3. Minimum Borrowing Amounts; Maximum Eurodollar Loans. Each Borrowing of Revolving Loans advanced under the Revolving Facility shall be in an amount not less than $50,000 or such greater amount which is an integral multiple of $50,000. Each Swingline Loan shall be in a minimum amount of $50,000 or such greater amount which is an integral multiple of $50,000.

Section 2.4. Manner of Borrowing Loans and Designating Applicable Interest Rates.

(a) Notice to the Administrative Agent. The Borrower shall give notice to the Administrative Agent by no later than 11:00 a.m. (Chicago time) on the date the Borrower requests the Lenders to advance a Borrowing of Loans. The Borrower shall give all such notices requesting the advance of a Borrowing to the Administrative Agent by telephone, telecopy, or other telecommunication device acceptable to the Administrative Agent (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing in a manner acceptable to the Administrative Agent), substantially in the form attached hereto as Exhibit A (Notice of Borrowing) or in such other form acceptable to the Administrative Agent. All such notices concerning the advance of a Borrowing shall specify the date of the requested advance of a Borrowing (which shall be a Business Day) and the amount of the requested Borrowing. The

Borrowers agree that the Administrative Agent may rely on any such telephonic, telecopy or other telecommunication notice given by any person the Administrative Agent in good faith believes is an Authorized Representative without the necessity of independent investigation, and in the event any such notice by telephone conflicts with any written confirmation such telephonic notice shall govern if the Administrative Agent has acted in reliance thereon.

(b) Notice to the Lenders. The Administrative Agent shall give prompt telephonic, telecopy or other telecommunication notice to each Lender of any notice from the Borrower received pursuant to Section 2.4(a) above.

(c) Disbursement of Loans. Not later than 2:00 p.m. (Chicago time) on the date of any requested advance of a new Borrowing, subject to Section 7, each Lender shall make available its Loan comprising part of such Borrowing in funds immediately available at the principal office of the Administrative Agent in Chicago, Illinois (or at such other location as the Administrative Agent shall designate). The Administrative Agent shall make the proceeds of each new Borrowing available to the Borrower at the Administrative Agent’s principal office in Chicago, Illinois (or at such other location as the Administrative Agent shall designate), by depositing or wire transferring such proceeds to the credit of the Borrower’s Designated Disbursement Account or as the Borrower and the Administrative Agent may otherwise agree.

(d) Administrative Agent Reliance on Lender Funding. Unless the Administrative Agent shall have been notified by a Lender prior to the date on which such Lender is scheduled to make payment to the Administrative Agent of the proceeds of a Loan (which notice shall be effective upon receipt) that such Lender does not intend to make such payment, the Administrative Agent may assume that such Lender has made such payment when due and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to the Borrower the proceeds of the Loan to be made by such Lender and, if any Lender has not in fact made such payment to the Administrative Agent, such Lender shall, on demand, pay to the Administrative Agent the amount made available to the Borrower attributable to such Lender together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on (but excluding) the date such Lender pays such amount to the Administrative Agent at a rate per annum equal to: (1) from the date the related advance was made by the Administrative Agent to the date two (2) Business Days after payment by such Lender is due hereunder, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation for each such day and (ii) from the date two (2) Business Days after the date such payment is due from such Lender to the date such payment is made by such Lender, the Loan Rate in effect for each such day. If such amount is not received from such Lender by the Administrative Agent immediately upon demand, the Borrower will, on demand, repay to the Administrative Agent the proceeds of the Loan attributable to such Lender with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

Section 2.5. Maturity of Loans.

(a) Revolving Loans. Each Revolving Loan, both for principal and interest not sooner paid, shall mature and be due and payable by the Borrower on the Termination Date, provided that, subject to the provisions of Section 2.13, the Revolving Loans owing to any Declining Lender, both for principal and interest not sooner paid, shall mature and be due and payable by the Borrower on the relevant Declining Lender Termination Date.

(b) Swingline Loans. Each Swingline Loan, both for principal and interest not sooner paid, shall mature and be due and payable by the Borrower on the Termination Date.

Section 2.6. Prepayments.

(a) Optional. The Borrower may prepay in whole or in part (but, if in part, then in an amount such that the minimum amount required for a Borrowing pursuant to Section 2.3 remains outstanding) upon prior written notice delivered by the Borrower to the Administrative Agent no later than 10:00 a.m. (Chicago time) on the date of prepayment (or, in any case, such shorter period of time then agreed to by the Administrative Agent), such prepayment to be made by the payment of the principal amount to be prepaid and, if required by the Administrative Agent, accrued interest thereon to the date fixed for prepayment.

(b) Mandatory. (i) The Borrower shall, on each date the Commitments are reduced pursuant to Section 2.9, prepay the Swingline Loans and Revolving Loans by the amount, if any, necessary to reduce the sum of the aggregate principal amount of Swingline Loans and Revolving Loans then outstanding to the amount to which the Commitments have been so reduced.

(ii) If at any time the sum of the unpaid principal balance of the Swingline Loans and Revolving Loans then outstanding shall be in excess of the Borrowing Base as determined on the basis of the most recent Borrowing Base Certificate, the Borrower shall immediately and without notice or demand pay over the amount of the excess to the Administrative Agent for the account of the Lenders as and for a mandatory prepayment on such Obligations, with each such prepayment first to be applied to the Swingline Loans until paid in full and then to Revolving Loans.

(iii) If any Loan Party shall at any time or from time to time make or agree to make a Disposition of Receivables then included in the Borrowing Base or that otherwise constitute Collateral subject to the Lien of the Administrative Agent (whether or not then included in the Borrowing Base), which Disposition shall be subject to the conditions of Section 8.10(f), then the Borrower shall promptly notify the Administrative Agent of such proposed Disposition (including the amount of the estimated Net Cash Proceeds to be received by such Loan Party in respect thereof) and, promptly upon receipt by the relevant Loan Party of the Net Cash Proceeds of such Disposition, the Borrower shall prepay the Obligations to the extent a Borrowing Base Deficiency exists or would result following such Disposition in an aggregate amount equal to the lesser of the amount of such Borrowing Base Deficiency and 100% of all such Net Cash Proceeds, with each such prepayment first to be applied to the Swingline Loans until paid in full and then to Revolving Loans.

(iv) If any Loan Party shall at any time or from time to time make or agree to make a Disposition outside the normal course of business (other than as described in Section 2.6(b)(iii) above) or shall suffer an Event of Loss with respect to any Property then included as part of the Collateral, then the Borrower shall promptly notify the Administrative Agent of such proposed Disposition or Event of Loss (including the amount of the estimated Net Cash Proceeds to be received by such Loan Party in respect thereof) and, promptly upon receipt by the relevant Loan Party of the Net Cash Proceeds of such Disposition or Event of Loss, the Borrower shall prepay the Obligations in an aggregate amount equal to 100% of the amount of all such Net Cash Proceeds, with each such prepayment first to be applied to the Swingline Loans until paid in full and then to Revolving Loans; provided that (x) so long as no Default then exists, this subsection shall not require any such prepayment with respect to Net Cash Proceeds received on account of an Event of Loss so long as such Net Cash Proceeds are applied to replace or restore the relevant Property and (y) this subsection shall not require any such prepayment with respect to Net Cash Proceeds received on account of Dispositions during any fiscal year of the Borrower not exceeding $500,000 in the aggregate so long as no Default then exists.

(v) Each prepayment of Loans under this Section 2.6(b) shall be made by the payment of the principal amount to be prepaid and, if then required by the Administrative Agent, accrued interest thereon to the date of prepayment.

(c) Any amount of Swingline Loans and Revolving Loans paid or prepaid before the Termination Date may, subject to the terms and conditions of this Agreement, be borrowed, repaid and borrowed again.

Section 2.7. Default Rate. Notwithstanding anything to the contrary contained herein, while any Event of Default exists or after acceleration, the Borrowers shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all Loans and other amounts at a rate per annum equal to the sum of 2.0% plus the Loan Rate from time to time in effect; provided, however, that in the absence of acceleration pursuant to Section 9.2 or 9.3, any adjustments pursuant to this Section shall be made at the election of the Administrative Agent, acting at the request or with the consent of the Required Lenders, with written notice to the Company (which election may be retroactively effective to the date of such Event of Default). While any Event of Default exists or after acceleration, interest shall be paid on demand of the Administrative Agent at the request or with the consent of the Required Lenders.

Section 2.8. Evidence of Indebtedness. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(b) The Administrative Agent shall also maintain accounts in which it will record (i) the amount of each Loan made hereunder and the type thereof, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.

(c) The entries maintained in the accounts maintained pursuant to subsections (a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

(d) Any Lender may request that its Loans be evidenced by a promissory note or notes in the forms of Exhibit B-1 (in the case of its Revolving Loans and referred to herein as a “Revolving Note”) or B-2 (in the case of its Swingline Loans and referred to herein as a “Swing Note”), as applicable (the Revolving Notes and Swing Note being hereinafter referred to collectively as the “Notes” and individually as a “Note”). In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to such Lender or its registered assigns in the amount of the relevant Commitment or Swingline Sublimit, as applicable. Thereafter, the Loans evidenced by such Note or Notes and interest thereon shall at all times (including after any assignment pursuant to Section 13.2) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 13.2, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in subsections (a) and (b) above.

Section 2.9. Commitment Terminations. The Borrower shall have the right at any time and from time to time, upon five (5) Business Days prior written notice to the Administrative Agent (or such shorter period of time agreed to by the Administrative Agent), to terminate the Commitments without premium or penalty and in whole or in part, any partial termination to be (i) in an amount not less than $5,000,000 and (ii) allocated ratably among the Lenders in proportion to their respective Percentages, provided that the Commitments may not be reduced to an amount less than the sum of the aggregate principal amount of Swingline Loans and Revolving Loans then outstanding. Any termination of the Commitments below the Swingline Sublimit then in effect shall reduce the Swingline Sublimit by a like amount. The Administrative Agent shall give prompt notice to each Lender of any such termination of the Commitments. Any termination of the Commitments pursuant to this Section may not be reinstated.

Section 2.10. Replacement of Lenders. If any Lender requests compensation under Section 4.4, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.1 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 4.7, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 13.2), all of its interests, rights (other than its existing rights to payments pursuant to Section 4.1 or Section 4.4) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i) the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 13.2;

(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii) in the case of any such assignment resulting from a claim for compensation under Section 4.4 or payments required to be made pursuant to Section 4.1, such assignment will result in a reduction in such compensation or payments thereafter;

(iv) such assignment does not conflict with applicable law; and

(v) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 2.11. Defaulting Lenders.

(a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 9 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 13.7 hereto shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Swingline Lender hereunder; third, as the Borrower may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fourth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fifth, to the payment of any amounts owing to the Lenders or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; sixth, so long as no Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and seventh, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 7.1 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans and funded and unfunded participations in Swingline Loans are held by the Lenders pro rata in accordance with their Percentages of the relevant Commitments without giving effect to Section 2.11(a)(iv) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. No Defaulting Lender shall be entitled to receive any unused fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(iv) Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Percentages of the relevant Commitments (calculated without regard to such Defaulting Lender’s Commitments) but only to the extent that (x) the conditions set forth in Section 7.1 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Loans and interests in Swingline Loans of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v) Repayment of Swingline Loans. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to them hereunder or under law, prepay Swingline Loans in an amount equal to the Swing Lender’s Fronting Exposure.

(b) Defaulting Lender Cure. If the Borrower, the Administrative Agent and the Swingline Lender agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Swingline Loans to be held pro rata by the Lenders in accordance with their respective Percentages of the relevant Commitments (without giving effect to Section 2.11(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c) New Swingline Loans. So long as any Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan.

Section 2.12. Increase in Commitments. The Borrower may, on any Business Day prior to the Termination Date, with the written consent of the Administrative Agent, increase the aggregate amount of the Commitments by delivering an increase request substantially in the form attached hereto as Exhibit H (or in such other form acceptable to the Administrative Agent) to the Administrative Agent at least five (5) Business Days prior to the desired effective date of such increase (the “Revolver Increase”) identifying an additional Lender (or additional Commitment for an existing Lender) and the amount of its Commitment (or additional amount of its Commitment); provided, however, that:

(a) the aggregate amount of all such Revolver Increases shall not exceed $30,000,000 and any such Revolver Increase shall be in an amount not less than $10,000,000 (or such lesser amount then agreed to by the Administrative Agent);

(b) no Default shall have occurred and be continuing at the time of the request or the effective date of the Revolver Increase; and

(c) each of the representations and warranties set forth in Section 6 and in the other Loan Documents shall be and remain true and correct on the effective date of such Revolver Increase, except to the extent the same expressly relate to an earlier date, in which case they shall be true and correct as of such earlier date.

The effective date of the Revolver Increase shall be agreed upon by the Borrower and the Administrative Agent. Upon the effectiveness thereof, Schedule 2.1 shall be deemed amended to reflect the Revolver Increase and the new Lender (or, if applicable, existing Lender) shall advance Revolving Loans in an amount sufficient such that after giving effect to its Revolving Loans each Lender shall have outstanding its Percentage of all Revolving Loans outstanding under the Commitments. It shall be a condition to such effectiveness that the Borrower shall not have terminated any portion of the Commitments pursuant to Section 2.9. The Borrower agrees to pay the expenses of the Administrative Agent (including reasonable attorneys fees) relating to any Revolver Increase. Notwithstanding anything herein to the contrary, no Lender shall have any obligation to increase its Commitment and no Lender’s Commitment shall be increased without its consent thereto, and each Lender may at its option, unconditionally and without cause, decline to increase its Commitment.

Section 2.13. Extensions of Termination Date. The Borrower may, by written notice to the Administrative Agent (which shall promptly deliver a copy to each of the Lenders) not less than forty five (45) days and not more than ninety (90) days prior to each anniversary of the date hereof, request that the Lenders extend the Termination Date and the Commitments for an additional period of one year. Each Lender shall, by notice to the Borrower and the Administrative Agent given not later than the 20th day after the date of the Administrative Agent’s receipt of the extension request from the Borrower, advise the Borrower whether or not it agrees to the requested extension (each Lender agreeing to a requested extension being called a “Consenting Lender” and each Lender declining to agree to a requested extension being called a “Declining Lender”). Any Lender that has not so advised the Administrative Agent by such day shall be deemed to have declined to agree to such extension and shall be a Declining Lender. If Lenders constituting the Required Lenders shall have agreed to an extension request, then the Termination Date shall, as to the Consenting Lenders, be extended to the first anniversary of the Termination Date theretofore in effect. The decision to agree or withhold agreement to any Termination Date extension shall be at the sole discretion of each Lender. The Borrower shall have the right to replace any Declining Lender as provided in Section 2.10. Each Commitment of any Declining Lender not so replaced shall terminate on the Termination Date in effect as to such Lender prior to giving effect to any such extension (such Termination Date being called the “Existing Termination Date”). The principal amount of any outstanding Loans made by such Declining Lenders, together with any accrued interest thereon and any accrued fees and other amounts payable to or for the accounts of such Declining Lenders hereunder, shall be due and payable on the Existing Termination Date, and on the Existing Termination Date the Borrower shall also make such other prepayments of Loans as shall be required in order that, after giving effect to the termination of the Commitments of, and all payments to, Declining Lenders pursuant to this sentence, the sum of the aggregate Revolving Credit Exposures will not exceed the total Commitments; provided that, in the event any Lender does not extend its Commitment beyond the initial 3-year term of this Agreement (i.e., January 8, 2017), (i) the principal amount of any Loans made by such Declining Lenders outstanding on the Existing Termination Date shall be due 12 months after its Existing Termination Date or such earlier date on which the Commitments are terminated in whole pursuant to Section 2.9, 9.2 or 9.3 (the “Declining Lender Maturity Date”), (ii) in the event any prepayments of Loans shall be due or made after the relevant Existing Termination Date, such Declining Lender shall be entitled to receive its Percentage thereof as a permanent reduction to the outstanding Loans owing to such Declining

Lender, (iii) interest shall continue to accrued on the outstanding Loans owing to such Declining Lender, which interest shall be due on each Interest Payment Date and on the Declining Lender Maturity Date, and (iv) all other Obligations owing the Declining Lender shall be due and payable as otherwise provided for in this Agreement. Notwithstanding the foregoing, no extension of the Termination Date pursuant to this Section shall become effective unless (i) on the anniversary of the date hereof that immediately follows the date on which the Borrower deliver the applicable request for extension of the Termination Date, the conditions set forth in Section 7.1 shall be satisfied with all references in such Section to the making of Loans being deemed to be references to such extension) and (ii) the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Responsible Officer of the Borrower.

SECTION 3.	FEES.

Section 3.1. Fees.

(a) Unused Fee. The Borrower shall pay to the Administrative Agent for the ratable account of the Lenders in accordance with their Percentages an unused fee at the rate per annum (computed on the basis of a year of 360 days and the actual number of days elapsed) equal to (i) 0.50% times the daily amount by which the aggregate Commitments exceed the principal amount of Revolving Loans then outstanding for any day where the Unused Commitments are equal to or greater than 50% of the aggregate Commitments and (ii) 0.20% times the daily amount by which the aggregate Commitments exceed the principal amount of Revolving Loans then outstanding for any day where the Unused Commitments are less than 50% of the aggregate Commitments. For the avoidance of doubt, the principal amount of Swingline Loans shall not be counted towards or considered usage of the Commitments for purposes of this Section. Such unused fee shall be payable quarterly in arrears on the last day of each March, June, September, and December in each year (commencing on the first such date occurring after the date hereof) and on the Termination Date, unless the Commitments are terminated in whole on an earlier date, in which event the unused fee for the period to the date of such termination in whole shall be paid on the date of such termination.

(b) Administrative Agent Fees. The Borrower shall pay to the Administrative Agent, for its own use and benefit, the fees agreed to between the Administrative Agent and the Borrower in a fee letter dated January 8, 2014, or as otherwise agreed to in writing between them.

SECTION 4.	TAXES; CHANGE IN CIRCUMSTANCES, INCREASED COSTS, AND FUNDING INDEMNITY.

Section 4.1. Taxes.

(a) Certain Defined Terms. For purposes of this Section, the term “applicable law” includes FATCA.

(b) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c) Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d) Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient, within ten (10) Business Days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) Business Days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 13.2(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this subsection (e).

(f) Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 4.1(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(i) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii) executed originals of IRS Form W-8ECI;

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(iv) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This subsection shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i) Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 4.2. Intentionally Deleted.

Section 4.3. Intentionally Deleted.

Section 4.4. Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or other Recipient, the Borrower will pay to such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Swingline Loans held by, such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender setting forth in reasonable detail the event giving rise to such Lender’s claim for compensation and showing in reasonable detail the calculation of any amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 4.5. Intentionally Deleted.

Section 4.6. Intentionally Deleted.

Section 4.7. Lending Offices; Mitigation Obligations. Each Lender may, at its option, elect to make its Loans hereunder at the branch, office or affiliate specified in its Administrative Questionnaire (each a “Lending Office”) for each type of Loan available hereunder or at such other of its branches, offices or affiliates as it may from time to time elect and designate in a written notice to the Borrower and the Administrative Agent. If any Lender requests compensation under Section 4.4, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.1, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 4.1 or 4.4, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

SECTION 5.	PLACE AND APPLICATION OF PAYMENTS.

Section 5.1. Place and Application of Payments. All payments of principal of and interest on the Loans and all other Obligations payable by the Borrower under this Agreement and the other Loan Documents, shall be made by the Borrower to the Administrative Agent by no later than 2:00 p.m. (Chicago time) on the due date thereof at the office of the Administrative Agent in Chicago, Illinois (or such other location as the Administrative Agent may designate to the Borrower), for the benefit of the Lender(s) entitled thereto. Any payments received after such time shall be deemed to have been received by the Administrative Agent on the next Business Day. All such payments shall be made in U.S. Dollars, in immediately available funds at the place of payment, in each case without set-off or counterclaim. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest on Loans ratably to the Lenders and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at a rate per annum equal to: (i) from the date the distribution was made to the date two (2) Business Days after payment by such Lender is due hereunder, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation for each such day and (ii) from the date two (2) Business Days after the date such payment is due from such Lender to the date such payment is made by such Lender, the Loan Rate in effect for each such day.

Section 5.2. Non-Business Days. If any payment hereunder becomes due and payable on a day which is not a Business Day, the due date of such payment shall be extended to the next succeeding Business Day on which date such payment shall be due and payable. In the case of any payment of principal falling due on a day which is not a Business Day, interest on such principal amount shall continue to accrue during such extension at the rate per annum then in effect, which accrued amount shall be due and payable on the next scheduled date for the payment of interest.

Section 5.3. Payments Set Aside. To the extent that any payment by or on behalf of the Borrower or any other Loan Party is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation for each such day.

Section 5.4. Account Debit. The Borrower hereby irrevocably authorizes the Administrative Agent to charge any of the Borrower’s deposit accounts maintained with the Administrative Agent for the amounts from time to time necessary to pay any then due Obligations; provided that the Borrower acknowledges and agrees that the Administrative Agent shall not be under an obligation to do so and the Administrative Agent shall not incur any liability to the Borrower or any other Person for the Administrative Agent’s failure to do so.

SECTION 6.	REPRESENTATIONS AND WARRANTIES.

Each Loan Party represents and warrants to the Administrative Agent and the Lenders as follows:

Section 6.1. Organization and Qualification. Each Loan Party is duly organized, validly existing, and in good standing as a corporation, limited liability company, or partnership, as applicable, under the laws of the jurisdiction in which it is organized, has full and adequate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying, except where the failure to do so would not have a Material Adverse Effect.

Section 6.2. Subsidiaries. Each Subsidiary that is not a Loan Party is duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is organized, has full and adequate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying, except where the failure to do so would not have a Material Adverse Effect. Schedule 6.2 hereto identifies each Subsidiary (including Subsidiaries that are Loan Parties), the jurisdiction of its organization, the percentage of issued and outstanding shares of each class of its capital stock or other equity interests owned by any Loan Party and its Subsidiaries and, if such percentage is not 100% (excluding directors’ qualifying shares as required by law), a description of each class of its authorized capital stock and other equity interests and the number of shares of each class issued and outstanding. All of the outstanding shares of capital stock and other equity interests of each Subsidiary are validly issued and outstanding and fully paid and nonassessable and all such shares and other equity interests indicated on Schedule 6.2 as owned by the relevant Loan Party or another Subsidiary are owned, beneficially and of record, by such Loan Party or such Subsidiary free and clear of all Liens other than the Liens granted in favor of the Administrative Agent pursuant to the Collateral Documents or otherwise permitted by this Agreement. There are no outstanding commitments or other obligations of any Subsidiary to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of any Subsidiary.

Section 6.3. Authority and Validity of Obligations. Each Loan Party has full right and authority to enter into this Agreement and the other Loan Documents executed by it, to make the borrowings herein provided for (in the case of the Borrower), to guarantee the Secured Obligations (in the case of each Guarantor), to grant to the Administrative Agent the Liens described in the Collateral Documents executed by such Loan Party, and to perform all of its obligations hereunder and under the other Loan Documents executed by it. The Loan Documents delivered by the Loan Parties and their Subsidiaries have been duly authorized, executed, and delivered by such Persons and constitute valid and binding obligations of such Loan Parties and their Subsidiaries enforceable against each of them in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law); and this Agreement and the other Loan Documents do not, nor does the performance or observance by any Loan Party or any Subsidiary of any of the matters and things herein or therein provided for, (a) contravene or constitute a default under any provision of law or any judgment, injunction, order or decree binding upon any Loan Party or any Subsidiary of a Loan Party or any provision of the organizational documents (e.g., charter, certificate or articles of incorporation and by-laws, certificate or articles of association and operating agreement, partnership agreement, or other similar organizational documents) of any Loan Party or any Subsidiary of a Loan Party, (b) contravene or constitute a default under any covenant, indenture or agreement of or affecting any Loan Party or any Subsidiary of a Loan Party or any of their respective Property, in each case where such contravention or default, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (c) result in the creation or imposition of any Lien on any Property of any Loan Party or any Subsidiary of a Loan Party other than the Liens granted in favor of the Administrative Agent pursuant to the Collateral Documents.

Section 6.4. Use of Proceeds; Margin Stock. The Borrower shall use the proceeds of the Revolving Facility to refinance existing Indebtedness outstanding on the Closing Date and for its general working capital purposes and for such other legal and proper purposes as are consistent with all applicable laws. No Loan Party nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan or any other extension of credit made hereunder will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock. Margin stock (as hereinabove defined) constitutes less than 25% of the assets of the Loan Parties and their Subsidiaries which are subject to any limitation on sale, pledge or other restriction hereunder.

Section 6.5. Financial Reports. The consolidated balance sheet of the Loan Parties and their Subsidiaries as at March 31, 2013, and the related consolidated statements of income, retained earnings and cash flows of the Loan Parties and their Subsidiaries for the fiscal year then ended, and accompanying notes thereto, which financial statements are accompanied by the audit report of Grant Thornton LLP, independent public accountants, and the unaudited interim consolidated balance sheet of the Loan Parties and their Subsidiaries as at September 30, 2013, and the related consolidated statements of income, retained earnings and cash flows of the Loan Parties and their Subsidiaries for the six (6) months then ended, heretofore furnished to the Administrative Agent and the Lenders, fairly present the consolidated financial condition of the Loan Parties and their Subsidiaries as at said dates and the consolidated results of their operations and cash flows for the periods then ended in conformity with GAAP applied on a consistent basis. Neither any Loan Party nor any of its Subsidiaries has contingent liabilities which are material to it other than as indicated on such financial statements or, with respect to future periods, on the financial statements furnished pursuant to Section 8.5.

Section 6.6. No Material Adverse Change. Since March 31, 2013, there has been no change in the condition (financial or otherwise) or business prospects of any Loan Party or any Subsidiary of a Loan Party except those occurring in the ordinary course of business, none of which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

Section 6.7. Full Disclosure. The statements and information furnished to the Administrative Agent and the Lenders in connection with the negotiation of this Agreement and the other Loan Documents and the commitments by the Lenders to provide all or part of the financing contemplated hereby do not contain any untrue statements of a material fact or omit a material fact necessary to make the material statements contained herein or therein not misleading, the Administrative Agent and the Lenders acknowledging that as to any projections furnished to the Administrative Agent and the Lenders, the Loan Parties only represent that the same were prepared on the basis of information and estimates the Loan Parties believed to be reasonable.

Section 6.8. Trademarks, Franchises, and Licenses. The Loan Parties and their Subsidiaries own, possess, or have the right to use all necessary patents, licenses, franchises, trademarks, trade names, trade styles, copyrights, trade secrets, know how, and confidential commercial and proprietary information to conduct their businesses as now conducted, without known conflict with any patent, license, franchise, trademark, trade name, trade style, copyright or other proprietary right of any other Person.

Section 6.9. Governmental Authority and Licensing. The Loan Parties and their Subsidiaries have received all licenses, permits, and approvals of all federal, state, and local governmental authorities, if any, necessary to conduct their businesses, in each case where the failure to obtain or maintain the same could reasonably be expected to have a Material Adverse Effect. No investigation or proceeding which, if adversely determined, could reasonably be expected to result in revocation or denial of any material license, permit or approval is pending or, to the knowledge of the any Loan Party, threatened.

Section 6.10. Good Title. The Loan Parties and their Subsidiaries have good and defensible title (or valid leasehold interests) to their assets as reflected on the most recent consolidated balance sheet of the Loan Parties and their Subsidiaries furnished to the Administrative Agent and the Lenders (except for sales of assets in the ordinary course of business), subject to no Liens other than such thereof as are permitted by Section 8.8.

Section 6.11. Litigation and Other Controversies. There is no litigation or governmental or arbitration proceeding or labor controversy pending, nor to the knowledge of any Loan Party threatened, against any Loan Party or any Subsidiary of a Loan Party or any of their respective Property which if adversely determined, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 6.12. Taxes. All federal and state income and other material Tax returns required to be filed by any Loan Party or any Subsidiary of a Loan Party in any jurisdiction have, in fact, been filed, and all Taxes upon any Loan Party or any Subsidiary of a Loan Party or upon any of their respective Property, income or franchises, which are shown to be due and payable in such returns, have been paid, except such Taxes, if any, as are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and as to which adequate reserves established in accordance with GAAP have been provided. No Loan Party knows of any proposed additional Tax assessment against it or its Subsidiaries for which adequate provisions in accordance with GAAP have not been made on their accounts. Adequate provisions in accordance with GAAP for Taxes on the books of each Loan Party and each of its Subsidiaries have been made for all open years, and for its current fiscal period.

Section 6.13. Approvals. No authorization, consent, license or exemption from, or filing or registration with, any court or governmental department, agency or instrumentality, nor any approval or consent of any other Person, is or will be necessary to the valid execution, delivery or performance by any Loan Party or any Subsidiary of a Loan Party of any Loan Document,

except for (i) such approvals which have been obtained prior to the date of this. Agreement and remain in full force and effect and (ii) filings which are necessary to perfect the security interests under the Collateral Documents.

Section 6.14. Affiliate Transactions. No Loan Party nor any of its Subsidiaries is a party to any contracts or agreements with any of its Affiliates on terms and conditions which are less favorable to such Loan Party or such Subsidiary than would be usual and customary in similar contracts or agreements between Persons not affiliated with each other.

Section 6.15. Investment Company. No Loan Party nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 6.16. ERISA. Each Loan Party and each other member of its Controlled Group has fulfilled its obligations under the minimum funding standards of and is in compliance in all material respects with ERISA and the Code to the extent applicable to it and has not incurred any liability to the PBGC or a Plan under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. No Loan Party nor any of its Subsidiaries has any contingent liabilities with respect to any post-retirement benefits under a Welfare Plan, other than liability for continuation coverage described in article 6 of Title I of ERISA.

Section 6.17. Compliance with Laws. The Loan Parties and their Subsidiaries are in compliance with all Legal Requirements applicable to or pertaining to their Property or business operations, where any such non-compliance, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 6.18. OFAC. (a) Each Loan Party is in compliance in all material respects with the requirements of all OFAC Sanctions Programs applicable to it, (b) each Subsidiary of each Loan Party is in compliance in all material respects with the requirements of all OFAC Sanctions Programs applicable to such Subsidiary, (c) each Loan Party has provided to the Administrative Agent and the Lenders all information requested by them regarding such Loan Party and its Affiliates and Subsidiaries necessary for the Administrative Agent and the Lenders to comply with all applicable OFAC Sanctions Programs, and (d) to the best of each Loan Party’s knowledge, no Loan Party nor any of its Affiliates or Subsidiaries is, as of the date hereof, named on the current OFAC SDN List.

Section 6.19. Labor Matters. There are no strikes, lockouts or slowdowns against any Loan Party or any Subsidiary of a Loan Party pending or, to the knowledge of any Loan Party, threatened. There are no collective bargaining agreements in effect between any Loan Party or any Subsidiary of a Loan Party and any labor union; and no Loan Party nor any of its Subsidiaries is under any obligation to assume any collective bargaining agreement to or conduct any negotiations with any labor union with respect to any future agreements. Each Loan Party and its Subsidiaries have remitted on a timely basis all amounts required to have been withheld and remitted (including withholdings from employee wages and salaries relating to income tax, employment insurance, and pension plan contributions), goods and services tax and all other amounts which if not paid when due could result in the creation of a Lien against any of its Property, except for Liens permitted by Section 8.8.

Section 6.20. Other Agreements. No Loan Party nor any of its Subsidiaries is in default under the terms of any covenant, indenture or agreement of or affecting such Person or any of its Property, which default if uncured could reasonably be expected to have a Material Adverse Effect.

Section 6.21. Solvency. The Loan Parties and their Subsidiaries are solvent, able to pay their debts as they become due, and have sufficient capital to carry on their business and all businesses in which they are about to engage.

Section 6.22. No Default. No Default has occurred and is continuing.

Section 6.23. No Broker Fees. No broker’s or finder’s fee or commission will be payable with respect hereto or any of the transactions contemplated thereby; and the Loan Parties hereby agree to indemnify the Administrative Agent and the Lenders against, and agree that they will hold the Administrative Agent and the Lenders harmless from, any claim, demand, or liability for any such broker’s or finder’s fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable attorneys’ fees) arising in connection with any such claim, demand, or liability.

SECTION 7.	CONDITIONS PRECEDENT.

Section 7.1. All Credit Events. At the time of each Credit Event hereunder:

(a) each of the representations and warranties set forth herein and in the other Loan Documents shall be and remain true and correct in all material respects as of said time (where not already qualified by materiality, otherwise in all respects), except to the extent the same expressly relate to an earlier date, in which case they shall be true and correct in all material respects (where not already qualified by materiality, otherwise in all respects) as of such earlier date;

(b) no Default shall have occurred and be continuing or would occur as a result of such Credit Event;

(c) after giving effect to such extension of credit the aggregate principal amount of all Swingline Loans and Revolving Loans outstanding under this Agreement shall not exceed the lesser of (i) the Commitments and (ii) the Borrowing Base as then in effect;

(d) in the case of a Borrowing the Administrative Agent shall have received the notice required by Section 2.4 (or 2.1(b), as the case may be); and

(e) such Credit Event shall not violate any order, judgment or decree of any court or other authority or any provision of law or regulation applicable to the Administrative Agent or any Lender (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System) as then in effect.

Each request for a Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date on such Credit Event as to the facts specified in subsections (a) through (d), both inclusive, of this Section; provided, however, that the Lenders may continue to make advances under the Revolving Facility, in the sole discretion of the Lenders with Commitments, notwithstanding the failure of the Borrower to satisfy one or more of the conditions set forth above and any such advances so made shall not be deemed a waiver of any Default or other condition set forth above that may then exist.

Section 7.2. Initial Credit Event. Before or concurrently with the initial Credit Event:

(a) the Administrative Agent shall have received this Agreement duly executed by the Borrower, the Guarantors (if any), and the Lenders;

(b) if requested by any Lender, the Administrative Agent shall have received for such Lender such Lender’s duly executed Notes of the Borrower dated the date hereof and otherwise in compliance with the provisions of Section 2.8;

(c) the Administrative Agent shall have received the Security Agreement duly executed by the Loan Parties, together with (i) UCC financing statements to be filed against each Loan Party, as debtor, in favor of the Administrative Agent, as secured party, (ii) the Lockbox Intercreditor Agreement, (iii) the Collateral Intercreditor Agreement (Cross Collateralization), and (iv) a duly completed and executed Perfection Certificate;

(d) the Administrative Agent shall have received the Subordination Agreement duly executed by the Borrower and the holders of the outstanding Subordinated Debt (or their agent), together with true and correct copies of the instruments and documents evidencing the outstanding Subordinated Debt or otherwise setting forth the terms and conditions relating thereto;

(e) the Administrative Agent shall have received evidence of insurance required to be maintained under the Loan Documents;

(f) the Administrative Agent shall have received copies of each Loan Party’s articles of incorporation and bylaws (or comparable organizational documents) and any amendments thereto, certified in each instance by its Secretary or Assistant Secretary (or comparable Responsible Officer);

(g) the Administrative Agent shall have received copies of resolutions of each Loan Party’s Board of Directors (or similar governing body) authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, together with specimen signatures of the persons authorized to execute such documents on each Loan Party’s behalf, all certified in each instance by its Secretary or Assistant Secretary (or comparable Responsible Officer);

(h) the Administrative Agent shall have received copies of the certificates of good standing for each Loan Party (dated no earlier than 30 days prior to the date hereof) from the office of the secretary of the state of its incorporation or organization and, in the case of the Borrower, the State of North Carolina, in which it is qualified to do business as a foreign corporation;

(i) the Administrative Agent shall have received a list of the Borrower’s Authorized Representatives;

(j) the Administrative Agent shall have received a certificate as to the Borrower’s Designated Disbursement Account;

(k) the Administrative Agent shall have received the initial fees called for by Section 3.1;

(1) the capital and organizational structure of the Loan Parties and their Subsidiaries shall be reasonably satisfactory to the Administrative Agent and the Lenders;

(m) each Lender shall have received (i) audited financial statements and unaudited quarterly financial statements (including an income statement, a balance sheet, and a cash flow statement) of the Loan Parties for the prior three (3) years, including unaudited quarterly financial statements for the period ended September 30, 2013, one (1)-year projected financial statements through March 31, 2015, and a closing balance sheet adjusted to give effect to the transaction in form and substance reasonably acceptable to the Administrative Agent and certified to by a Financial Officer of the Borrower; (ii) a Borrowing Base Certificate prepared by the Borrower and certified to by a Financial Officer of the Borrower evidencing Excess Availability as of the Closing Date after giving effect to the initial Credit Event and the transactions contemplated hereby and payment of all costs and expenses in connection therewith; (iii) certificate from a Responsible Officer of the Borrower certifying as to the Credit and Collection Policy in effect as of the Closing Date; and (iv) a certificate from a Responsible Officer of the Borrower certifying that since March 31, 2013, no Material Adverse Effect has occurred;

(n) the Administrative Agent shall have received financing statement, tax, and judgment Lien search results against each Loan Party and its Property evidencing the absence of Liens thereon except as permitted by Section 8.8;

(o) the Administrative Agent shall have received pay-off and Lien release letters from secured creditors of the Loan Parties (other than secured parties intended to remain outstanding after the Closing Date with Indebtedness and Liens permitted by Sections 8.7 and 8.8) setting forth, among other things, the total amount of indebtedness outstanding and owing to them (or outstanding letters of credit issued for the account of any Loan Party or its Subsidiaries) and containing an undertaking to cause to be delivered to the Administrative Agent UCC termination statements and any other Lien release instruments necessary to release their Liens on the assets of any Loan Party or any Subsidiary of a Loan Party, which pay-off and Lien release letters shall be in form and substance acceptable to the Administrative Agent;

(p) the Administrative Agent shall have received the favorable written opinion of counsel to each Loan Party, in form and substance reasonably satisfactory to the Administrative Agent;

(q) each of the Lenders shall have received, sufficiently in advance of the Closing Date, all documentation and other, information requested by any such Lender required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations (including without limitation, the Patriot Act), including, without limitation, the information described in Section 13.19; and the Administrative Agent shall have received a fully executed Internal Revenue Service Form W-9 (or its equivalent) for the Borrower and each other Loan Party; and

(r) the Administrative Agent shall have received such other agreements, instruments, documents, certificates, and opinions as the Administrative Agent may reasonably request.

SECTION 8.	COVENANTS.

Each Loan Party agrees that, so long as any credit is available to or in use by the Borrower hereunder, except to the extent compliance in any case or cases is waived in writing pursuant to the terms of Section 13.3:

Section 8.1. Maintenance of Business. Each Loan Party shall, and shall cause each of its Subsidiaries to, preserve and maintain its existence, except as otherwise provided in Section 8.10(c); provided, however, that nothing in this Section shall prevent the Borrower from dissolving any of its Subsidiaries if such action is, in the reasonable business judgment of the Borrower, desirable in the conduct of its business and is not disadvantageous in any material respect to the Lenders. Each Loan Party shall, and shall cause each of its Subsidiaries to, preserve and keep in force and effect all licenses, permits, franchises, approvals, patents, trademarks, trade names, trade styles, copyrights, and other proprietary rights necessary to the proper conduct of its business where the failure to do so could reasonably be expected to have a Material Adverse Effect.

Section 8.2. Maintenance of Properties. Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain, preserve, and keep its property, plant, and equipment in good repair, working order and condition (ordinary wear and tear excepted), and shall from time to time make all heedful and proper repairs, renewals, replacements, additions, and betterments thereto so that at all times the efficiency thereof shall be fully preserved and maintained, except to the extent that, in the reasonable business judgment of such Person, any such Property is no longer necessary for the proper conduct of the business of such Person.

Section 8.3. Taxes and Assessments. Each Loan Party shall duly pay and discharge, and shall cause each of its Subsidiaries to duly pay and discharge, all federal and state income and other material Taxes, rates, assessments, fees, and governmental charges upon or against it or its Property, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves are provided therefor.

Section 8.4. Insurance. Each Loan Party shall insure and keep insured, and shall cause each of its Subsidiaries to insure and keep insured, with good and responsible insurance companies, all insurable Property owned by it which is of a character usually insured by Persons similarly situated and operating like Properties against loss or damage from such hazards and risks (including flood insurance with respect to any improvements on real Property consisting of building or parking facilities in an area designated by a governmental body as having special flood hazards), and in such amounts, as are insured by Persons similarly situated and operating like Properties, but in no event at any time in an amount less than the replacement value of the Collateral. Each Loan Party shall also maintain, and shall cause each of its Subsidiaries to maintain, insurance with respect to the business of such Loan Party and its Subsidiaries, covering commercial general liability, statutory worker’s compensation and occupational disease, statutory structural work act liability, and business interruption and such other risks with good and responsible insurance companies, in such amounts and on such terms as the Administrative Agent or the Required Lenders shall reasonably request, but in any event as and to the extent usually insured by Persons similarly situated and conducting similar businesses. The Loan Parties shall in any event maintain insurance on the Collateral to the extent required by the Collateral Documents. The Borrower shall deliver to the Administrative Agent (a) on the Closing Date and at such other times as the Administrative Agent shall reasonably request, evidence of the maintenance of insurance required hereunder, (b) prior to the termination of any such policies, certificates evidencing the renewal thereof, and (c) promptly following request by the Administrative Agent, copies of all insurance policies of the Loan Parties and their Subsidiaries. The Borrower also agrees to deliver to the Administrative Agent, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies.

Section 8.5. Financial Reports. The Loan Parties shall, and shall cause each of their Subsidiaries to, maintain proper books of records and accounts reasonably necessary to prepare financial statements required to be delivered pursuant to this Section 8.5 in accordance with GAAP and shall furnish to the Administrative Agent and each Lender:

(a) as soon as available, and in any event no later than thirty (30) days after the last day of each calendar month, a Borrowing Base Certificate showing the computation of the Borrowing Base in reasonable detail as of the close of business on the last day of such month, together with a detailed listing of Eligible Receivables included therein and other Receivables pledged to the Administrative Agent (including, without limitation Receivables not then constituting Eligible Receivables), a summary stratification of Eligible Receivables (including Eligible Receivables by current value, Eligible Receivables by original value, a summary of original term, a summary of remaining term, Eligible Receivables vintage summary, Eligible Receivables obligor industry summary, delinquency summary, Eligible Receivables yield summary, Eligible Receivables by lease/loan summary, and Eligible Receivables by the largest twenty-five (25) obligors), and a Receivables quality report (each in form and substance, and with such detail, as the Administrative Agent may reasonably require), in each case prepared by the Borrower and certified to by a Financial Officer of the Borrower;

(b) as soon as available, and in any event no later than forty-five (45) days after the last day of each fiscal quarter of each fiscal year of the Borrower, a copy of the consolidated balance sheet of the Loan Parties and their Subsidiaries as of the last day of such fiscal quarter and the consolidated statements of income and retained earnings of the Loan Parties and their Subsidiaries for the fiscal quarter and for the fiscal year-to-date period then ended, each in reasonable detail showing in comparative form the figures for the corresponding date and period in the previous fiscal year, prepared by the Borrower in accordance with GAAP (subject to the absence of footnote disclosures and year-end audit adjustments), together with a report of the static pool cumulative gross defaults and static pool cumulative net losses prepared by the Borrower, each certified to by a Financial Officer of the Borrower;

(c) as soon as available, and in any event no later than one hundred twenty (120) days after the last day of each fiscal year of the Borrower, a copy of the consolidated balance sheet of the Loan Parties and their Subsidiaries as of the last day of the fiscal year then ended and the consolidated statements of income, retained earnings, and cash flows of the Loan Parties and their Subsidiaries for the fiscal year then ended, and accompanying notes thereto, each in reasonable detail showing in comparative form the figures for the previous fiscal year, accompanied in the case of the consolidated financial statements by an unqualified opinion of Grant Thornton LLP or another firm of independent public accountants of recognized standing, selected by the Borrower and reasonably satisfactory to the Administrative Agent, to the effect that the consolidated financial statements have been prepared in accordance with GAAP and present fairly in accordance with GAAP the consolidated financial condition of the Loan Parties and their Subsidiaries as of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended;

(d) promptly after receipt thereof, any additional written reports, management letters or other detailed information contained in writing concerning significant aspects of any Loan Party’s or any of its Subsidiary’s operations and financial affairs given to it by its independent public accountants subject, in each case, to applicable confidentiality requirements and/or other similar restrictions on the sharing of information with third parties (provided the Loan Parties shall use commercially reasonable efforts to permit such materials to be shared with the Administrative Agent, the Lenders and their agents and representatives);

(e) promptly after the sending or filing thereof, copies of each financial statement, report, notice or proxy statement sent by any Loan Party or any Subsidiary of a Loan Party to its stockholders or other equity holders, and copies of each regular, periodic or special report, registration statement or prospectus (including all Form 10-K, Form 10-Q and Form 8-K reports) filed by any Loan Party or any Subsidiary of a Loan Party with any securities exchange or the Securities and Exchange Commission or any successor agency;

(f) promptly after receipt thereof, a copy of each audit made by any regulatory agency of the books and records of any Loan Party or any Subsidiary of a Loan Party or of notice of any material noncompliance with any applicable law, regulation or guideline relating to any Loan Party or any Subsidiary of a Loan Party or their respective business subject, in each case, to applicable confidentiality requirements and/or other similar restrictions on the sharing of information with third parties (provided the Loan Parties shall use commercially reasonable efforts to permit such materials to be shared with the Administrative Agent, the Lenders and their agents and representatives);

(g) as soon as available, and in any event no later than one hundred twenty (120) days after the end of each fiscal year of the Borrower, a copy of the consolidated business plan for the Loan Parties and their Subsidiaries for the current fiscal year, such business plan to show the projected consolidated revenues, expenses and balance sheet of the Loan Parties and their Subsidiaries on a quarter-by-quarter basis, such business plan to be in reasonable detail prepared by the Borrower and in form reasonably satisfactory to the Administrative Agent (which shall include a summary of all assumptions made in preparing such business plan);

(h) notice of any Change of Control;

(i) promptly (and, in any event, within three (3) Business Days) after knowledge thereof shall have come to the attention of any Responsible Officer of any Loan Party, written notice of (i) any threatened or pending litigation or governmental or arbitration proceeding or labor controversy against any Loan Party or any Subsidiary of a Loan Party or any of their Property which, if adversely determined, could reasonably be expected to have a Material Adverse Effect, (ii) the occurrence of any Material Adverse Effect, (iii) the occurrence of any Default, (iv) the outstanding balance of the Loans being in excess of the Borrowing Base at such time (which notice shall be accompanied by a current Borrowing Base Certificate), or (v) receipt of notice from the holder of any Subordinated Debt of such holder’s election to require the mandatory redemption or mandatory repayment of all or any part of the Subordinated Debt owed to it;

(j) promptly (and, in any event, within three (3) Business Days) after delivery or receipt thereof, copies of all notices (other than any periodic reports and routine notices) given to or by any Loan Party or any Subsidiary with respect to any “event of default,” “servicer termination event,” or “termination event” (or words of like import) pursuant to the purchase, financing or securitization documents relating to any Financing Subsidiary or of any “servicer default” under any servicing agreement entered into with respect to any Indebtedness of any Financing Subsidiary or of any Person terminating the Lockbox Intercreditor Agreement (or any agreement relating to the Lockbox Processing Procedures referred to therein) as to itself or its Property or collateral;

(k) with each of the financial statements delivered pursuant to subsections (b) and (c) above, a Compliance Certificate signed by a Financial Officer of the Borrower to the effect that to the best of such officer’s knowledge and belief no Default has occurred during the period covered by such statements or, if any such Default has occurred during such period, setting forth a description of such Default and specifying the action, if any, taken by the relevant Loan Party or its Subsidiary to remedy the same. Such certificate shall also set forth the calculations supporting such statements in respect of Section 8.25 (Financial Covenants); and

(l) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of any Loan Party or any Subsidiary of a Loan Party, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

Section 8.6. Inspection; Field Audits. Each Loan Party shall, and shall cause each of its Subsidiaries to, permit the Administrative Agent and each Lender, and each of their duly authorized representatives and agents to visit and inspect any of its Property, corporate books, and financial records, to examine and make copies of its books of accounts and other financial records, and to discuss its affairs, finances, and accounts with, and to be advised as to the same by, its officers, employees and independent public accountants (and by this provision the Loan Parties hereby authorize such accountants to discuss with the Administrative Agent and such Lenders the finances and affairs of the Loan Parties and their Subsidiaries) at such reasonable times and intervals as the Administrative Agent or any such Lender may designate and, so long as no Default exists, with reasonable prior notice to the Borrower. The Borrower shall pay to the Administrative Agent charges for field audits of the Collateral, inspections and visits to Property, inspections of corporate books and financial records, examinations and copies of books of accounts and financial record and other activities permitted in this Section performed by the Administrative Agent or its agents or third party firms, in such amounts as the Administrative Agent may from time to time request (the Administrative Agent acknowledging and agreeing that any internal charges for such audits and inspections shall be computed in the same manner as it at the time customarily uses for the assessment of charges for similar collateral audits); provided, however, that in the absence of any Default, the Borrower shall not be required to pay the Administrative Agent for more than one (1) such audit per calendar year (the Administrative Agent hereby agreeing to use commercially reasonable efforts to coordinate the scope and timing of any such filed audit to coincide with any similar field audit being conducted by any Affiliate of the Administrative Agent with respect to the Borrower or any of its Subsidiaries, including any Financing Subsidiaries, and, in the absence of any Default, to provide the Borrower an estimate of the expected cost and expenses related to any such audit prior to conducting the same).

Section 8.7. Borrowings and Guaranties. No Loan Party shall, nor shall it permit any of its Subsidiaries to, issue, incur, assume, guarantee, become liable for, create or have outstanding any Indebtedness, or incur liabilities under any Hedging Agreement; provided, however, that the foregoing shall not restrict nor operate to prevent:

(a) the Secured Obligations of the Loan Parties and their Subsidiaries owing to the Administrative Agent and the Lenders (and their Affiliates);

(b) purchase money indebtedness and Capitalized Lease Obligations of the Loan Parties and their Subsidiaries in an amount not to exceed $5,000,000 in the aggregate at any one time outstanding;

(c) obligations of the Loan Parties and their Subsidiaries arising out of interest rate, foreign currency, and commodity Hedging Agreements entered into with financial institutions in connection with bona fide hedging activities in the ordinary course of business and not for speculative purposes;

(d) endorsement of items for deposit or collection of commercial paper received in the ordinary course of business;

(e) intercompany advances from time to time owing between the Loan Parties in the ordinary course of business to finance their working capital needs;

(f) unsecured Qualifying Subordinated Debt of the Borrower from time to time outstanding;

(g) Indebtedness of Financing Subsidiaries, provided that no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by any Loan Party, (ii) is recourse to or obligates any Loan Party in any way other than as the seller of the relevant Contracts being financed pursuant to Standard Securitization Undertakings, or (iii) subjects any Property of any Loan Party, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than as the seller of Contracts being financed pursuant to Standard Securitization Undertakings;

(h) obligations in respect of Standard Securitization Undertakings;

(i) Indebtedness owed to any Person providing workers’ compensation, health, disability or other employee benefits (including contractual and statutory benefits) or property, casualty, liability or credit insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;

(j) Indebtedness in respect of netting services, overdraft protection and similar arrangements, in each case, in connection with cash management and deposit accounts;

(k) Indebtedness representing deferred compensation to directors, officers, employees of any Loan Party or any Subsidiary of a Loan Party incurred in the ordinary course of business; and

(l) unsecured Indebtedness of the Loan Parties and their Subsidiaries not otherwise permitted by this Section in an amount not to exceed $5,000,000 in the aggregate at any one time outstanding.

Section 8.8. Liens. No Loan Party shall, nor shall it permit any of its Subsidiaries to, create, incur or permit to exist any Lien of any kind on any Property owned by any such Person; provided, however, that the foregoing shall not apply to nor operate to prevent:

(a) Liens arising by statute in connection with worker’s compensation, unemployment insurance, old age benefits, social security obligations, Taxes, assessments, statutory obligations or other similar charges (other than Liens arising under ERISA), good faith cash deposits in connection with tenders, contracts or leases to which any Loan Party or any Subsidiary of a Loan Party is a party or other cash deposits required to be made in the ordinary course of business, provided in each case that the obligation is not for borrowed money and that the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves have been established therefor;

(b) mechanics’, workmen’s, materialmen’s, landlords’, carriers’ or other similar Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest;

(c) judgment Liens and judicial attachment Liens not constituting an Event of Default under Section 9.1(g) and the pledge of assets for the purpose of securing an appeal, stay or discharge in the course of any legal proceeding, provided that the aggregate amount of such judgment Liens and attachments and liabilities of the Loan Parties and their Subsidiaries secured by a pledge of assets permitted under this subsection, including interest and penalties thereon, if any, shall not be in excess of $5,000,000 at any one time outstanding;

(d) Liens on equipment of any Loan Party or any Subsidiary of a Loan Party created solely for the purpose of securing indebtedness permitted by Section 8.7(b), representing or incurred to finance the purchase price of such Property, provided that no such Lien shall extend to or cover other Property of such Loan Party or such Subsidiary other than the respective Property so acquired, and the principal amount of indebtedness secured by any such Lien shall at no time exceed the purchase price of such Property, as reduced by repayments of principal thereon;

(e) any interest or title of a lessor under any operating lease, including the filing of UCC financing statements solely as a precautionary measure in connection with operating leases entered into by any Loan Party or any Subsidiary of a Loan Party in the ordinary course of its business;

(f) easements, rights-of-way, restrictions, and other similar encumbrances against real property incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of any Loan Party or any Subsidiary of a Loan Party;

(g) bankers’ Liens, rights of setoff and other similar Liens (including under Section 4-210 of the UCC) in one or more deposit accounts maintained by any Loan Party or any Subsidiary of a Loan Party, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that, unless such Liens are non-consensual and arise by operation of law, in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(h) Liens on the assets of a Financing Subsidiary securing Indebtedness of such Financing Subsidiary permitted under Section 8.7(g), and any back-up security interest granted in such assets by a Loan Party in connection with the sale and securitization thereof;

(i) the rights of Obligors to use leased goods in accordance with the relevant Contracts in the ordinary course;

(j) Liens arising out of conditional sale, title retention, consignment or similar arrangements (including Liens arising under Section 2-502 of the UCC) for the sale of goods entered into by any Loan Party or its Subsidiary in the ordinary course of business;

(k) Liens granted in favor of the Administrative Agent pursuant to the Collateral Documents; and

(1) other Liens not otherwise permitted in clauses (a)-(k) above granted with respect to obligations that do not in the aggregate exceed $1,000,000 at any time outstanding, so long as such Liens do not encumber any Property included in the Borrowing Base or otherwise constituting Collateral.

Section 8.9. Investments, Acquisitions, Loans and Advances. No Loan Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, make, retain or have outstanding any investments (whether through purchase of stock or obligations or otherwise) in, or loans or advances to (other than for travel advances and other similar cash advances made to employees in the ordinary course of business), any other Person, or acquire all or any substantial part of the assets or business of any other Person or division thereof; provided, however, that the foregoing shall not apply to nor operate to prevent:

(a) Cash Equivalents;

(b) the Loan Parties’ existing investments in their respective Subsidiaries outstanding on the Closing Date and investments by a Loan Party after the Closing Date in any of its Subsidiaries that is a Loan Party;

(c) intercompany advances made from time to time between the Loan Parties in the ordinary course of business to finance their working capital needs;

(d) originations and purchases of Contracts, including purchases of portfolios of Contracts, in the ordinary course of business consistent with the Credit and Collection Policy then in effect, provided that the total consideration for any portfolio purchase of Contracts to be included in the Borrowing Base, when taken together with the total consideration for any other portfolio purchases over the immediately preceding twelve (12) months, does not exceed $4,000,000 in the aggregate unless such portfolio purchase is consented to in writing by the Required Lenders;

(e) investments by any Loan Party and its Subsidiaries in connection with interest rate, foreign currency, and commodity Hedging Agreements entered into with financial institutions in connection with bona fide hedging activities in the ordinary course of business and not for speculative purposes;

(f) investments (including debt obligations and equity interests) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business and upon the foreclosure with respect to any secured investment or other transfer of title with respect to any secured investment; and

(g) other investments, loans, and advances in addition to those otherwise permitted by this Section in an amount not to exceed $5,000,000 in the aggregate at any one time outstanding.

In determining the amount of investments, acquisitions, loans, and advances permitted under this Section, investments and acquisitions shall always be taken at the original cost thereof (regardless of any subsequent appreciation or depreciation therein), and loans and advances shall be taken at the principal amount thereof then remaining unpaid.

Section 8.10. Mergers, Consolidations and Sales. No Loan Party shall, nor shall it permit any of its Subsidiaries to, be a party to any merger or consolidation or amalgamation, or sell, transfer, lease or otherwise dispose of all or any part of its Property, including any disposition of Property as part of a sale and leaseback transaction, or in any event sell or discount (with or without recourse) any of its notes or accounts receivable; provided, however, that this Section shall not apply to nor operate to prevent:

(a) the sale or lease of inventory in the ordinary course of business (including the sale of leased Equipment at lease expiration, termination or following an Obligor default for fair market value in the ordinary course of business);

(b) the sale, transfer, lease or other disposition of Property of any Loan Party to one another in the ordinary course of its business;

(c) the merger of any Loan Party with and into the Borrower or any other Loan Party, provided that, in the case of any merger involving the Borrower, the Borrower is the corporation surviving the merger;

(d) the liquidation or dissolution of any Financing Subsidiaries, or the sale, transfer, lease or otherwise dispose of all or any part of the Property of any Financing Subsidiaries;

(e) the sale, transfer or other disposition of any tangible personal property that, in the reasonable business judgment of the relevant Loan Party or its Subsidiary, has become obsolete or worn out, and which is disposed of in the ordinary course of business;

(f) the sale of any Contracts, including rights to the leased Equipment subject thereto, including any such sale to any Financing Subsidiary, provided that, with respect to Contracts (and the related Equipment) that are then included in the Borrowing Base or that otherwise constitute Collateral hereunder, (i) such transaction is in the ordinary course of the relevant Loan Party’s business, (ii) no Default then exists or would arise after giving effect to such transaction, (iii) the Borrower provides the Administrative Agent prior written notice of such sale setting forth the terms and conditions thereof (including a description of the assets being sold and the purchase price to be paid), (iv) the Borrower provides the Administrative Agent (for distribution by it to the Lenders) a pro forma Borrowing Base Certificate showing that no Borrowing Base Deficiency exists or will result following application of amounts payable pursuant to clause (v), and (v) the lesser of (x) the Net Cash Proceeds from such sale and (y) the amount of any Borrowing Base Deficiency are paid over directly to the Administrative Agent for application to the Obligations then outstanding;

(g) the liquidation or dissolution of any Financing Subsidiaries or the sale, transfer, lease or otherwise dispose of all or any part of the Property of any Financing Subsidiaries; and

(h) the Disposition of Property (other than Contracts) of any Loan Party or any Subsidiary of a Loan Party (including any Disposition of Property as part of a sale and leaseback transaction) aggregating for all Loan Parties and their Subsidiaries not more than $5,000,000 during any fiscal year of the Borrower.

Section 8.11. Maintenance of Subsidiaries. No Loan Party shall assign, sell or transfer, nor shall it permit any of its Subsidiaries to issue, assign, sell or transfer, any shares of capital stock or other equity interests of a Subsidiary; provided, however, that the foregoing shall not operate to prevent (a) the issuance, sale, and transfer to any person of any shares of capital stock of a Subsidiary solely for the purpose of qualifying, and to the extent legally necessary to qualify, such person as a director of such Subsidiary and (b) any transaction permitted by Section 8.10(c) above.

Section 8.12. Dividends and Certain Other Restricted Payments. No Loan Party shall, nor shall it permit any of its Subsidiaries to, (a) declare or pay any dividends on or make any other distributions in respect of any class or series of its capital stock or other equity interests (other than dividends or distributions payable solely in its capital stock or other equity interests), (b) directly or indirectly purchase, redeem, or otherwise acquire or retire any of its capital stock or other equity interests or any warrants, options, or similar instruments to acquire the same, or (c) directly or indirectly pay management fees to any Affiliate of any Loan Party (collectively referred to herein as “Restricted Payments”)’, provided, however, that the foregoing shall not operate to prevent:

(i) the making of dividends or distributions by any Subsidiary to any Borrower;

(ii) the payment of management fees in an aggregate amount not to exceed $250,000 during any fiscal year payable to the Majority Shareholder if and only so long as no Default exists or will arise after giving effect to such Restricted Payment;

(iii) the payment of Subordinated Debt held by Affiliates to the extent permitted by Section 8.22; and

(iv) other Restricted Payments if and so long as (x) the aggregate amount of such Restricted Payments do not exceed $2,000,000 during any fiscal year of the Borrower and (y) no Default exists or will arise after giving effect to such other Restricted Payment.

Section 8.13. ERISA. Each Loan Party shall, and shall cause each of its Subsidiaries to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed could reasonably be expected to result in the imposition of a Lien against any of its Property. Each Loan Party shall, and shall cause each of its Subsidiaries to, promptly (and, in any event, within three (3) Business Days) notify the Administrative Agent and each Lender of: (a) the occurrence of any reportable event (as defined in ERISA) with respect to a Plan, (b) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor, (c) its intention to terminate or withdraw from any Plan, and (d) the occurrence of any event with respect to any Plan which would result in the incurrence by any Loan Party or any Subsidiary of a Loan Party of any material liability, fine or penalty, or any material increase in the contingent liability of any Loan Party or any Subsidiary of a Loan Party with respect to any post-retirement Welfare Plan benefit.

Section 8.14. Compliance with Laws. Each Loan Party shall, and shall cause each of its Subsidiaries to, comply in all respects with all Legal Requirements applicable to or pertaining to its Property or business operations, where any such non-compliance, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or result in a Lien upon any of its Property.

Section 8.15. Compliance with OFAC Sanctions Programs. (a) Each Loan Party shall at all times comply in all material respects with the requirements of all OFAC Sanctions Programs applicable to such Loan Party and shall cause each of its Subsidiaries to comply with the requirements of all OFAC Sanctions Programs applicable to such Subsidiary.

(b) Each Loan Party shall provide the Administrative Agent and the Lenders any information regarding the Loan Parties, their Affiliates, and their Subsidiaries necessary for the Administrative Agent and the Lenders to comply with all applicable OFAC Sanctions Programs; subject however, in the case of Affiliates, to such Loan Party’s ability to provide information applicable to them.

(c) If any Loan Party obtains actual knowledge or receives any written notice that any Loan Party, any Affiliate or any Subsidiary of any Loan Party is named on the then current OFAC SDN List (such occurrence, an “OFAC Event”), such Loan Party shall promptly (and, in any event, within three (3) Business Days) (i) give written notice to the Administrative Agent and the Lenders of such OFAC Event, and (ii) comply in all material respects with all applicable laws with respect to such OFAC Event (regardless of whether the party included on the OFAC SDN List is located within the jurisdiction of the United States of America), including the OFAC Sanctions Programs, and each Loan Party hereby authorizes and consents to the Administrative Agent and the Lenders taking any and all steps the Administrative Agent or the Lenders deem necessary, in their sole but reasonable discretion, to avoid violation of all applicable laws with respect to any such OFAC Event, including the requirements of the OFAC Sanctions Programs (including the freezing and/or blocking of assets and reporting such action to OFAC).

Section 8.16. Burdensome Contracts With Affiliates. No Loan Party shall, nor shall it permit any of its Subsidiaries to, enter into any contract, agreement or business arrangement with any of its Affiliates on terms and conditions which are less favorable to such Loan Party or such Subsidiary than would be usual and customary in similar contracts, agreements or business arrangements between Persons not affiliated with each other.

Section 8.17. No Changes in Fiscal Year. The fiscal year of the Borrower and its Subsidiaries ends on March 31st of each year; and the Borrower shall not, nor shall it permit any Subsidiary to, change its fiscal year from its present basis.

Section 8.18. Formation of Subsidiaries. Except for Subsidiaries existing on the Closing Date and identified on Schedule 6.2 and Financing Subsidiaries formed for the purposes of a securitization of Receivables consistent with past practice, no Loan Party shall, nor shall it permit any of its Subsidiaries to, form or acquire any Subsidiary without the prior written consent of the Administrative Agent. Promptly (and, in any event, within three (3) Business Days) upon the formation or acquisition of any Subsidiary, the Loan Parties shall provide the Administrative Agent and the Lenders notice thereof (at which time Schedule 6.2 shall be deemed amended to include reference to such Subsidiary. The Loan Parties shall, and shall cause their Subsidiaries to, timely comply with the requirements of Sections 11 and 12 with respect to any Subsidiary that is required to become a Guarantor hereunder.

Section 8.19. Change in the Nature of Business. No Loan Party shall, nor shall it permit any of its Subsidiaries to, engage in any business or activity if as a result the general nature of the business of such Loan Party or any of its Subsidiaries would be changed in any material respect from the general nature of the business engaged in by it as of the Closing Date.

Section 8.20. Use of Proceeds. The Borrower shall use the credit extended under this Agreement solely for the purposes set forth in, or otherwise permitted by, Section 6.4.

Section 8.21. No Restrictions. Except as provided herein, no Loan Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Loan Party or any Subsidiary of a Loan Party to: (a) pay dividends or make any other distribution on any Subsidiary’s capital stock or other equity interests owned by such Loan Party or any other Subsidiary, (b) pay any indebtedness owed to any Loan Party or any other Subsidiary, (c) make loans or advances to any Loan Party or any Subsidiary, (d) transfer any of its Property to any Loan Party or any other Subsidiary, or (e) guarantee the Secured Obligations and/or grant Liens on its assets to the Administrative Agent as required by the Loan Documents, in each case, except for such restrictions existing (i) under applicable law, (ii) customary non-assignment provisions in leases and licenses of real or personal property entered into by the Borrower or any Subsidiary thereto as lessee or license in the ordinary course of business, restricting the assignment or transfer thereof or of property that is the subject thereof, (iii) customary restrictions and conditions contained in any agreement relating to the sale of assets pending such sale, provided that such restrictions and conditions apply only to the assets being sold and such sale is permitted under this Agreement, and (iv) any agreement or instrument creating a Permitted Adverse Claim (but only to the extent such agreement or restriction applies to the transfer of the assets subject to such Permitted Adverse Claim); provided that clauses (a), (c), (d) and (e) shall not apply to any Financing Subsidiary.

Section 8.22. Subordinated Debt. No Loan Party shall, nor shall it permit any of its Subsidiaries to, (a) amend or modify any of the terms or conditions relating to Subordinated Debt, (b) make any voluntary prepayment of Subordinated Debt or effect any voluntary redemption thereof, or (c) make any payment on account of Subordinated Debt, in each case, to the extent the same is not permitted under the terms of any instrument or agreement subordinating the same to the Obligations. Notwithstanding the foregoing, the Loan Parties may agree to a decrease in the interest rate applicable thereto or to a deferral of repayment of any of the principal of or interest on the Subordinated Debt beyond the current due dates therefor.

Section 8.23. Credit and Collection Policy. The Loan Parties shall, and shall cause their Subsidiaries to, underwrite, originate, service and collect all Contracts in accordance with their Credit and Collection Policy, as the same may be amended from time to time with not less than ten (10) Business Days prior written notice to the Administrative Agent.

Section 8.24. Organizational Documents. No Loan Party shall, nor shall it permit any Subsidiary (other than any Financing Subsidiary) to, modify, alter, amend or otherwise change in any material respect, its charter, articles or certificate of incorporation, by-laws, articles or certificate of formation or operating agreement (or other equivalent organizational documents), in any way that would reasonably be expected to adversely affect the Collateral or otherwise materially adversely affect the interests of the Administrative Agent or any Lender.

Section 8.25. Financial Covenants.

(a) Consolidated Tangible Net Worth. The Borrower shall at all times maintain Consolidated Tangible Net Worth in an amount not less than (i) $68,000,000 plus (ii) 50.0% of Consolidated Net Income for each fiscal quarter of the Borrower ending on September 30, 2013 and thereafter for which such Consolidated Net Income is a positive amount (i.e., there shall be no reduction to the minimum amount of Consolidated Tangible Net Worth required to be maintained hereunder for any fiscal quarter in which Consolidated Net Income is less than zero), plus (iii) 80.0% of the Net Cash Proceeds received from the issuance of equity interests of the Borrower after the Closing Date, plus (iv) 80.0% of the Net Cash Proceeds received from the issuance of Qualifying Subordinated Debt by the Borrower after the Closing Date (other than Qualifying Subordinated Debt (or portion thereof) issued to refinance Qualifying Subordinated Debt then outstanding).

(b) Leverage Ratio. As of the last day of each fiscal quarter of the Borrower, the Borrower shall not permit the Leverage Ratio to be greater than 7.0 to 1.0.

(c) Interest Coverage Ratio. As of the last day of each fiscal quarter of the Borrower, the Borrower shall maintain an Interest Coverage Ratio of not less than 1.05 to 1.0.

(d) Contractual Delinquency Ratio. As of the last day of each fiscal quarter of the Borrower, the Borrower shall maintain a Contractual Delinquency Ratio of not more than 3.50%.

(e) Minimum Allowance for Losses. The Borrower shall at all times maintain an allowance for Contract losses for the Borrower and its Subsidiaries of not less than the greatest of (a) the amount then recommended by the Borrower’s independent public accountants referred to in Section 8.5(c) hereof and (b) the amount then required by the Borrower’s Credit and Collection Policy.

Section 8.26. Post Closing. The Borrower hereby agrees that: (a) it shall use commercially reasonable efforts to obtain Collateral Access Agreements at all locations where it holds any Collateral and (b) within sixty (60) days of the Closing Date (or such later date agreed to in writing by the Administrative Agent in its sole discretion), the Borrower shall cause the Collateral Intercreditor Agreement (Lien Priorities) to be entered into on terms and conditions acceptable to the Administrative Agent (including, without limitation, the acknowledgement and agreement of the Borrower, the special purpose entities owned by the Borrower or owed by such special purpose entities on the execution date thereof, and each of the secured creditors thereof, that regardless of the time or order of attachment or perfection of security interests or other interests referred to herein, the time or order of filing of financing statements, or any other priority provided by law or otherwise, the Administrative Agent shall have a first and prior security interest in all now owned or existing or hereafter created, acquired or arising assets of the Loan Parties from time to time granted to it unless the Administrative Agent has provided the relevant purchaser or such purchaser’s secured party a written release of the relevant Collateral being sold or separately financed or such other arrangement as is acceptable to the Administrative Agent in its sole discretion that addresses Lien priorities to its satisfaction). If the post closing condition set forth in clause (b) above is not satisfied, in addition to any Event of Default arising therefrom, the Required Lenders may, at any time with prior written notice to the Borrower, terminate the remaining Commitments and all other obligations of the Lenders hereunder on the date stated in such notice (which shall in no event be sooner then ten (10) Business Days after the date of such notice). On the date the Commitments are so terminated, all outstanding Obligations (including, without limitation, all principal of and accrued interest on the Loans) shall forthwith be due and payable without further demand, presentment, protest, or notice of any kind.

SECTION 9.	EVENTS OF DEFAULT AND REMEDIES.

Section 9.1. Events of Default. Any one or more of the following shall constitute an “Event of Default” hereunder:

(a) default in the payment when due of all or any part of the principal of or interest on any Loan (whether at the stated maturity thereof or at any other time provided for in this Agreement) or of any fee or other Obligation payable hereunder or under any other Loan Document, in each case where such default continues unremedied (in whole or in part) for three(3) Business Days after the applicable due date;

(b) default in the observance or performance of any covenant set forth in Sections 8.1, 8.5, 8.7, 8.8, 8.9, 8.10, 8.11, 8.12, 8.16, 8.17, 8.18, 8.21, 8.22, 8.25 or 8.26(b) of this Agreement or of any provision in any Loan Document dealing with the use, disposition or remittance of the proceeds of Collateral or requiring the maintenance of insurance thereon;

(c) default in the observance or performance of any other provision hereof or of any other Loan Document which is not remedied within thirty (30) days after the earlier of (i) the date on which such failure shall first become known to any Responsible Officer of any Loan Party or (ii) written notice thereof is given to the Borrower by the Administrative Agent;

(d) any representation or warranty made herein or in any other Loan Document or in any certificate furnished to the Administrative Agent or the Lenders pursuant hereto or thereto or in connection with any transaction contemplated hereby or thereby proves untrue in any material respect as of the date of the issuance or making or deemed making thereof which is not remedied within fifteen (15) days after the earlier of (i) the date on which such failure shall first become known to any Responsible Officer of any Loan Party or (ii) written notice thereof is given to the Borrower by the Administrative Agent;

(e) (i) any event occurs or condition exists (other than those described in subsections (a) through (d) above) which is specified as an event of default under any of the other Loan Documents, or (ii) any of the Loan Documents shall for any reason not be or shall cease to be in full force and effect or is declared to be null and void, or (iii) any of the Collateral Documents shall for any reason fail to create a valid and perfected first priority Lien in favor of the Administrative Agent in any Collateral purported to be covered thereby except as expressly permitted by the terms hereof, or (iv) any Loan Party takes any action for the purpose of terminating, repudiating or rescinding any Loan Document executed by it or any of its obligations thereunder, or (v) any Loan Party or any Subsidiary of a Loan Party makes any payment on account of any Subordinated Debt which is prohibited under the terms of any instrument subordinating such Subordinated Debt to any Secured Obligations, or any subordination provision in any document or instrument (including, without limitation, any intercreditor or subordination agreement) relating to any Subordinated Debt shall cease to be in full force and effect, or any Person (including the holder of any Subordinated Debt) shall contest in any manner the validity, binding nature or enforceability of any such provision;

(f) default shall occur under any Material Indebtedness (including, without limitation, Asset Securitization Debt) issued, assumed or guaranteed by any Loan Party or any Subsidiary of a Loan Party, or under any indenture, agreement or other instrument under which the same may be issued, and such default shall continue for a period of time sufficient to permit the acceleration of the maturity of any such Material Indebtedness (whether or not such maturity is in fact accelerated), or any such Material Indebtedness shall not be paid when due (whether by demand, lapse of time, acceleration or otherwise);

(g) (i) any judgment or judgments, writ or writs or warrant or warrants of attachment, or any similar process or processes, shall be entered or filed against any Loan Party or any Subsidiary of a Loan Party, or against any of their respective Property, in an aggregate amount for all such Persons in excess of $5,000,000 (except to the extent fully covered by insurance pursuant to which the insurer has accepted liability therefor in writing), and which remains undischarged, unvacated, unbonded or unstayed for a period of 30 days, or any action shall be legally taken by a judgment creditor to attach or levy upon any Property of any Loan Party or any Subsidiary of a Loan Party to enforce any such judgment, or (ii) any Loan Party or any Subsidiary of a Loan Party shall fail within thirty (30) days to discharge one or more non-monetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgments or orders, in any such case, are not stayed on appeal or otherwise being appropriately contested in good faith by proper proceedings diligently pursued;

(h) any Loan Party or any Subsidiary of a Loan Party, or any member of its Controlled Group, shall fail to pay when due an amount or amounts aggregating for all such Persons in excess of $5,000,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of $5,000,000 (collectively, a “Material Plan”) shall be filed under Title IV of ERISA by any Loan

Party or any Subsidiary of a Loan Party, or any other member of its Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against any Loan Party or any Subsidiary of a Loan Party, or any member of its Controlled Group, to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within thirty (30) days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated;

(i) any Change of Control shall occur;

(j) any Loan Party or any Subsidiary of a Loan Party shall (i) have entered involuntarily against it an order for relief under any Debtor Relief Laws, (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (v) institute any proceeding seeking to have entered against it an order for relief under any Debtor Relief Laws to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) take any corporate or similar action in furtherance of any matter described in parts (i) through (v) above, or (vii) fail to contest in good faith any appointment or proceeding described in Section 9.1(k);

(k) a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for any Loan Party or any Subsidiary of a Loan Party, or any substantial part of any of its Property, or a proceeding described in Section 9.1(j)(v) shall be instituted against any Loan Party or any Subsidiary of a Loan Party, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) days;

(1) any “event of default” or “termination event” (or words of like import) shall occur and not be remedied within the specified cure period with respect to any Indebtedness of any Financing Subsidiary that results in such Indebtedness being accelerated or any “servicer termination event” or “servicer default” (or words of like import) shall occur and not be remedied within the specified cure period under any servicing agreement entered into with respect to any Indebtedness of any Financing Subsidiary; or

(m) any Loan Party is criminally indicted or convicted under any law that may reasonably be expected to lead to a forfeiture of any material portion of the Property of such Loan Party or could reasonably be expected to have a Material Adverse Effect.

Section 9.2. Non-Bankruptcy Defaults. When any Event of Default (other than those described in subsection (j) or (k) of Section 9.1 with respect to the Borrower) has occurred and is continuing, the Administrative Agent shall, by written notice to the Borrower: (a) if so directed by the Required Lenders, terminate the remaining Commitments and all other obligations of the Lenders hereunder on the date stated in such notice (which may be the date thereof); and (b) if so directed by the Required Lenders, declare the principal of and the accrued interest on all outstanding Loans to be forthwith due and payable and thereupon all outstanding Loans, including both principal and interest thereon, shall be and become immediately due and payable together with all other amounts payable under the Loan Documents without further demand, presentment, protest or notice of any kind. In addition, the Administrative Agent may exercise on behalf of itself, the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law or equity when any such Event of Default has occurred and is continuing. The Administrative Agent shall give notice to the Borrower under Section 9.1(c) promptly upon being requested to do so by any Lender. The Administrative Agent, after giving notice to the Borrower pursuant to Section 9.1(c) or this Section 9.2, shall also promptly send a copy of such notice to the other Lenders, but the failure to do so shall not impair or annul the effect of such notice.

Section 9.3. Bankruptcy Defaults. When any Event of Default described in subsections (j) or (k) of Section 9.1 with respect to the Borrower has occurred and is continuing, then all outstanding Loans shall immediately become due and payable together with all other amounts payable under the Loan Documents without presentment, demand, protest or notice of any kind, the obligation of the Lenders to extend further credit pursuant to any of the terms hereof shall immediately terminate. In addition, the Administrative Agent may exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law or equity when any such Event of Default has occurred and is continuing.

Section 9.4. Post-Default Collections. Anything contained herein or in the other Loan Documents to the contrary notwithstanding (including, without limitation, Section 2.6(b)), all payments and collections received in respect of the Obligations and all proceeds of the Collateral and payments made under or in respect of the Guaranty Agreements received, in each instance, by the Administrative Agent or any of the Lenders after acceleration or the final maturity of the Obligations or termination of the Commitments as a result of an Event of Default shall be remitted to the Administrative Agent and distributed as follows:

(a) first, to the payment of any outstanding costs and expenses incurred by the Administrative Agent, and any security trustee therefor, in monitoring, verifying, protecting, preserving or enforcing the Liens on the Collateral, in protecting, preserving or enforcing rights under the Loan Documents, and in any event including all costs and expenses of a character which the Loan Parties have agreed to pay the Administrative Agent under Section 13.4 (such funds to be retained by the Administrative Agent for its own account unless it has previously been reimbursed for such costs and expenses by the Lenders, in which event such amounts shall be remitted to the Lenders to reimburse them for payments theretofore made to the Administrative Agent);

(b) second, to the payment of any outstanding interest and fees due under the Loan Documents to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof;

(c) third, to the payment of principal on the Loans and Hedging Liability, the aggregate amount paid to, or held as collateral security for, the Lenders and, in the case of Hedging Liability, their Affiliates to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof;

(d) fourth, to the payment of all other unpaid Secured Obligations and all other indebtedness, obligations, and liabilities of the Loan Parties secured by the Loan Documents (including, without limitation, Bank Product Obligations) to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof; and

(e) finally, to the Borrower or whoever else may be lawfully entitled thereto.

SECTION 10.	THE ADMINISTRATIVE AGENT.

Section 10.1. Appointment and Authority. Each of the Lenders hereby irrevocably appoints BMO Harris Bank N.A. to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section 10 are solely for the benefit of the Administrative Agent and the Lenders, and neither the Borrower nor any other Loan Party shall have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

Section 10.2. Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 10.3. Action by Administrative Agent; Exculpatory Provisions;. (a) The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent and its Related Parties:

(i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law. The Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder or under any other Loan Document unless it first receives any further assurances of its indemnification from the Lenders that it may require, including prepayment of any related expenses and any other protection it requires against any and all costs, expense, and liability which may be incurred by it by reason of taking or continuing to take any such action; and

(iii) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(b) Neither the Administrative Agent nor any of its Related Parties shall be liable for any action taken or not taken by the Administrative Agent under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.2, 9.3, 9.4, and 13.3), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. Any such action taken or failure to act pursuant to the foregoing shall be binding on all Lenders. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent in writing by the Borrower or a Lender.

(c) Neither the Administrative Agent nor any of its Related Parties shall be responsible for or have any duty or obligation to any Lender or participant or any other Person to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Section 7.1 or 7.2 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 10.4. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall be fully protected in relying and shall not incur any liability for relying upon, any notice, request, certificate, communication, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall be fully protected in relying and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 10.5. Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Section 10.6. Resignation of Administrative Agent. (a) The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States of America, or an Affiliate of any such bank with an office in the United States of America. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation

Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) With effect from the Resignation Effective Date, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents, and (ii) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. If on the Resignation Effective Date no successor has been appointed and accepted such appointment, the Administrative Agent’s rights in the Collateral Documents shall be assigned without representation, recourse or warranty to the Lenders as their interests may appear. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Administrative Agent (other than any rights to indemnity payments or other amounts owed to the retiring Administrative Agent), and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Section 10 and Section 13.4 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Section 10.7. Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Upon a Lender’s written request, the Administrative Agent agrees to forward to such Lender, when complete, copies of any field audit, examination, or appraisal report prepared by or for the Administrative Agent with respect to any Loan Party or the Collateral (herein, “Reports”). Each Lender hereby agrees that (a) it has requested a copy of each Report prepared by or on behalf of the Administrative Agent; (b) the Administrative Agent (i) makes no representation or warranty, express or implied, as to the completeness or accuracy of any Report or any of the information contained therein or any inaccuracy or omission contained in or relating to a Report and (ii) shall not be liable for any information contained in any Report; (c) the Reports are not comprehensive audits or examinations, and that any Person performing any field examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the books and records of the Loan Parties, as well as on representations of personnel of the Loan Parties, and that the Administrative Agent undertakes no obligation to update, correct or supplement the Reports; (d) it will keep all Reports confidential and strictly for its internal use, not share the Report with any other Person except as otherwise permitted pursuant to this Agreement; and (e) without limiting the generality of any other indemnification provision contained in this Agreement, it will pay and protect, and indemnify, defend, and hold the Administrative Agent and any such other Person preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorney fees) incurred by as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

Section 10.8. Swingline Lender. The Swingline Lender shall act on behalf of the Lenders with respect to the Swingline Loans made hereunder. The Swingline Lender shall each have all of the benefits and immunities (i) provided to the Administrative Agent in this Section 10 with respect to any acts taken or omissions suffered by the Swingline Lender in connection with Swingline Loans made or to be made hereunder as fully as if the term “Administrative Agent”, as used in this Section 10, included the Swingline Lender with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to such Swingline Lender. Any resignation by the Person then acting as Administrative Agent pursuant to Section 10.6 shall also constitute its resignation or the resignation of its Affiliate as Swingline Lender except as it may otherwise agree. If such Person then acting as Swingline Lender resigns, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Loans or fund risk participations in outstanding Swingline Loans pursuant to Section 2.1(b). Upon the appointment by the Borrower of a successor Swingline Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Swingline Lender, as applicable (other than any rights to indemnity payments or other amounts that remain owing to the retiring Swingline Lender), and (ii) the retiring Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents other than with respect to its outstanding Swingline Loans.

Section 10.9. Hedging Liability and Bank Product Obligations. By virtue of a Lender’s execution of this Agreement or an assignment agreement pursuant to Section 13.2, as the case may be, any Affiliate of such Lender with whom the Borrower or any other Loan Party has entered into an agreement creating Hedging Liability or Bank Product Obligations shall be deemed a Lender party hereto for purposes of any reference in a Loan Document to the parties for whom the Administrative Agent is acting, it being understood and agreed that the rights and benefits of such Affiliate under the Loan Documents consist exclusively of such Affiliate’s right to share in payments and collections out of the Collateral and the Guaranty Agreements as more fully set forth in Section 9.4. In connection with any such distribution of payments and collections, or any request for the release of the Guaranty Agreements and the Administrative Agent’s Liens in connection with the termination of the Commitments and the payment in full of the Obligations, the Administrative Agent shall be entitled to assume no amounts are due to any

Lender or its Affiliate with respect to Hedging Liability or Bank Product Obligations unless such Lender has notified the Administrative Agent in writing of the amount of any such liability owed to it or its Affiliate prior to such distribution or payment or release of Guaranty Agreements and Liens.

Section 10.10. Designation of Additional Agents. The Administrative Agent shall have the continuing right, for purposes hereof, at any time and from time to time to designate one or more of the Lenders (and/or its or their Affiliates) as “syndication agents,” “documentation agents,” “book runners,” “lead arrangers,” “arrangers,” or other designations for purposes hereto, but such designation shall have no substantive effect, and such Lenders and their Affiliates shall have no additional powers, duties or responsibilities as a result thereof.

Section 10.11. Authorization to Enter into, and Enforcement of, the Subordinated Debt Documents and Collateral Documents; Possession of Collateral. The Administrative Agent is hereby irrevocably authorized by each of the Lenders to execute and deliver the Subordination Agreement and any other agreement relating to the Subordinated Debt (collectively, the “Subordinated Debt Documents”) and the Collateral Documents on behalf of each of the Lenders and their Affiliates and to take such action and exercise such powers under the Subordinated Debt Documents and the Collateral Documents as the Administrative Agent considers appropriate; provided the Administrative Agent shall not amend the Subordinated Debt Documents or the Collateral Documents unless such amendment is agreed to in writing by the Required Lenders. Upon the occurrence of an Event of Default, the Administrative Agent shall take such action to enforce its Lien on the Collateral and to preserve and protect the Collateral as may be directed by the Required Lenders. Unless and until the Required Lenders give such direction, the Administrative Agent may (but shall not be obligated to) take or refrain from taking such actions as it deems appropriate and in the best interest of all the Lenders. Each Lender acknowledges and agrees that it will be bound by the terms and conditions of the Subordinated Debt Documents and the Collateral Documents upon the execution and delivery thereof by the Administrative Agent. The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders or their Affiliates for any failure to monitor or maintain any portion of the Collateral. The Lenders hereby irrevocably authorize (and each of their Affiliates holding any Bank Product Obligations and Hedging Liability entitled to the benefits of the Collateral shall be deemed to authorize) the Administrative Agent, based upon the instruction of the Required Lenders, to credit bid and purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any sale thereof conducted by the Administrative Agent (or any security trustee therefore) under the provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC, at any sale thereof conducted under the provisions of any. Debtor Relief Laws, including Section 363 of the Bankruptcy Code, or at any sale or foreclosure conducted by the Administrative Agent or any security trustee therefore (whether by judicial action or otherwise) in accordance with applicable law. Except as otherwise specifically provided for herein, no Lender or their Affiliates, other than the Administrative Agent, shall have the right to institute any suit, action or proceeding in equity or at law for the foreclosure or other realization upon any

Collateral or for the execution of any trust or power in respect of the Collateral or for the appointment of a receiver or for the enforcement of any other remedy under the Collateral Documents or the Subordinated Debt Documents; it being understood and intended that no one or more of the Lenders or their Affiliates shall have any right in any manner whatsoever to affect, disturb or prejudice the Lien of the Administrative Agent (or any security trustee therefor) under the Collateral Documents by its or their action or to enforce any right under the Collateral Documents or the Subordinated Debt Documents, and that all proceedings at law or in equity shall be instituted, had, and maintained by the Administrative Agent (or its security trustee) in the manner provided for in the relevant Collateral Documents and the Subordinated Debt Documents for the benefit of the Lenders and their Affiliates. Each Lender is hereby appointed agent for the purpose of perfecting the Administrative Agent’s security interest in assets which, in accordance with Article 9 of the UCC or other applicable law can be perfected only by possession. Should any Lender (other than the Administrative Agent) obtain possession of any Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or in accordance with the Administrative Agent’s instructions.

Section 10.12. Authorization to Release, Limit or Subordinate Liens or to Release Guaranties. The Administrative Agent is hereby irrevocably authorized by each of the Lenders and their Affiliates to (a) release any Lien covering any Collateral that is sold, transferred, or otherwise disposed of in accordance with the terms and conditions of this Agreement and the relevant Collateral Documents (including a sale, transfer, or disposition permitted by the terms of Section 8.10 (including, without limitation, a sale to a Financing Subsidiary) or which has otherwise been consented to in accordance with Section 13.3), (b) release any Lien covering any Collateral that is not then in the Borrowing Base upon the written request of the Borrower, provided such request is accompanied by a current Borrowing Base Certificate showing no Borrowing Base Deficiency exists or would result after giving effect to such release and a written certification from a Responsible Officer of the Borrower to the effect that no Default then exists or would arise after giving effect to such transaction and such release is not being requested in connection with a sale, transfer or other disposition of such Property, (c) provide confirmation that no Lien of the Administrative Agent exists on assets owned by the Borrower that are not included in the Collateral, (d) release or subordinate any Lien on Collateral consisting of goods financed with purchase money indebtedness or under a Capital Lease to the extent such purchase money indebtedness or Capitalized Lease Obligation, and the Lien securing the same, are permitted by Sections 8.7(b) and 8.8(d), (e) reduce or limit the amount of the indebtedness secured by any particular item of Collateral to an amount not less than the estimated value thereof to the extent necessary to reduce mortgage registry, filing and similar tax, (f) release Liens on the Collateral following termination or expiration of the Commitments and payment in full in cash of the Obligations (other than contingent indemnification obligations) and, if then due, Hedging Liability and Bank Product Obligations, and (g) release any Subsidiary from its obligations as a Guarantor if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents. Upon the Administrative Agent’s request, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of Property or to release any Person form its obligations as a Guarantor under the Loan Documents.

Section 10.13. Authorization of Administrative Agent to File Proofs of Claim In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under the Loan Documents including, but not limited to, Sections 3.1, 4.4, 4.5, and 13.4) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 3.1 and 13.4. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

SECTION 11.	THE GUARANTEES.

Section 11.1. The Guarantees. To induce the Lenders to provide the credits described herein and in consideration of benefits expected to accrue to the Borrower by reason of the Commitments and for other good and valuable consideration, receipt of which is hereby acknowledged, each Subsidiary party hereto (including any Subsidiary executing an Additional Guarantor Supplement in the form attached hereto as Exhibit E or such other form acceptable to the Administrative Agent) and the Borrower (as to the Secured Obligations of another Loan Party) hereby unconditionally and irrevocably guarantees jointly and severally to the Administrative Agent, the Lenders, and their Affiliates, the due and punctual payment of all present and future Secured Obligations, including, but not limited to, the due and punctual payment of principal of and interest on the Loans and the due and punctual payment of all other Obligations now or hereafter owed by the Borrower under the Loan Documents and the due and punctual payment of all Hedging Liability and Bank Product Obligations, in each case as and when the same shall become due and payable, whether at stated maturity, by acceleration, or otherwise, according to the terms hereof and thereof (including all interest, costs, fees, and charges after the entry of an order for relief against the Borrower or such other obligor in a case under any Debtor Relief Laws or any similar proceeding, whether or not such interest, costs, fees and charges would be an allowed claim against the Borrower or any such obligor in any such proceeding); provided, however, that, with respect to any Guarantor, Hedging Liability guaranteed by such Guarantor shall exclude all Excluded Swap Obligations. In case of failure by the Borrower or other obligor punctually to pay any Secured Obligations guaranteed hereby, each Guarantor hereby unconditionally agrees to make such payment or to cause such payment to be made punctually as and when the same shall become due and payable, whether at stated maturity, by acceleration, or otherwise, and as if such payment were made by the Borrower or such obligor.

Section 11.2. Guarantee Unconditional. The obligations of each Guarantor under this Section 11 shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged, or otherwise affected by:

(a) any extension, renewal, settlement, compromise, waiver, or release in respect of any obligation of any Loan Party or other obligor or of any other guarantor under this Agreement or any other Loan Document or by operation of law or otherwise;

(b) any modification or amendment of or supplement to this Agreement or any other Loan Document or any agreement relating to Hedging Liability or Bank Product Obligations;

(c) any change in the corporate existence, structure, or ownership of, or any insolvency, bankruptcy, reorganization, or other similar proceeding affecting, any Loan Party or other obligor, any other guarantor, or any of their respective assets, or any resulting release or discharge of any obligation of any Loan Party or other obligor or of any other guarantor contained in any Loan Document;

(d) the existence of any claim, set-off, or other rights which any Loan Party or other obligor or any other guarantor may have at any time against the Administrative Agent, any Lender or any other Person, whether or not arising in connection herewith;

(e) any failure to assert, or any assertion of, any claim or demand or any exercise of, or failure to exercise, any rights or remedies against any Loan Party or other obligor, any other guarantor, or any other Person or Property;

(f) any application of any sums by whomsoever paid or howsoever realized to any obligation of any Loan Party or other obligor, regardless of what obligations of any Loan Party or other obligor remain unpaid;

(g) any invalidity or unenforceability relating to or against any Loan Party or other obligor or any other guarantor for any reason of this Agreement or of any other Loan Document or any agreement relating to Hedging Liability or Bank Product Obligations or any provision of applicable law or regulation purporting to prohibit the payment by any Loan Party or other obligor or any other guarantor of the principal of or interest on any Loan or any other amount payable under the Loan Documents or any agreement relating to Hedging Liability or Bank Product Obligations; or

(h) any other act or omission to act or delay of any kind by the Administrative Agent, any Lender or any other Person or any other circumstance whatsoever that might, but for the provisions of this subsection, constitute a legal or equitable discharge of the obligations of any Guarantor under this Section 11.

Section 11.3. Discharge Only upon Payment in Full; Reinstatement in Certain Circumstances. Each Guarantor’s obligations under this Section 11 shall remain in full force and effect until the Commitments are terminated and the principal of and interest on the Loans and all other amounts payable by the Borrower and the other Loan Parties under this Agreement and all other Loan Documents and, if then outstanding and unpaid, all Hedging Liability and Bank Product Obligations shall have been paid in full. If at any time any payment of the principal of or interest on any Loan or any other amount payable by any Loan Party or other obligor or any guarantor under the Loan Documents or any agreement relating to Hedging Liability or Bank Product Obligations is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy, or reorganization of such Loan Party or other obligor or of any guarantor, or otherwise, each Guarantor’s obligations under this Section 11 with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.

Section 11.4. Subrogation. Each Guarantor agrees it will not exercise any rights which it may acquire by way of subrogation by any payment made hereunder, or otherwise, until all the Secured Obligations shall have been paid in full subsequent to the termination of all the Commitments. If any amount shall be paid to a Guarantor on account of such subrogation rights at any time prior to the later of (x) the payment in full of the Secured Obligations and all other amounts payable by the Loan Parties hereunder and the other Loan Documents and (y) the termination of the Commitments, such amount shall be held in trust for the benefit of the Administrative Agent and the Lenders (and their Affiliates) and shall forthwith be paid to the Administrative Agent for the benefit of the Lenders (and their Affiliates) or be credited and applied upon the Secured Obligations, whether matured or unmatured, in accordance with the terms of this Agreement.

Section 11.5. Subordination. Each Guarantor (each referred to herein as a “Subordinated Creditor”) hereby subordinates the payment of all indebtedness, obligations, and liabilities of the Borrower or other Loan Party owing to such Subordinated Creditor, whether now existing or hereafter arising, to the indefeasible payment in full in cash of all Secured Obligations. During the existence of any Event of Default, subject to Section 11.4, any such indebtedness, obligation, or liability of the Borrower or other Loan Party owing to such Subordinated Creditor shall be enforced and performance received by such Subordinated Creditor as trustee for the benefit of the holders of the Secured Obligations and the proceeds thereof shall be paid over to the Administrative Agent for application to the Secured Obligations (whether or not then due), but without reducing or affecting in any manner the liability of such Guarantor under this Section 11.

Section 11.6. Waivers. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest, and any notice not provided for herein, as well as any requirement that at any time any action be taken by the Administrative Agent, any Lender, or any other Person against the Borrower or any other Loan Party or other obligor, another guarantor, or any other Person.

Section 11.7. Limit on Recovery. Notwithstanding any other provision hereof, the right of recovery against each Guarantor under this Section 11 shall not exceed $1.00 less than the lowest amount which would render such Guarantor’s obligations under this Section 11 void or voidable under applicable law, including, without limitation, fraudulent conveyance law.

Section 11.8. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower or other Loan Party or other obligor under this Agreement or any other Loan Document, or under any agreement relating to Hedging Liability or Bank Product Obligations, is stayed upon the insolvency, bankruptcy or reorganization of the Borrower or such other Loan Party or obligor, all such amounts otherwise subject to acceleration under the terms of this Agreement or the other Loan Documents, or under any agreement relating to Hedging Liability or Bank Product Obligations, shall nonetheless be payable by the Guarantors hereunder forthwith on demand by the Administrative Agent made at the request or otherwise with the consent of the Required Lenders.

Section 11.9. Benefit to Guarantors. The Loan Parties are engaged in related businesses and integrated to such an extent that the financial strength and flexibility of the Borrower and the other Loan Parties has a direct impact on the success of each other Loan Party. Each Guarantor will derive substantial direct and indirect benefit from the extensions of credit hereunder, and each Guarantor acknowledges that this guarantee is necessary or convenient to the conduct, promotion and attainment of its business.

Section 11.10. Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section, or otherwise under this Guaranty, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until discharged in accordance with Section 11.3. Each Qualified ECP Guarantor intends that this Section constitute, and this Section shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section la(18)(A)(v)(II) of the Commodity Exchange Act.

SECTION 12.	COLLATERAL.

Section 12.1. Collateral. As more specifically set forth in the Security Agreement, the Secured Obligations shall be secured by valid, perfected, and enforceable Liens on all right, title,

and interest of each Loan Party in all of Receivables from time to time included on Borrowing Base Certificates delivered hereunder (other than any Canadian Receivables), all Equipment (other than Equipment relating to Canadian Receivables) related thereto (including all such goods after any lease termination or expiration), and all proceeds thereof (it being acknowledged and agreed that all such Property shall remain subject to the. Lien of the Administrative Agent notwithstanding any such Property no longer qualifies as eligible hereunder), whether now owned or hereafter acquired or arising, and all proceeds thereof. Each Loan Party acknowledges and agrees that the Liens on the Collateral shall be granted to the Administrative Agent for the benefit of the holders of the Secured Obligations and shall be valid and perfected first priority Liens (other than with respect to any Canadian Receivables or Equipment relating to Canadian Receivables), in each case pursuant to one or more Collateral Documents from such Persons, each in form and substance reasonably satisfactory to the Administrative Agent.

Section 12.2. Collections. Each Loan Party shall cause all proceeds of the Collateral to be deposited into the Lockbox Master Account for application to or at the direction of the Administrative Agent as provided for in the Lockbox Intercreditor Agreement. In the event the Borrower and the Administrative Agent consent to the termination of the Lockbox Intercreditor Agreement as to the Collateral or, during the existence of any Default, the Administrative Agent otherwise elects, each Loan Party shall then make such arrangements (through a separate lockbox or otherwise) as may be reasonably requested by the Administrative Agent to assure that all proceeds of the Collateral are deposited (in the same form as received) in one or more deposit accounts maintained with the Administrative Agent or at other bank(s) reasonably acceptable to the Administrative Agent subject to deposit account control agreements in favor of Administrative Agent on terms reasonably satisfactory to Administrative Agent. The Lockbox Master Account and all other deposit accounts maintained with or otherwise under the control of the Administrative Agent into which proceeds of the Collateral are deposited are hereinafter collectively referred to as the “Assigned Accounts”. Any proceeds of Collateral received by any Loan Party shall be promptly deposited into an Assigned Account and, until so deposited, shall held by it in trust for the Administrative Agent and the Lenders, provided, for the avoidance of doubt, prior to the occurrence of an Event of Default, Borrower shall have free use and enjoyment of such funds and shall have no obligations to deposit them into any Assigned Account other than the Lockbox Master Account. Each Loan Party acknowledges and agrees that the Administrative Agent has (and is hereby granted to the extent it does not already have) a Lien on each Assigned Account and all funds contained therein to secure the Secured Obligations, provided the parties acknowledge and agree that any interest in the Lockbox Master Account is subject to the terms of the Lockbox Intercreditor Agreement. The Administrative Agent agrees with the Loan Parties that if and so long as no Default has occurred or is continuing, amounts on deposit in the Assigned Accounts will (subject to the rules and regulations as from time to time in effect applicable to such demand deposit accounts) be made available to the relevant Loan Party for use in the conduct of its business. Upon the occurrence of a Default, the Administrative Agent may (a) give any notices of direction with respect to proceeds of the Collateral held in any such Assigned Accounts and (b) cause such funds on deposit in any and all such Assigned Accounts to be applied to the Secured Obligations (whether or not then due) or, if not so applied, separately held as collateral security therefor.

Section 12.3. Further Assurances. Each Loan Party agrees that it shall, from time to time at the request of the Administrative Agent, execute and deliver such documents and do such acts and things as the Administrative Agent may reasonably request in order to provide for or perfect or protect such Liens on the Collateral. In the event any Loan Party forms or acquires any other Subsidiary after the date hereof, except as otherwise provided in the definition of Guarantor, the Loan Parties shall promptly upon such formation or acquisition cause such newly formed or acquired Subsidiary to execute a Guaranty Agreement and such Collateral Documents as the Administrative Agent may then require, and the Loan Parties shall also deliver to the Administrative Agent, or cause such Subsidiary to deliver to the Administrative Agent, at the Borrower’s cost and expense, such other instruments, documents, certificates, and opinions reasonably required by the Administrative Agent in connection therewith.

SECTION 13.	MISCELLANEOUS.

Section 13.1. Notices.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows:

(i) if to the Borrower or any other Loan Party, to it at 227 West Trade Street, Suite 1450, Charlotte, North Carolina 28202 Attention of Roger Gebhart (Facsimile No. (704) 731-0030; Telephone No. (704) 731-0031;

(ii) if to the Administrative Agent, to BMO Harris Bank N.A. at 115 South LaSalle Street, 19W, Chicago, Illinois 60603, Attention of Robert Bomben (Facsimile No. (312) 765-8353; Telephone No. (312) 461-7519;

(iii) if to a Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications, to the extent provided in subsection (b) below, shall be effective as provided in said subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Sections 2.1 and 2.4 if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Sections by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c) Change of Address, etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

(d) Platform. (i) Each Loan Party agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”).

(ii) The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower or the other Loan Parties, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Administrative Agent or any Lender by means of electronic communications pursuant to this Section, including through the Platform.

Section 13.2. Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts. (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitments and the Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the relevant Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis.

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:

(A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment, or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of the Revolving Facility if such assignment is to a Person that is not a Lender with a Commitment in respect of such Revolving Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and

(C) the consent of each Swingline Lender shall be required for any assignment in respect of the Revolving Facility.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made to (A) the Borrower or any other Loan Party or any Loan Party’s Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural Person.

(vii) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Swingline Lender and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Swingline Loans in accordance with its Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 13.4 and 13.6 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Chicago, Illinois a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person or the Borrower or any other Loan Party or any Loan Party’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitments and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Administrative Agent and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.8 with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that would reduce the amount of or postpone any fixed date for payment of any Obligation in which such participant has an interest. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.1, 4.4, and 4.5 (subject to the requirements and limitations therein, including the requirements under Section 4.1(g) (it being understood that the documentation required under Section 4.1(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.10 and 4.7 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 4.1 or 4.4, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.10 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 13.6 (Right of Setoff) as though it were a Lender; provided that such Participant agrees to be subject to Section 13.7 (Sharing of Payments by Lenders) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 13.3. Amendments. Any provision of this Agreement or the other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by (a) the Borrower, (b) the Required Lenders (except as otherwise stated below to require only the consent of the Lenders affected thereby), and (c) if the rights or duties of the Administrative Agent or the Swingline Lender are affected thereby, the Administrative Agent or the Swingline Lender, as applicable; provided that:

(i) no amendment or waiver pursuant to this Section 13.3 shall (A) increase any Commitment of any Lender without the consent of such Lender or (B) reduce the amount of or postpone the date for any scheduled payment of any principal of or interest on any Loan or of any fee payable hereunder without the consent of the Lender to which such payment is owing or which has committed to make such Loan (or participate therein) hereunder; provided, however, that only the consent of the Required Lenders shall be necessary to amend the default rate provided in Section 2.7 or to waive any obligation of the Borrower to pay interest or fees at the default rate as set forth therein;

(ii) no amendment or waiver pursuant to this Section 13.3 shall, unless signed by each Lender, change the definition of Required Lenders, change the provisions of this Section 13.3, change Section 13.7 in a manner that would affect the ratable sharing of setoffs required thereby, change the application of payments contained in Section 3.1 or 9.4, release any material Guarantor or all or substantially all of the Collateral (except as otherwise provided for in the Loan Documents), or affect the number of Lenders required to take any action hereunder or under any other Loan Document;

(iii) no amendment or waiver pursuant to this Section 13.3 shall, unless signed by each Lender affected thereby, extend the Termination Date except as provided for in Section 2.13; and

(iv) no amendment to Section 11 shall be made without the consent of the Guarantor(s) affected thereby.

Notwithstanding anything to the contrary herein, (1) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender, (2) if the Administrative Agent and the Borrower have jointly identified an obvious error or any error or omission of a technical nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision, (3) guarantees, collateral security documents and related documents executed by the Borrower or any other Loan Party in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be amended, supplemented or waived without the consent of any Lender if such amendment, supplement or waiver is delivered in order to (x) comply with local law or advice of local counsel, (y) cure ambiguities, omissions, mistakes or defects or (z) cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents, and (4) the Borrower and the Administrative

Agent may, without the input or consent of any other Lender, effect amendments to this Agreement and the other Loan Documents as may be necessary in the reasonable opinion of the Borrower and the Administrative Agent to effect the provisions of Sections 2.13 or 2.14.

Section 13.4. Costs and Expenses; Indemnification.

(a) Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent) in connection with the syndication of the Facilities, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents, or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), including, without limitation, such fees and expenses incurred in connection with (x) the creation, perfection or protection of the Liens under the Loan Documents and (y) collateral audits and valuations, and field exams as provided herein, and (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender), and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans (including all such costs and expenses incurred in connection with any proceeding under any Debtor Relief Laws involving the Borrower or any other Loan Party as a debtor thereunder).

(b) Indemnification by the Loan Parties. Each Loan Party shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any Person (including any third party or the Borrower or any other Loan Party) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of Administrative Agent (and any sub-agent thereof), any Swingline Lender, and their Related Parties, the administration and enforcement of this Agreement and the other Loan Documents (including all such costs and expenses incurred in connection with any proceeding under any Debtor Relief Laws involving the Borrower or any other Loan Party as a debtor thereunder), (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any Environmental Claim or Environmental Liability, including with respect to the actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by any Loan Party or any of its Subsidiaries, related in any way to any Loan Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto (including, without limitation, any settlement arrangement arising from or relating to the foregoing); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. This subsection (b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c) Reimbursement by Lenders. To the extent that (i) the Loan Parties for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by any of them to the Administrative Agent (or any sub-agent thereof), any Swingline Lender or any Related Party or (ii) any liabilities, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever are imposed on, incurred by, or asserted against, Administrative Agent, any Swingline Lender or a Related Party in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted to be taken by Administrative Agent, any Swingline Lender or a Related Party in connection therewith, then, in each case, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such Swingline Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that with respect to such unpaid amounts owed to any Swingline Lender solely in its capacity as such, only the Lenders party to the Revolving Facility shall be required to pay such unpaid amounts, such payment to be made severally among them based on such Lenders’ pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each such Lender’s share of the Revolving Credit Exposure at such time); and provided, further, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), such Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or any such Swingline Lender in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 13.15.

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Loan Parties shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan, or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e) Payments. All amounts due under this Section shall be payable promptly within ten (10) Business Days after demand therefor.

(f) Survival. Each party’s obligations under this Section shall survive the termination of the Loan Documents and payment of the obligations hereunder.

Section 13.5. No Waiver, Cumulative Remedies. No delay or failure on the part of the Administrative Agent or any Lender, or on the part of the holder or holders of any of the Obligations, in the exercise of any power or right under any Loan Document shall operate as a waiver thereof or as an acquiescence in any default, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The rights and remedies hereunder of the Administrative Agent, the Lenders, and of the holder or holders of any of the Obligations are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

Section 13.6. Right of Setoff. In addition to any rights now or hereafter granted under the Loan Documents or applicable law and not by way of limitation of any such rights, if an Event of Default shall have occurred and be continuing, with the prior written consent of the Administrative Agent, each Lender, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such Lender, or any such Affiliate, to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or its Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.11 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 13.7. Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:

(a) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(b) the provisions of this Section shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to any Loan Party or any Subsidiary thereof (as to which the provisions of this Section shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation.

Section 13.8. Survival of Representations. All representations and warranties made herein or in any other Loan Document or in certificates given pursuant hereto or thereto shall survive the execution and delivery of this Agreement and the other Loan Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.

Section 13.9. Survival of Indemnities. All indemnities and other provisions relative to reimbursement to the Lenders of amounts sufficient to protect the yield of the Lenders with respect to the Loans, including, but not limited to, Sections 4.1, 4.4, 4.5, and 13.4, shall survive the termination of this Agreement and the other Loan Documents and the payment of the Obligations.

Section 13.10. Counterparts; Integration; Effectiveness.

(a) Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 7.2, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement. For purposes of determining compliance with the conditions specified in Section 7.2, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the Closing Date specifying its objection thereto.

(b) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronics Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 13.11. Headings. Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.

Section 13.12. Severability of Provisions. Any provision of any Loan Document which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. All rights, remedies and powers provided in this Agreement and the other Loan Documents may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provisions of law, and all the provisions of this Agreement and other Loan Documents are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement or the other Loan Documents invalid or unenforceable.

Section 13.13. Construction. The parties acknowledge and agree that the Loan Documents shall not be construed more favorably in favor of any party hereto based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation of the Loan Documents. The provisions of this Agreement relating to Subsidiaries shall only apply during such times as the Borrower has one or more Subsidiaries. NOTHING CONTAINED HEREIN SHALL BE DEEMED OR CONSTRUED TO PERMIT ANY ACT OR OMISSION WHICH IS

PROHIBITED BY THE TERMS OF ANY COLLATERAL DOCUMENT, THE COVENANTS AND AGREEMENTS CONTAINED HEREIN BEING IN ADDITION TO AND NOT IN SUBSTITUTION FOR THE COVENANTS AND AGREEMENTS CONTAINED IN THE COLLATERAL DOCUMENTS.

Section 13.14. Excess Interest. Notwithstanding any provision to the contrary contained herein or in any other Loan Document, no such provision shall require the payment or permit the collection of any amount of interest in excess of the maximum amount of interest permitted by applicable law to be charged for the use or detention, or the forbearance in the collection, of all or any portion of the Loans or other obligations outstanding under this Agreement or any other Loan Document (“Excess Interest”). If any Excess Interest is provided for, or is adjudicated to be provided for, herein or in any other Loan Document, then in such event (a) the provisions of this Section shall govern and control, (b) neither the Borrower nor any guarantor or endorser shall be obligated to pay any Excess Interest, (c) any Excess Interest that the Administrative Agent or any Lender may have received hereunder shall, at the option of the Administrative Agent, be (i) applied as a credit against the then outstanding principal amount of Obligations hereunder and accrued and unpaid interest thereon (not to exceed the maximum amount permitted by applicable law), (ii) refunded to the Borrower, or (iii) any combination of the foregoing, (d) the interest rate payable hereunder or under any other Loan Document shall be automatically subject to reduction to the maximum lawful contract rate allowed under applicable usury laws (the “Maximum Rate”), and this Agreement and the other Loan Documents shall be deemed to have been, and shall be, reformed and modified to reflect such reduction in the relevant interest rate, and (e) neither the Borrower nor any guarantor or endorser shall have any action against the Administrative Agent or any Lender for any damages whatsoever arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any of Borrower’s Obligations is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on the Borrower’s Obligations shall remain at the Maximum Rate until the Lenders have received the amount of interest which such Lenders would have received during such period on the Borrower’s Obligations had the rate of interest not been limited to the Maximum Rate during such period.

Section 13.15. Lender’s Obligations Several. The obligations of the Lenders hereunder are several and not joint. Nothing contained in this Agreement and no action taken by the Lenders pursuant hereto shall be deemed to constitute the Lenders a partnership, association, joint venture or other entity.

Section 13.16. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) (i) no fiduciary, advisory or agency relationship between any Loan Party and its Subsidiaries and the Administrative Agent or any Lender is intended to be or has been created in respect of the transactions contemplated hereby or by the other Loan Documents, irrespective of whether the Administrative Agent or any Lender has advised or is advising any Loan Party or any of its Subsidiaries on other matters, (ii) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Lenders are arm’s-length commercial transactions between such Loan Parties and their Affiliates, on the one hand, and the Administrative Agent and the Lenders, on the other hand, (iii) each Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent that it has deemed appropriate and (iv) each Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; and (b) (i) the Administrative Agent and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Loan Party or any of its Affiliates, or any other Person; (ii) none of the Administrative Agent and the Lenders has any obligation to any Loan Party or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent and the Lenders and their respective Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of any Loan Party and its Affiliates, and none of the Administrative Agent and the Lenders has any obligation to disclose any of such interests to any Loan Party or its Affiliates. To the fullest extent permitted by law, each Loan Party hereby waives and releases any claims that it may have against the Administrative Agent and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 13.17. Governing Law; Jurisdiction; Consent to Service of Process. (a) THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS (EXCEPT AS OTHERWISE SPECIFIED THEREIN), AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE CONSTRUED AND DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

(b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each party hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by applicable Legal Requirements, in such federal court. Each party hereto hereby agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Legal Requirements. Nothing in this Agreement or any other Loan Document or otherwise shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or any Guarantor or its respective properties in the courts of any jurisdiction.

(c) Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable Legal Requirements, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 13.17(b). Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable Legal Requirements, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in any action or proceeding arising out of or relating to any Loan Document, in the manner provided for notices (other than telecopy or e-mail) in Section 13.1. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable Legal Requirements.

Section 13.18. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 13.19. Patriot Act. Each Lender that is subject to the requirements of the Patriot Act hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify, and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.

Section 13.20. Confidentiality. Each of the Administrative Agent and the Lenders agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party hereto; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder; (g) on a confidential basis to (i) any rating agency in connection with rating any Loan Party or its Subsidiaries or the Facilities or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Facilities;

(h) with the consent of the Borrower; or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section, or (y) becomes available to the Administrative Agent, any Lender, or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower. For purposes of this Section, “Information” means all information received from a Loan Party or any of its Subsidiaries relating to a Loan Party or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by a Loan Party or any of its Subsidiaries; provided that, in the case of information received from a Loan Party or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

[SIGNATURE PAGES TO FOLLOW]

This Credit Agreement is entered into between us for the uses and purposes hereinabove set forth as of the date first above written.

“BORROWER”

COMMERCIAL CREDIT GROUP INC.

By	/s/ E.R. Gebhart

	Name	E.R. Gebhart
	Title	SVP and CFO

Signature Page to Credit Agreement

“ADMINISTRATIVE AGENT” AND “LENDERS”

BMO Harris Bank N.A., as Lender, Swing Line Lender and as Administrative Agent

By	/s/ Robert Bomben

	Name	Robert Bomben
	Title	Director

Signature Page to Credit Agreement

EXHIBIT A

NOTICE OF BORROWING

Date:             ,

To:	BMO Harris Bank N.A., as Administrative Agent for the Lenders party to the Credit Agreement dated as of January 8, 2014 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among Commercial Credit Group Inc., certain Lenders which are signatories thereto, and BMO Harris Bank N.A., as Administrative Agent

Ladies and Gentlemen:

The undersigned, Commercial Credit Group Inc. (the “Borrower”), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.4 of the Credit Agreement, of the Borrowing specified below:

1. The Business Day of the proposed Borrowing is             ,         .

2. The aggregate amount of the proposed Borrowing is $        .

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

(a) the representations and warranties contained in Section 6 of the Credit Agreement are true and correct in all material respects (where not already qualified by materiality, otherwise in all respects) as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects (where not already qualified by materiality, otherwise in all respects) as of such earlier date); and

(b) no Default has occurred and is continuing or would result from such proposed Borrowing.

COMMERCIAL CREDIT GROUP INC.

By
Name
Title

EXHIBIT B-1

REVOLVING NOTE

U.S. $	,

FOR VALUE RECEIVED, the undersigned, Commercial Credit Group Inc., a Delaware corporation (the “Borrower”), hereby promises to pay to              (the “Lender”) or its registered assigns on the Termination Date of the hereinafter defined Credit Agreement (or sooner as provided in Section 2.13 of the Credit Agreement), at the principal office of the Administrative Agent in Chicago Illinois (or such other location as the Administrative Agent may designate to the Borrower), in immediately available funds, the principal sum of              Dollars ($        ) or, if less, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to the Credit Agreement, together with interest on the principal amount of each Revolving Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.

This Note is one of the Revolving Notes referred to in the Credit Agreement dated as of January 8, 2014, among the Borrower, the Guarantors party thereto, the Lenders, and BMO Harris Bank N.A., as Administrative Agent (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), and this Note and the holder hereof are entitled to all the benefits and security provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement. This Note shall be governed by and construed in accordance with the internal laws of the State of NEW YORK (INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

Voluntary prepayments may be made hereon, certain prepayments are required to be made hereon, and this Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.

The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.

COMMERCIAL CREDIT GROUP INC.

By
Name
Title

EXHIBIT B-2

SWING NOTE

U.S. $	,

FOR VALUE RECEIVED, the undersigned, Commercial Credit Group Inc., a Delaware corporation (the “Borrower”), hereby promises to pay to              (the “Lender”) or its registered assigns on the Termination Date of the hereinafter defined Credit Agreement, at the principal office of the Administrative Agent in Chicago, Illinois (or such other location as the Administrative Agent may designate to the Borrower), in immediately available funds, the principal sum of              Dollars ($        ) or, if less, the aggregate unpaid principal amount of all Swingline Loans made by the Lender to the Borrower pursuant to the Credit Agreement, together with interest on the principal amount of each Swingline Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.

This Note is the Swing Note referred to in the Credit Agreement dated as of January 8, 2014, among the Borrower, the Guarantors party thereto, the Lenders, and BMO Harris Bank N.A., as Administrative Agent (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), and this Note and the holder hereof are entitled to all the benefits and security provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement. This Note shall be governed by and construed in accordance with the internal laws of the State of NEW YORK (INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

Voluntary prepayments may be made hereon, certain prepayments are required to be made hereon, and this Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.

The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.

COMMERCIAL CREDIT GROUP INC.

By
Name
Title

EXHIBIT C

COMMERCIAL CREDIT GROUP INC.

BORROWING BASE CERTIFICATE

To:	BMO Harris Bank N.A., as Administrative Agent under, and the Lenders party to, the Credit Agreement described below:	Report:
Date:

Pursuant to the terms of the Credit Agreement dated as of January 8, 2014, among Commercial Credit Group Inc., as Borrower, the Guarantors referred to therein, the Lenders party thereto from time to time, and BMO Harris Bank N.A., as Administrative Agent (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), we submit this Borrowing Base Certificate to you and certify that the information set forth below and on any attachments to this Certificate is true, correct and complete in all material respects as of the date of this Certificate.

1.	NET BOOK VALUE ROLLFORWARD
	Beginning Net Book Value of Lease/Loan Receivables (including residuals) as of:			0.00
	Plus: New Lease/Loan Contributions		0.00
	Less: Collections during period		0.00
	Less: Sale to SPE & Other Adjustments		0.00
	Ending Net Book Value Lease/Loan Receivable as of:			0.00

2.	COMPUTATION OF CONTRACT ELIGIBILITY:
	A.	Which was not originated in the ordinary course of business	0.00
	B.	which has, under the related contract, more than 84 Scheduled Payments;	0.00
	C.	which was not originated by the Borrower in accordance with its Credit and Collection Policy	0.00
	D.	which is not secured by a perfected security interest in equipment	0.00
	E.	the Obligor of which is not a United States or Canadian resident	0.00
	F.	the Obligor of which is currently in bankruptcy	0.00
	G.	the Obligor of which has been deemed ineligible by the Servicer	0.00
	H.	the Obligor of which has not been directed to make all payments to a lock-box account or, in the case of Canadian Receivables, an account established by the relevant Canadian Subsidiary that is free and clear of all Liens	0.00
	I.	which, under the related contract and applicable law, is not assignable without consent or notice	0.00

	J.	with respect to which the contract is in full force and effect and constitutes the legal, valid and binding obligation not subject to any litigation, dispute, offset, counterclaim or other defense	0.00
	K.	which is not denominated and payable only in U.S. Dollars or Canadian Dollars	0.00
	L.	which is a Defaulted Receivable	0.00
	M.	Not Permitted Servicer Adjustment Compliant	0.00
	N.	if such receivable is a Lease Receivable, which is not “chattel paper” within the meaning of the UCC;; in the case of a Receivable that is not a Lease Receivable, which is not an “account,” “general intangible,” “chattel paper” or “instrument”	0.00
	O.	which, together with the contract related thereto, does contravene in any material respect any laws applicable	0.00
	P.	which under the is not payable in consecutive monthly Scheduled Payments, other than Permitted Skips	0.00
	Q.	if such receivable is a Lease Receivable, it does not meet each of the Lease Receivables Criteria	0.00
	R.	which is not pre-payable unless ....	0.00
	S.	which the receivable is participated	0.00
	T.	which the Obligor is an employee, insider, affiliate or shareholder or an official body, municipality or governmental entity	0.00
	U.	which the receivable is not fully serviced and collected by the Borrower	0.00
	V.	which the underlying equipment securing the receivable is not insured against casualty loss	0.00
	W.	which the receivable has other lien other than the perfected lien of the Agent;	0.00
	X.	which is a Delinquent Receivable (>91 DPD)	0.00
	Y.	otherwise ineligibile	0.00

	Total Outstanding Balance of Ineligible Receivables:			0.00
	Aggregate Outstanding Balance of Eligible Receivables:			0.00

3.	COMPUTATION OF CONCENTRATION LIMIT EXCESS (% OF OUTSTANDING BALANCE OF RECEIVABLES)
	A.	Any Obligor> the greater of $2,000,000 or 4%	0.00
	B.	Top 7 Obligors in excess of 15%	0.00
	C.	Any Single State balance exceeds 15% (20% in the case of Georgia, Illinois, North Carolina, Pennsylvania, South Carolina, Texas or Virginia)	0.00
	D. (1)	Transportation Industry balance exceeds 50%	0.00
	D. (2)	Waste Industry balance exceeds 50%	0.00
	D. (3)	Construction Industry balance exceeds 40%	0.00
	E (1)	Final Maturity greater than 60 months exceeds 25%	0.00
	E. (2)	Final Maturity greater than 72 months exceeds 5%	0.00
	F.	Lease Receivables >the greater of $5,000,000 or 15%	0.00
	G.	Receivables with Skips > the greater of $4,000,000 or 5%	0.00
	H.	Permitted Servicer Adjustment balance exceeds 5%	0.00
	I.	Delinquency> 61 DPD- 91 DPD exceeds 6.5%	0.00
	J.	Lease with Residual Value> 20% of Org. NBV >the greater of $3,000,000 or 5%	0.00

2

	J.	Canadian Receivables > U.S.Dollar equivalent of $3,000,000	0.00
	Aggregate Concentration Limit Excess			0.00

4.	COMPUTATION OF AVAILABILITY
	Facility			0.00
	Aggregate Outstanding Balance of Eligible Receivables:			0.00
	Aggregate Concentration Limit Excess			0.00
	Advance Rate (subject to adjustment if Cumulative Net Loss Percentage is equal to or greater than 1.750%):			88.50%
	Borrowing Base			0.00
	Availability:			0.00
	Borrowing Base Compliance (circle yes or no):			Yes/No

5.	COMPUTATION OF LOAN BALANCE
	Beginning Loan Balance			0.00
	Paydown adjustment			0.00
	Advances			0.00
	Fees /Interest I Adjustments			0.00
	New Loan Balance as of			0.00
	Excess Availability			0.00

The Borrower and each other Loan Party signing below hereby certifies that all Receivables set forth in this Borrowing Base Certificate or on any listings of Receivables attached hereto constitute “Contracts” as defined in, and subject to the Lien of the Administrative Agent pursuant to, the Security Agreement, and Contracts, Contract Receivables, and Contract- related Equipment relating, to such Receivables, and all rights to the proceeds thereof and otherwise relating thereto, constitute “Collateral” under the Security Agreement.

In the event of a conflict between the foregoing worksheet and any certifications relating thereto and the Credit Agreement and related definitions used in calculating the Borrowing Base, the Credit Agreement and such related definitions shall govern and control.

Dated as of this      day of             .

COMMERCIAL CREDIT GROUP INC.

By
Name
Title

Note: If additional Loan Parties, they also need to sign to confirm grant of lien.

3

EXHIBIT D

COMMERCIAL CREDIT GROUP INC.

COMPLIANCE CERTIFICATE

To:	BMO Harris Bank N.A., as Administrative Agent under, and the Lenders party to, the Credit Agreement described below

This Compliance Certificate is furnished to the Administrative Agent and the Lenders pursuant to that certain Credit Agreement dated as of January 8, 2014, among Commercial Credit Group Inc., as Borrower, the Guarantors referred to therein, the Lenders party thereto from time to time, and BMO Harris Bank N.A., as Administrative Agent (as extended, renewed, amended or restated from time to time, the “Credit Agreement”). Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1. I am the duly elected              of the Borrower;

2. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or the occurrence of any event which constitutes a Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate, except as set forth below;

4. The financial statements required by Section 8.5 of the Credit Agreement and being furnished to you concurrently with this Compliance Certificate are true, correct and complete in all material respects as of the date and for the periods covered thereby; and

5. The Schedule I hereto sets forth financial data and computations evidencing the Borrower’s compliance with certain covenants of the Credit Agreement, all of which data and computations are, to the best of my knowledge, true, complete and correct in all material respects and have been made in accordance with the relevant Sections of the Credit Agreement. In the event of a conflict between the attached spreadsheet and any certifications relating thereto and the Credit Agreement and related definitions used in calculating such covenants, the Credit Agreement and such related definitions shall govern and control.

Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this      day of              20    .

COMMERCIAL CREDIT GROUP INC.

By
Name
Title

SCHEDULE I

TO COMPLIANCE CERTIFICATE

COMMERCIAL CREDIT GROUP INC.

COMPLIANCE CALCULATIONS

FOR CREDIT AGREEMENT DATED AS OF JANUARY 8, 2014

CALCULATIONS AS OF             ,

A.	Consolidated Tangible Net Worth (Section 8.25(a))

	1.	Borrower’s consolidated common stock, preferred stock, capital surplus, and retained earnings			$

	2.	Principal balance of Qualified Subordinated Debt of Borrower			$

	3.	Line A1 plus Line A2			$

	4.	Less:

		(a)	Receivables (whether an account receivable, loan receivable, note receivable or otherwise) from shareholders, officers, and Affiliates of Borrower and its Subsidiaries	$

		(b)	Treasury stock	$

		(c)	Goodwill and other intangible assets	$

		(d)	If average Cumulative Net Loss Percentage for the most recently ended two calendar quarters is greater than 1.50%, the amount which is the aggregate outstanding Net Book Value of all Receivables greater than 120 days past due which are not pledged as collateral under and securing Asset Securitization Debt for which Borrower has not established specific reserves	$

		TOTAL			$

	5.	Line A3 minus Line A4 (Consolidated Tangible Net Worth)			$

	6.	Line A5 must not be less than

		(a) Initial Minimum Tangible Net Worth		$68,000,000

		(b) 50.0% of Consolidated Net Income for each fiscal quarter of Borrower ending on September 30, 2013 and thereafter for which such Consolidated Net Income is a positive amount	$

		(c) 80.0% of the Net Cash Proceeds received from the issuance of equity interests of Borrower after the Closing Date	$

		(d) 80.0% of the Net Cash Proceeds received from the issuance of Qualifying Subordinated Debt by Borrower after the Closing Date (other than Qualifying Subordinated Debt (or portion thereof) issued to refinance Qualifying Subordinated Debt then outstanding).	$

		(e) (a) + (b) + (c) + (d)			$

	7.	Borrower is in compliance (circle yes or no)				yes/no

B.	Leverage Ratio (Section 8.25(b))

	1.	Indebtedness of Borrower and Subsidiaries (including all Asset Securitization Debt of Financing Subsidiaries)			$

	2.	Principal balance of Qualifying Subordinated Debt of Borrower			$

	3.	Line B1 minus Line B2 (Total Senior Indebtedness)			$

	4.	Consolidated Tangible Net Worth (see Line A5)			$

	5.	Ratio of Line B3 to Line B4				:1.0

	6.	Line B5 ratio must not exceed				7.0:1.0

	7.	Borrower is in compliance (circle yes or no)				yes/no

C.	Interest Coverage Ratio (Section 8.25(c))

	1.	Consolidated Net Income (or loss) of Borrower and its Subsidiaries (without giving effect to any adjustments related to valuation of any interest rate swaps or similar derivative instruments pursuant to FAS 133 issued by FASB) for fiscal quarter then ended		$

	2.	Less:

		(a) Extraordinary gains for such period	$

		(b) Interest income on investments other than loans, leases and conditional sale contracts entered into or acquired by Borrower or its Subsidiaries in its ordinary course of business for such period	$

		(c) (a) + (b)		$

	3.	Line C1 minus Line C2		$

	4.	Plus:

		(a) Interest Expense for such period	$

		(b) Income taxes for such period	$

		(c) Depreciation and amortization for such period	$

		(d) (a) + (b) + (c)		$

	5.	Line C3 plus Line C4 (EBITDA)		$

	6.	Interest Expense for the fiscal quarter then ended		$

	7.	Ratio of Line C5 to Line C6			:1.0

	8.	Line C7 ratio must not exceed			1.05:1.0

	9.	Borrower is in compliance (circle yes or no)			yes/no

D.	Contractual Delinquency Ratio (Section 8.25(d))

	1.	Aggregate Outstanding Balances of all Receivables owned or serviced by the Loan Parties delinquent more than ninety-one days as of the end of each month during the 3 month period then ended		$

	2.	Line D1 divided by 3	$

	3.	Aggregate Outstanding Balances of all Receivables owned or serviced by the Loan Parties as of the end of each month during the 3 month period then ended	$

	4.	Line D3 divided by 3	$

	5.	Line D2 divided by Line D4 (Expressed as a percentage)			%

	6.	Line D5 must not exceed		3.50%

	7.	Borrower is in compliance (circle yes or no)		yes/no

E.	Minimum Allowance for Losses (Section 8.25(e))

	1.	Allowance for Contract losses for Borrower and its Subsidiaries	$

	2.	Amount of Allowance for Contract losses then recommended by Borrower’s independent public accountants	$

	3.	Amount of Allowance for Contract losses required by Borrower’s Credit and Collection Policy.	$

	4.	Greater of Line E2 or Line E3	$

	5.	Line D1 must not be less than Line E4

	6.	Borrower is in compliance (circle yes or no)		yes/no

EXHIBIT E

ADDITIONAL GUARANTOR SUPPLEMENT

            ,

BMO Harris Bank N.A., as Administrative Agent for the Lenders party to the Credit Agreement dated as of January 8, 2014, among Commercial Credit Group Inc., as Borrower, the Guarantors referred to therein, the Lenders party thereto from time to time, and the Administrative Agent (as extended, renewed, amended or restated from time to time, the “Credit Agreement”)

Ladies and Gentlemen:

Reference is made to the Credit Agreement described above. Terms not defined herein which are defined in the Credit Agreement shall have for the purposes hereof the meaning provided therein.

The undersigned, [name of Subsidiary Guarantor], a [jurisdiction of incorporation or organization] hereby elects to be a “Guarantor” for all purposes of the Credit Agreement, effective from the date hereof. The undersigned confirms that the representations and warranties set forth in Section 6 of the Credit Agreement are true and correct in all material respects (where not already qualified by materiality, otherwise in all respects) as to the undersigned as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects (where not already qualified by materiality, otherwise in all respects) as of such earlier date) and the undersigned shall comply with each of the covenants set forth in Section 8 of the Credit Agreement applicable to it.

Without limiting the generality of the foregoing, the undersigned hereby agrees to perform all the obligations of a Guarantor under, and to be bound in all respects by the terms of, the Credit Agreement, including without limitation Section 11 thereof, to the same extent and with the same force and effect as if the undersigned were a signatory party thereto.

The undersigned acknowledges that this Agreement shall be effective upon its execution and delivery by the undersigned to the Administrative Agent, and it shall not be necessary for the Administrative Agent or any Lender, or any of their Affiliates entitled to the benefits hereof, to execute this Agreement or any other acceptance hereof. This Agreement shall be construed in accordance with and governed by the internal laws of the State of NEW YORK (INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

Very truly yours,

[NAME OF SUBSIDIARY GUARANTOR]

By
Name
Title

EXHIBIT F

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation any letters of credit, guarantees, and Swingline Loans included in such facilities), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)] [the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and

[1]	For bracketed language here and elsewhere in this form relating to the Assignors), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.
[2]	For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.
[3]	Select as appropriate.
[4]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the] [any] Assignor.

1.	Assignor[s]:

[Assignor [is] [is not] a Defaulting Lender]

2.	Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]

3.	Borrower(s):	Commercial Credit Group Inc.

4.	Administrative Agent: BMO Harris Bank N.A.

5.	Credit Agreement: Credit Agreement dated as of January 8, 2014, among the Borrower, the Lenders parties thereto, and the Administrative Agent

6.	Assigned Interest[s]:

ASSIGNOR[S][5]	ASSIGNEE[S][6]	AGGREGATE AMOUNT OF COMMITMENT/LOANS FOR ALL LENDERS[7]	AMOUNT OF COMMITMENT/LOANS ASSIGNED[8]	PERCENTAGE ASSIGNED OF COMMITMENT/ LOANS[8]
		$	$		%
		$	$		%

[7.	Trade Date: ][9]

[PAGE BREAK]

[5]	List each Assignor, as appropriate.
[6]	List each Assignee, as appropriate.
[7]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[8]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[9]	To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

Effective Date:             , 20     [To be inserted by Administrative Agent and which shall be the effective date of recordation of transfer in the register therefor.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S][10]

[NAME OF ASSIGNOR]

By:
Name:
Title:

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE[S][11]

[NAME OF ASSIGNEE]

By:
Name:
Title:

[NAME OF ASSIGNEE]

By:
Name:
Title:

[10]	Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).
[11]	Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

[Consented to and][12] Accepted:

BMO HARRIS BANK N.A., as Administrative Agent

By:
Name:
Title:

[Consented to:][13]

[NAME OF RELEVANT PARTY]

By:
Name:
Title:

[12]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
[13]	To be added only if the consent of the Borrower and/or other parties (e.g. Swingline Lender) is required by the terms of the Credit Agreement.

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

SECTION 1.	REPRESENTATIONS AND WARRANTIES.

Section 1.1. Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

Section 1.2. Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 13.2(b)(iii), (v) and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 13.2(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 8.5 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

SECTION 2.	PAYMENTS.

From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignee whether such amounts have accrued prior to, on or after the Effective Date. The Assignor[s] and the Assignee[s] shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

SECTION 3.	GENERAL PROVISIONS.

This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT G-1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of January 8, 2014 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”) among Commercial Credit Group Inc., the Guarantors party thereto, the Lenders party thereto, and BMO Harris Bank N.A., as Administrative Agent (the “Administrative Agent”). Terms defined in the Credit Agreement are used herein with the same meaning.

Pursuant to the provisions of Section 4.1 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date:	, 20[ ]

EXHIBIT G-2

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of January 8, 2014 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”) among Commercial Credit Group Inc., the Guarantors party thereto, the Lenders party thereto, and BMO Harris Bank N.A., as Administrative Agent (the “Administrative Agent”). Terms defined in the Credit Agreement are used herein with the same meaning.

Pursuant to the provisions of Section 4.1 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:	, 20[ ]

EXHIBIT G-3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of January 8, 2014 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”) among Commercial Credit Group Inc., the Guarantors party thereto, the Lenders party thereto, and BMO Harris Bank N.A., as Administrative Agent (the “Administrative Agent”). Terms defined in the Credit Agreement are used herein with the same meaning.

Pursuant to the provisions of Section 4.1 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:	, 20[ ]

EXHIBIT G-4

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of January 8, 2014 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”) among Commercial Credit Group Inc., the Guarantors party thereto, the Lenders party thereto, and BMO Harris Bank N.A., as Administrative Agent (the “Administrative Agent”). Terms defined in the Credit Agreement are used herein with the same meaning.

Pursuant to the provisions of Section 4.1 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date:	, 20[ ]

EXHIBIT H

INCREASE REQUEST

Dated             ,

To:	BMO Harris Bank N.A., as Administrative Agent for the Lenders party to the Credit Agreement dated as of January 8, 2014, among Commercial Credit Group Inc., as Borrower, the Guarantors referred to therein, the Lenders party thereto from time to time, and the Administrative Agent (as extended, renewed, amended or restated from time to time, the “Credit Agreement”)

Ladies and Gentlemen:

The undersigned, Commercial Credit Group Inc. (the “Borrower”), hereby refers to the Credit Agreement and requests that the Administrative Agent consent to an increase in the aggregate Commitments (the “Revolver Increase”), in accordance with Section 2.12 of the Credit Agreement, to be effected [an increase in the Commitment of [name of existing Lender]] [the addition of [name of new Lender] (the “New Lender”), as a Lender under the terms of the Credit Agreement]. Capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

After giving effect to such Revolver Increase, the Commitment of the [Lender] [New Lender] shall be $        .

[Include paragraphs 1-4 for a New Lender]

1. The New Lender hereby confirms that it has received a copy of the Loan Documents and the exhibits related thereto, together with copies of the documents which were required to be delivered under the Credit Agreement as a condition to the making of the Loans and other extensions of credit thereunder. The New Lender acknowledges and agrees that it has made and will continue to make, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, its own credit analysis and decisions relating to the Credit Agreement. The New Lender further acknowledges and agrees that the Administrative Agent has not made any representations or warranties about the credit worthiness of any Loan Party or any of its Subsidiaries or any other party to the Credit Agreement or any other Loan Document or with respect to the legality, validity, sufficiency or enforceability of the Credit Agreement or any other Loan Document or the value of any security therefor.

2. Except as otherwise provided in the Credit Agreement, effective as of the date of acceptance hereof by the Administrative Agent, the New Lender (i) shall be deemed automatically to have become a party to the Credit Agreement and have all the rights and obligations of a “Lender” under the Credit Agreement as if it were an original signatory thereto and (ii) agrees to be bound by the terms and conditions set forth in the Credit Agreement as if it were an original signatory thereto.

3. The New Lender shall deliver to the Administrative Agent a completed Administrative Questionnaire.

4. The New Lender has delivered to the Borrower and the Administrative Agent (or is delivering to the Borrower and the Administrative Agent concurrently herewith), as required, the Tax forms referred to in Section 4.1 of the Credit Agreement.

THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACTUAL OBLIGATION UNDER, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

The Revolver Increase shall be effective when the executed consent of the Administrative Agent is received or otherwise in accordance with Section 2.12 of the Credit Agreement, but not in any case prior to             ,         . It shall be a condition to the effectiveness of the Revolver Increase that all expenses referred to in Section 2.12 of the Credit Agreement shall have been paid.

The Borrower hereby certifies that (a) no Default has occurred and is continuing and (b) each of the representations and warranties set forth in Section 6 of the Credit Agreement and in the other Loan Documents are and remain true and correct in all material respects on the effective date of this Revolver Increase (where not already qualified by materiality, otherwise in all respects), except to the extent the same expressly relate to an earlier date, in which case they shall be true and correct in all material respects (where not already qualified by materiality, otherwise in all respects) as of such earlier date.

[SIGNATURE PAGES TO FOLLOW]

Please indicate your consent to such Revolver Increase by signing the enclosed copy of this letter in the space provided below.

Very truly yours,

COMMERCIAL CREDIT GROUP INC.

By
Name
Title

[NEW OR EXISTING LENDER INCREASING COMMITMENTS]

By
Name
Title

The undersigned hereby consents on this day of , 20 , to the above-requested Revolver Increase

BMO HARRIS BANK N.A., as Administrative Agent and Swingline Lender

By
Name
Title

SCHEDULE 2.1

COMMITMENTS

NAME OF LENDER	COMMITMENT

BMO Harris Bank N.A.	$50,000,000.00

TOTAL	$50,000,000.00

SCHEDULE 6.2

SUBSIDIARIES

NAME	JURISDICTION OF ORGANIZATION	PERCENTAGE OWNERSHIP	OWNER

CCG Receivables, LLC	Delaware	100%	Borrower

CCG Receivables III, LLC	Delaware	100%	Borrower

CCG Receivables V, LLC	Delaware	100%	Borrower

CCG Receivables VI, LLC	Delaware	100%	Borrower

CCG Receivables IV, LLC	Delaware	100%	Borrower

CCG Receivables Trust 2012-1	Delaware	100%	CCG Receivables IV, LLC

CCG Receivables Trust 2013-1	Delaware	100%	CCG Receivables IV, LLC